UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

U.S. HOME SYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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U.S. HOME SYSTEMS, INC.

2951 Kinwest Parkway

Irving, Texas 75063

(214) 488-6300

September 17, 2012

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of U.S. Home Systems, Inc., a Delaware corporation (the “Company”), to be held on October 26, 2012 at 10:00 a.m. central daylight time, at the Company’s offices at 2951 Kinwest Parkway, Irving, Texas 75063.

On August 6, 2012, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “merger agreement”), with THD At-Home Services, Inc., a Delaware corporation (“Parent”), which is a direct, wholly-owned subsidiary of The Home Depot, Inc. (“The Home Depot”), and Umpire Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “merger”) of Merger Sub with and into the Company with the Company being the surviving corporation. Following the merger, the Company will cease to be a publicly traded company and will be a wholly-owned subsidiary of Parent.

If the merger is completed, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the merger, other than certain shares described below, will be converted into the right to receive $12.50 in cash, without interest and less any applicable withholding taxes (the “merger consideration”). Shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, statutory appraisal rights, shares held by the Company as treasury stock, and shares held by Parent or Merger Sub or any other subsidiary of Parent or The Home Depot will not be converted into the right to receive the merger consideration in connection with the merger.

The merger consideration of $12.50 per share of common stock of the Company represents a premium of approximately 38% over the closing price per share of common stock of the Company on August 6, 2012, the last trading day prior to the Company’s public announcement of the execution of the merger agreement.

At the special meeting, you will be asked to consider and vote on the following matters:

•	a proposal to adopt the merger agreement;

•

a proposal to approve, on a nonbinding, advisory basis, the “golden parachute” compensation (as defined in the regulations of the Securities and Exchange Commission) that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger, as described in the accompanying proxy statement; and

•

a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

In addition, the stockholders may transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

After careful consideration, the board of directors of the Company has unanimously approved the merger agreement and the merger and declared the merger agreement and the merger to be advisable,

fair to and in the best interests of the Company and its stockholders. The board of directors of the Company unanimously recommends that all stockholders vote “FOR” the approval of the proposal to adopt the merger agreement, “FOR” the approval, on a nonbinding, advisory basis, of the proposal regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger and “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or vote over the internet or by telephone as instructed in these materials. We cannot complete the merger unless the holders of a majority of the outstanding shares of common stock of the Company entitled to vote at the special meeting vote to approve the proposal to adopt the merger agreement. As of September 14, 2012, the record date for the special meeting, there were 7,470,474 shares of Company common stock outstanding; therefore, the affirmative vote of at least 3,735,238 shares of Company common stock is required to adopt the merger agreement. If you fail to vote on the adoption of the merger agreement and approval of the merger, the effect will be the same as a vote against the adoption of the merger agreement and approval of the merger. If your shares of common stock of the Company are beneficially owned and held in nominee or “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of common stock of the Company without direction from you. You should direct your bank, brokerage firm or other nominee to vote your shares of common stock of the Company in accordance with the instructions provided by your bank, brokerage firm or other nominee. If you have any questions or need assistance in voting your shares, please contact our Secretary, Robert A. DeFronzo, at (214) 488-6300.

The accompanying proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read carefully the entire proxy statement and its annexes, including the merger agreement. You also may obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission by following the instructions listed in the section of the accompanying proxy statement entitled “Where You Can Find More Information” beginning on page 96.

On behalf of the entire board of directors, we thank you in advance for your cooperation and continued support.

Sincerely yours,

/s/ Murray H. Gross

Murray H. Gross

Chairman of the Board, President

and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement is dated September 17, 2012 and is first being mailed to stockholders on or about September 20, 2012.

U.S. HOME SYSTEMS, INC.

2951 Kinwest Parkway

Irving, Texas 75063

(214) 488-6300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 26, 2012

To our stockholders:

A special meeting of stockholders of U.S. Home Systems, Inc., a Delaware corporation (the “Company”), will be held on October 26, 2012 at 10:00 a.m. central daylight time, at the Company’s offices at 2951 Kinwest Parkway, Irving, Texas 75063. Holders of Company common stock at the close of business on September 14, 2012 will be asked to:

Proposal 1.	consider and vote on the adoption of the Agreement and Plan of Merger, dated as of August 6, 2012, by and among THD At-Home Services, Inc., a Delaware corporation (“Parent”), Umpire Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company providing for the merger (the “merger”) of Merger Sub with and into the Company;

Proposal 2.	consider and vote, on a nonbinding, advisory basis, on the approval of the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger; and

Proposal 3.	consider and vote on the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

In addition, the stockholders may transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

Only stockholders of record at the close of business on September 14, 2012 are entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof, unless a new record date is fixed in connection with an adjournment of the special meeting.

Your vote is very important. The adoption of the merger agreement requires the affirmative vote of the holders of at least a majority of all shares of common stock of the Company outstanding on the record date and entitled to vote at the special meeting. As of September 14, 2012, the record date for the special meeting, there were 7,470,474 shares of Company common stock outstanding; therefore, the affirmative vote of at least 3,735,238 shares of Company common stock is required to adopt the merger agreement. The adoption of the nonbinding, advisory proposal to approve the “golden parachute” compensation and the adoption of the proposal to adjourn the special meeting each requires the affirmative vote of a majority of the votes cast at the special meeting by holders of Company common stock.

All of our stockholders are cordially invited to attend the special meeting in person. However, even if you plan to attend the special meeting in person, we request that you complete, date, sign and return the enclosed proxy card in the postage-paid envelope or submit your proxy by telephone or over the internet as instructed in these materials as promptly as possible prior to the special meeting to ensure that your shares of our common stock will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, all of your shares will be voted “FOR” Proposal Nos. 1, 2 and 3. If you fail to return your proxy card as instructed on the enclosed proxy card or fail to submit your proxy by telephone or over the internet and do not vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as an “AGAINST” vote with respect to proposal No. 1, but will have no effect with respect to Proposal Nos. 2 and 3. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Holders of common stock of the Company who do not vote in favor of the adoption of the merger agreement are entitled to seek appraisal of the fair value of their shares under Delaware law in connection with the merger if they comply with the requirements of Section 262 of the General Corporation Law of the State of Delaware explained on page 89 in the accompanying proxy statement. A copy of Section 262 is attached to the proxy statement as Annex D.

Our board of directors unanimously recommends that you vote “FOR” the approval of the proposal to adopt the merger agreement, “FOR” the approval, on a nonbinding, advisory basis, of the proposal regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger and “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the adoption of the merger agreement at the time of the special meeting.

By Order of the Board of Directors

/s/ Robert A. DeFronzo

Robert A. DeFronzo

Secretary

Irving, Texas

September 17, 2012

YOUR VOTES ARE IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IF YOU ARE A STOCKHOLDER OF RECORD, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE STAMPED, SELF-ADDRESSED ENVELOPE PROVIDED FOR YOUR USE OR VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS. IF YOUR SHARES ARE HELD IN NOMINEE OR “STREET NAME” BY YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE PROVIDES SO THAT YOUR SHARES CAN BE VOTED BY THEM. PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES OF COMMON STOCK OF THE COMPANY AT THIS TIME. IF THE MERGER IS APPROVED, YOU WILL RECEIVE A LETTER OF TRANSMITTAL AND RELATED INSTRUCTIONS TO SURRENDER YOUR STOCK CERTIFICATES AND RECEIVE THE MERGER CONSIDERATION.

Employee Matters	81

Directors’ and Officers’ Indemnification and Insurance	82

Public Announcements	82

Specific Performance	83

Amendment and Waiver	83

Amendment	83

Waiver	83

VOTING AGREEMENT	84

Agreement to Vote	84

Termination	85

MARKET PRICE OF COMPANY COMMON STOCK	86

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	87

APPRAISAL RIGHTS	89

DEREGISTRATION OF COMPANY COMMON STOCK	93

PROPOSALS	94

Proposal No. 1: Adoption of the Merger Agreement	94

Proposal No. 2: Advisory Approval of the “Golden Parachute” Compensation	94

Proposal No. 3: Approval of the Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of the Merger Agreement	95

OTHER MATTERS	96

Other Matters for Action at the Special Meeting	96

Stockholders Sharing the Same Address	96

Stockholder Proposals for 2013 Annual Meeting	96

WHERE YOU CAN FIND MORE INFORMATION	96

ANNEX A Agreement and Plan of Merger	A-1

ANNEX B Opinion of Bryant Park Capital Valuation Services, LLC	B-1

ANNEX C Form of Voting Agreement	C-1

ANNEX D Section 262 of the General Corporation Law of the State of Delaware	D-1

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 96.

Parties to the Merger Agreement (Page 29)

In this proxy statement, we refer to the Agreement and Plan of Merger, dated August 6, 2012, as it may be amended from time to time, among Parent, Merger Sub and the Company, as the merger agreement, and the merger of Merger Sub with and into the Company as the merger. The parties to the merger agreement and the merger are:

U.S. Home Systems, Inc., which we refer to in this proxy statement as the Company, we, our or us, is a Delaware corporation headquartered in Irving, Texas. The Company manufactures, or procures, designs, sells and installs custom kitchen and bathroom cabinet refacing products, laminate and solid surface countertops and organizational storage systems for closets and garages. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “USHS.”

THD At-Home Services, Inc., which we refer to as Parent, is a Delaware corporation and direct, wholly-owned subsidiary of The Home Depot, Inc., which we refer to as The Home Depot, headquartered in Atlanta, Georgia. The Home Depot, the world’s largest home improvement specialty retailer, sells a wide assortment of building materials, home improvement and lawn and garden products and provides a number of services. Parent is the operating company for The Home Depot’s professional installation services business and conducts thousands of in-home projects every day through its national network of 50,000-plus independent Authorized Service Providers.

Umpire Acquisition Corp., which we refer to as Merger Sub, is a Delaware corporation formed by Parent as a direct, wholly-owned subsidiary of Parent solely for the purpose of entering into the merger agreement and merging with and into the Company. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, which we refer to as the surviving corporation.

The Special Meeting (Page 24)

Time, Place and Purpose of the Special Meeting (Page 24)

The special meeting of stockholders of the Company, which we refer to as the special meeting, will be held on October 26, 2012, starting at 10:00 a.m. central daylight time, at the Company’s offices located at 2951 Kinwest Parkway, Irving, Texas 75063. At the special meeting, stockholders will be asked to:

Proposal 1.	consider and vote on the adoption of the merger agreement;

Proposal 2.	consider and vote, on a non-binding, advisory basis, on the approval of the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger; and

Proposal 3.	consider and vote on the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

In addition, the stockholders may transact such other business as may properly come before the special meeting, or any adjournment or postponement thereof.

Record Date and Quorum (Page 24)

You are entitled to receive notice of, and to vote at, the special meeting if you were a stockholder of record of the Company’s common stock, $0.001 par value per share, which we refer to as Company common stock, as of the close of business on September 14, 2012. The board of directors of the Company, which we refer to as the board of directors or the board, has set this date as the record date for determining our stockholders entitled to notice of and to vote at the special meeting. We refer to this date as the record date. You will have one vote for each share of Company common stock that you owned on the record date. As of the record date, there were 7,470,474 shares of Company common stock outstanding and entitled to vote at the special meeting. A quorum is necessary for the stockholders to vote at the special meeting on the proposals to adopt the merger agreement and to approve, on a nonbinding, advisory basis, the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers. One-third of the shares of Company common stock issued and outstanding at the close of business on the record date and entitled to vote at the special meeting constitutes a quorum for the purposes of the special meeting. The meeting may be adjourned whether or not a quorum is present.

Vote Required (Page 25)

Approval of Proposal 1, the proposal to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the proposal.

Approval of Proposal 2, the nonbinding, advisory proposal to approve the “golden parachute” compensation, and Proposal 3, the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies, requires the affirmative vote of a majority of the votes cast at the special meeting by holders of Company common stock.

Proxies and Revocation (Page 27)

Any stockholder of record of Company common stock on the record date, whom we refer to collectively as stockholders of record, entitled to vote at the special meeting may submit a proxy by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote over the internet or by telephone as instructed in these materials, or may vote in person by appearing at the special meeting. If your shares of Company common stock are beneficially owned and held in nominee or “street name” through a bank, brokerage firm or other nominee, you should direct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock. Please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you are a stockholder of record, you have the right to revoke a proxy at any time before it is exercised, by taking any of the following actions: (i) giving written notice of revocation to our Secretary, Robert A. DeFronzo, at 2951 Kinwest Parkway, Irving, Texas 75063, which must be filed with our Secretary by the time the special meeting begins, (ii) signing and returning another proxy card bearing a later date, (iii) submitting a new proxy vote through the internet or by telephone as instructed in these materials, or (iv) attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, revoke any previously submitted proxy.

If your shares of Company common stock are beneficially owned and held through a bank, brokerage firm or other nominee, please contact your bank, brokerage firm or other nominee as to its procedures for the revocation of your previous instructions and/or the giving of new instructions on how to vote the shares held by it on your behalf.

The Merger and the Merger Consideration (Page 30)

The merger agreement provides that Merger Sub will merge with and into the Company, and as a result the Company will cease to be a publicly traded company, will be the surviving corporation and will be a wholly-owned subsidiary of Parent. We refer to the time at which the merger is consummated as the effective time. If the merger agreement is adopted and the merger is consummated, you will no longer own any shares of Company common stock. As a result of the merger, except as provided below, each share of Company common stock will be converted into the right to receive $12.50 in cash, without interest and less any applicable withholding taxes. We refer to this consideration per share of Company common stock to be paid in the merger as the merger consideration. Shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, statutory appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, shares held by us as treasury stock, and shares held by Parent or Merger Sub or any other subsidiary of Parent or The Home Depot, will not be converted into the right to receive the merger consideration in connection with the merger. We sometimes refer to the shares described in the foregoing sentence, collectively, as the excluded shares.

Reasons for the Merger; Recommendation of the Board of Directors (Page 42)

After careful consideration of various factors described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 42, the board of directors by a unanimous vote of all directors determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of the Company and its stockholders, approved the merger agreement and the merger, approved the execution, delivery and performance by the Company of its obligations under the merger agreement, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to adopt the merger agreement.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board was aware of and considered these interests, among other matters, in evaluating the merger agreement and the merger, and in their recommendations with respect to the merger agreement. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 56.

The board of directors unanimously recommends that you vote “FOR” the approval of the proposal to adopt the merger agreement, “FOR” the approval, on a nonbinding, advisory basis, of the proposal regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger and “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Opinion of Bryant Park Capital Valuation Services LLC (Page 46)

The board of directors retained Bryant Park Capital Valuation Services LLC, which we refer to as BPCVS, to provide it with an opinion as to the fairness, from a financial point of view, of the merger consideration, and Bryant Park Capital Securities, Inc., which we refer to as Bryant Park Capital, to provide it with financial advisory services. The board of directors selected Bryant Park Capital to act as its financial advisor based on

Bryant Park Capital’s qualifications, expertise and reputation and its knowledge of the business and affairs of the Company. At the meeting of the board of directors on August 3, 2012, BPCVS rendered its oral opinion to the board and subsequently confirmed in writing, as to the fairness, from a financial point of view, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its opinion, to the holders of the Company common stock (other than the holders of the excluded shares) of the per share merger consideration to be received by those holders.

The full text of the written opinion of BPCVS, dated as of August 3, 2012, is attached hereto as Annex B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered, qualifications and limitations on the scope of the review undertaken by BPCVS in rendering its opinion. We encourage you to read the opinion carefully and in its entirety. BPCVS’s opinion was directed to the board of directors and does not constitute a recommendation as to whether or not any holder of Company common stock should vote at any stockholder’s meeting held in connection with the proposed merger or whether to take any other action with respect to the proposed merger. The summary of the opinion of BPCVS is set forth below under “The Merger—Opinion of BPCVS” beginning on page 46 and is qualified in its entirety by reference to the full text of the opinion.

Financing of the Merger (Page 55)

Parent estimates that the total amount of funds to be paid to our stockholders and holders of stock options to purchase shares of Company common stock is approximately $95.6 million. Parent currently expects to use its cash on hand to finance the merger and pay related fees and expenses, and expects its cash on hand to be sufficient for those purposes.

Interests of Certain Persons in the Merger (Page 56)

In considering the recommendation of the board of directors with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The board of directors was aware of these interests and considered them, among other matters, in reaching its determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders and in making its recommendations regarding approval and adoption of the merger and the merger agreement as described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 42. These interests include the following:

•

certain of our executive officers and directors hold shares of Company common stock, which, along with all other outstanding shares of Company common stock (other than the excluded shares), will be converted into the right to receive the merger consideration;

•

each option to purchase shares of Company common stock granted under the Company’s stock award plans, which we refer to as a stock option, will become fully vested. Each unexercised stock option that is outstanding immediately prior to the effective date will be canceled, and the holder, including directors and executive officers, of any such stock option that has an exercise price that is less than the merger consideration will become entitled to receive an amount in cash from the surviving corporation equal to the product obtained by multiplying (x) the number of shares of Company common stock that would have been issuable upon exercise of such stock options immediately prior to the effective time and (y) the merger consideration less the per share exercise price of such stock option;

•

Murray Gross, our president and chief executive officer, is a party to an employment agreement with the Company which provides for certain payments upon a change of control of the Company. His employment agreement provides that he would be paid at closing an amount equal to his annual salary for the period from the closing date through December 31, 2014 (approximately $890,533, assuming an October 31, 2012 closing date).

•

in connection with the entry into the merger agreement, on August 3, 2012, Murray Gross signed an offer letter with Parent pursuant to which he will become the Chairman – THD Refacing. This offer letter supersedes Mr. Gross’s current employment agreement with the Company (other than his right to the change of control payment), effective as of the closing of the merger. Pursuant to Mr. Gross’s offer letter, Mr. Gross is to remain eligible to receive a payment under the Company’s existing Executive Cash Bonus Plan;

•

certain of our other executive officers, including our named executive officers, have employment agreements that provide certain benefits in the event of termination of their employment following a change of control. They have signed offer letters with The Home Depot that supersede their employment agreement effective as of the closing of the merger and that provide certain severance benefits in the event of termination of their employment following the closing of the merger;

•

pursuant to these offer letters, certain of these executive officers remain eligible to receive a payment under the Company’s existing Executive Cash Bonus Plan upon the closing of the merger, and certain of these executive officers, including our named executive officers other than Murray Gross, will receive transaction bonus payments to be paid concurrently with or as soon as practical following the closing of the merger, but in any event no later than ten days following the closing of the merger;

•

for twelve months after the effective time, Parent agreed to provide continuing employees for so long as they remain employed by Parent, other than those who received offer letters, with base salary, incentive compensation opportunities, and employee benefits that are, substantially in the aggregate, no less favorable than the base salary, incentive compensation opportunities, and employee benefits provided by the Company on the date of the merger agreement;

•

Parent agreed to, or to cause the surviving corporation to, recognize all service of certain continuing employees with the Company as if such service were with Parent, for vesting and eligibility purposes in any Parent benefit plan in which such continuing employees may be eligible to participate after the effective time;

•

Parent agreed to use commercially reasonable efforts to maintain the Company’s group health plans through the end of the calendar year in which the effective time of the merger occurs and to waive limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to certain continuing employees to the extent such limitations were not applicable to such certain continuing employees under the comparable benefit plans as of the time immediately preceding the closing;

•

each of our executive officers and directors has entered into a voting agreement with Parent, under which they agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement; and

•

as of the effective time of the merger, Parent will, and will cause the surviving corporation to, assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time that exist as of the date of the merger agreement in favor of the current or former directors and officers of the Company or any of its subsidiaries as provided in the certificate of incorporation or bylaws of the Company, or the certificate of incorporation, bylaws or other organizational documents of the Company’s subsidiaries, or any indemnification agreement between an indemnified party and the Company or any of its subsidiaries, and Parent agreed that, effective as of the closing of the merger, Parent will purchase a prepaid “tail” directors’ and officers’ liability insurance policy for the directors and officers of the Company in respect of acts or omissions occurring prior to or at the effective time, which provides such directors and officers with coverage for six years of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company; provided, however, that Parent is not obligated to pay aggregate annual premiums in excess of 200% of the per annum rate currently paid by the Company and its subsidiaries for such insurance.

Advisory Approval of the “Golden Parachute” Compensation (Page 60)

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and Rule 14a-21(c) under the Exchange Act, stockholders have the opportunity to cast a nonbinding, advisory vote with respect to certain payments that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger, or “golden parachute” compensation (as defined by the regulations of the Securities and Exchange Commission, or the SEC), as reported in the Golden Parachute Compensation table on page 60. The board of directors recommends that you vote “FOR” approval of the nonbinding, advisory proposal regarding “golden parachute” compensation.

Approval of the nonbinding, advisory proposal regarding “golden parachute” compensation requires the affirmative vote of a majority of the votes cast at the special meeting by holders of Company common stock.

Approval of this proposal is not a condition to completion of the merger. The vote with respect to “golden parachute” compensation is an advisory vote and will not be binding on the Company or on Parent, or the board of directors or the compensation committees of the Company or Parent. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the merger agreement is adopted by the stockholders and the merger is completed, the “golden parachute” compensation may still be paid to the Company’s named executive officers.

Material U.S. Federal Income Tax Consequences of the Merger (Page 63)

The exchange of shares of Company common stock for cash in the merger generally will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and its adjusted tax basis in such shares. For non-U.S. holders, the merger generally will not be subject to U.S. federal income tax unless certain conditions are met (discussed below in “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), but may be a taxable transaction under foreign tax laws. Backup withholding may also apply to the cash payments made pursuant to the merger unless the holder or other payee complies with the backup withholding rules. You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 for the definition of “U.S. holder” and “non-U.S. holder” and a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state, local and foreign taxes.

Regulatory Approvals and Notices (Page 66)

The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act. These requirements prevent the Company and Parent from completing the merger until required information and materials are furnished to the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the Federal Trade Commission, which we refer to as the FTC, and the waiting period applicable under the HSR Act has expired or been terminated. On August 13, 2012, the Company and Parent filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. On August 17, 2012, the Company and Parent received confirmation of early termination of the waiting period under the HSR Act, effective immediately. Although early termination of the waiting period under the HSR Act has been received, the DOJ, the FTC, state attorneys general and others may challenge the merger on antitrust grounds and either before or after the completion of the merger, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed. Any such challenge could result in the conditions to the merger not being satisfied.

The Merger Agreement (Page 67)

Merger Consideration (Page 68)

If the merger is completed, each share of Company common stock, other than the excluded shares, will be automatically canceled and will be converted into the right to receive $12.50 in cash, without interest and less any applicable withholding taxes.

Treatment of Options (Page 69)

Upon completion of the merger, each stock option that was outstanding and unvested immediately prior to the effective time will become fully vested, and each unexercised stock option that was outstanding immediately prior to the effective time will be canceled and the holder, including officers and directors, of any such stock option that has an exercise price that is less than the merger consideration will become entitled to receive an amount in cash from the surviving corporation equal to the product obtained by multiplying (x) the number of shares of Company common stock that would have been issuable upon exercise of such stock options immediately prior to the effective time and (y) the merger consideration less the per share exercise price of such stock option. Any amounts payable will be paid less applicable tax withholdings. Parent or the surviving corporation will make such payments as soon as practicable after the effective time of the merger.

Conditions to Closing the Merger (Page 74)

As more fully described in this proxy statement and in the merger agreement, the obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, prior to the effective time of the merger, including the following:

•	the adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon;

•

no order, injunction, judgment, decree or ruling issued by any court of competent jurisdiction will be in effect enjoining or otherwise prohibiting the consummation of the merger substantially on the terms contemplated by the merger agreement, and no law will have been enacted or issued that enjoins or otherwise prohibits the consummation of the merger substantially on the terms contemplated by the merger agreement;

•	all waiting periods (and extensions thereof) applicable to the merger under the HSR Act must have expired or been terminated;

•

the representations and warranties of the Company set forth in the merger agreement that are qualified as to materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of the merger agreement and as of the date of the closing of the merger as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date);

•

the Company, Parent and Merger Sub have not failed, in any material respect, to perform or comply with the covenants and agreements required to be performed or complied with by each of them under the merger agreement at or prior to the effective time;

•

no suit, action or proceeding by any court, legislative, executive or regulatory authority or agency has been instituted that challenges the transactions contemplated by the merger agreement, seeks to prohibit or limit the ownership or operation of the Company or seeks to prohibit Parent or any of its affiliates from effectively controlling in any respect the business or operations of the Company;

•	no Company Material Adverse Effect has occurred and is continuing following the date of the merger agreement; and

•

the representations and warranties of Parent and Merger Sub that are qualified as to materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all materials respects as of the date of the merger agreement and as of the date of the closing of the merger as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date).

See “The Merger Agreement—Definition of Company Material Adverse Effect” beginning on page 71 for the definition of “Company Material Adverse Effect.”

Acquisition Proposals (Page 75)

During the period beginning on August 6, 2012 and continuing until 11:59 p.m. (Eastern time) on September 5, 2012, which period we refer to as the go-shop period, the Company and its subsidiaries and their respective representatives have the right, under the direction of the board of directors or any committee thereof, to, directly or indirectly:

•

initiate, solicit, facilitate and encourage acquisition proposals, including by way of contacting third parties, public disclosure and providing access to non-public information pursuant to (but only pursuant to) one or more acceptable confidentiality agreements; provided, that the Company will within twenty-four hours provide to Parent any information that is provided to any person given such access which was not previously provided to Parent or its representatives;

•	enter into, engage in and maintain discussions or negotiations with respect to acquisition proposals; and

•	otherwise cooperate with, assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations.

Within twenty-four hours after the Company’s receipt of a request to notify from Parent, the Company must notify Parent in writing of the identity of each qualified go-shop bidder (if any), provide a description of the status of any discussions with such qualified go-shop bidder and provide to Parent an unredacted copy of any written (or a written summary of the material terms of any non-written) acquisition proposal, including any financing commitments (including redacted fee letters) relating thereto. During the go-shop period, Parent will use its commercially reasonable efforts to make its authorized representatives available, during normal business hours and upon reasonable notice, to respond to the questions of a qualified go-shop bidder concerning the Company’s current commercial relationship with Parent and its affiliates; provided, however, that nothing requires Parent to disclose any information to a qualified go-shop bidder if such disclosure would, in the reasonable judgment of Parent, (x) reveal trade secrets or commercially sensitive information of Parent or its affiliates, (y) violate applicable law or the provisions of any agreement to which Parent or any of its affiliates is a party or (z) jeopardize any attorney-client or other legal privilege. See “The Merger Agreement—Acquisition Proposals and Restrictions on Change of Recommendation to Stockholders—Go-Shop” beginning on page 75 for the definition of “qualified go-shop bidder” and “acquisition proposal” and for additional information.

From and after 12:00 a.m. (Eastern time) on September 6, 2012, the Company agreed to cease and cause to be terminated any and all discussions and negotiations with any person with respect to any acquisition proposal and agreed not to, among other things, initiate, solicit or take any action to knowingly facilitate or knowingly encourage, or participate or engage in any negotiations, inquiries or discussions with respect to any acquisition proposal; provided, however, that through September 15, 2012, the Company may continue to engage in and maintain discussions or negotiations with respect to acquisition proposals and otherwise cooperate with, assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations with a qualified go-shop bidder (for so long as such person or group is a qualified go-shop bidder).

Notwithstanding these restrictions, under certain circumstances, we may provide information to and participate in discussions and engage in negotiations with third parties with respect to a takeover proposal. See “The Merger Agreement—Acquisition Proposals and Restrictions on Change of Recommendation to Stockholders—No-Shop” beginning on page 76 for additional information. In addition, if, at any time before the merger agreement is adopted by the stockholders, the board of directors determines that a takeover proposal constitutes a superior proposal, we may terminate the merger agreement and enter into a definitive agreement relating to such superior proposal so long as we comply with certain terms of the merger agreement, including payment of a termination fee to Parent. See “The Merger Agreement—Acquisition Proposals and Restrictions on Change of Recommendation to Stockholders—Go-Shop” beginning on page 75 for the definition of “superior proposal.” See also “The Merger Agreement—Acquisition Proposals and Restrictions on Change of Recommendation to Stockholders—Restrictions on Change of Recommendation to Stockholders” beginning on page 78, “The Merger Agreement—Termination” beginning on page 79 and “The Merger Agreement—Termination Fee Payable by the Company” beginning on page 80 for additional information.

The Company is also required to promptly (and in any event within 24 hours), advise Parent orally and in writing of the receipt of any acquisition proposal, the financial and other material terms and conditions of any such acquisition proposal (including any changes thereto) and the identity of the person making any such acquisition proposal. We have agreed to keep Parent fully informed of the status and material details (including any change to the terms thereof) of any such acquisition proposal and any substantive discussion and any negotiations concerning the material terms and conditions thereof and to provide Parent as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof copies of all correspondence and other written material relating to such acquisition proposal exchanged between the Company or any of its subsidiaries (or their representatives) and the person making an acquisition proposal (or its representatives).

Restrictions on Change of Recommendation to Stockholders (Page 78)

The Company has agreed that its board of directors will not take any of the following actions: (i) withdraw or modify in any manner adverse to Parent or Merger Sub, or propose publicly to withdraw or so modify the recommendation of the Company’s board of directors in favor of the adoption of the merger agreement and the merger by the Company’s stockholders; (ii) approve, adopt, or recommend or propose publicly to approve, adopt, or recommend, any acquisition proposal or, after September 6, 2012 (or after September 15, 2012 with respect to any qualified go-shop bidder) take any action or make any statement inconsistent with the recommendation of the Company’s board of directors in favor of adoption of the merger agreement and the merger by the Company’s stockholders; (iii) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any takeover proposal subject to Regulation 14D under the Exchange Act within ten business days after commencement of such takeover proposal (which actions described in clauses (i) – (iii) we refer to in this proxy statement as a change of recommendation); or (iv) approve or recommend, or publicly propose to approve or recommend, or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other agreement, arrangement or understanding constituting or related to any acquisition proposal or requiring it to abandon, terminate, or fail to consummate the transactions contemplated by the merger agreement.

However, prior to the time the Company’s stockholders adopt the merger agreement, the Company’s board of directors may, in certain circumstances in response to a bona fide written offer from any person that the Company’s board of directors concludes in good faith constitutes a superior proposal, take any of the foregoing actions described in the preceding paragraph or cause the Company to enter into a definitive agreement with respect to a superior proposal, so long as the Company complies with the following obligations:

•

the Company must notify Parent in writing, at least five business days before taking any of the foregoing actions described in the first paragraph of this heading or entering into a definitive agreement with respect to such superior proposal, specifying the reasons therefor, including, if the basis of the proposed action by the Company’s board of directors is a superior proposal, the terms and conditions of, and attaching the most current version of the proposed agreement under which, any such superior proposal is proposed to be consummated the material terms and conditions of the superior proposal (or material modification thereto);

•

during the five business day notice period, Parent is given the opportunity to make an offer that is at least as favorable to the Company’s stockholders as any such superior proposal, and the Company and its representatives must negotiate with Parent and its representatives in good faith to make such adjustments in the terms and conditions of the merger agreement, so that such takeover proposal would cease to constitute a superior proposal;

•

in the event of any material revisions to the takeover proposal that the Company’s board of directors has determined to be a superior proposal, the Company must deliver a new written notice to Parent and comply with the foregoing requirements with respect to such new written notice and the revised superior proposal contemplated thereby;

•

at the end of the applicable notice period, the Company’s board of directors must determine that the takeover proposal described in such written notice constitutes a superior proposal after taking into account any changes to the merger agreement proposed by Parent during such notice period; and

•

during the applicable notice period, no change of recommendation may be made and the Company may not terminate the merger agreement in connection with the Company’s board of directors authorizing the Company or any of its subsidiaries to enter into a definitive agreement with respect to such superior proposal.

See “The Merger Agreement—Acquisition Proposals and Restrictions on Change of Recommendation to Stockholders—Restrictions on Change of Recommendation to Stockholders” beginning on page 78 for additional information.

Termination (Page 79)

Parent and the Company may mutually agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

In addition, Parent, on the one hand, and the Company, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other parties if, among other things:

•

the effective time has not occurred on or before February 6, 2013, except that this right to terminate the merger agreement is not available to any party that has breached its obligations under the merger agreement in any manner that has been the cause of, or resulted in the failure of satisfaction of the conditions to the obligations of such party to consummate the merger as set forth in the merger agreement on or before such date;

•

any federal, state, local or foreign law, statute, rule, regulation, final and enforceable ordinance or order, injunction, judgment, decree or ruling has been enacted or issued by any court, legislative, executive or regulatory authority or agency of competent jurisdiction enjoining or otherwise prohibiting the consummation of the merger has become final and non-appealable, so long as the party seeking to exercise this termination right has used commercially reasonable efforts to prevent the entry of and to remove such order, injunction or judgment as required by the merger agreement; or

•

the Company fails to obtain the vote of its stockholders to adopt the merger agreement at the special meeting (or any adjournments or postponements thereof) at which a quorum is present and the votes to adopt the merger agreement and approve the merger are taken.

Parent or Merger Sub may also terminate the merger agreement if:

•

under certain circumstances, the Company has breached or failed to perform its representations, warranties, covenants or other agreements set forth in the merger agreement, and such breach or failure to perform is incapable of being cured by February 6, 2013, or, if capable of being cured, is not cured prior to the date that is thirty days from the date the Company is notified by Parent of such breach, except that this right to terminate the merger agreement is not available to Parent if it has failed to perform on any material respects any of its obligations under or in connection with the merger agreement; or

•

(i) if, prior to receipt of the vote of the Company’s stockholders to adopt the merger agreement, the Company’s board of directors (A) has made a change of recommendation or (B) after September 6, 2012, fails publicly to reaffirm the Company’s board of directors’ recommendation (x) within ten business days of receipt of a written request by Parent to provide such reaffirmation following an acquisition proposal or (y) by the close of business on the business day immediately preceding February 6, 2013 if such date is less than ten business days from the receipt of such a request by Parent, or (ii) the Company or the Company’s board of directors has intentionally and materially breached its obligations under the provisions of the merger agreement related to solicitations and acquisition proposals or failed to call the special meeting. See “The Merger Agreement—Acquisition Proposals and Restrictions on Change of Recommendation to Stockholders—Restrictions on Change of Recommendation to Stockholders” beginning on page 78 for the definition of “change of recommendation.”

The Company may also terminate the merger agreement if:

•

under certain circumstances, Parent or Merger Sub has breached or failed to perform its representations, warranties, covenants or other agreements set forth in the merger agreement, and such breach or failure to perform is incapable of being cured by February 6, 2013, or, if capable of being cured, is not cured prior to the date that is thirty days from the date Parent is notified by the Company of such breach, except that this right to terminate the merger agreement is not available to the Company if it has failed to perform in any material respect any of its obligations under or in connection with the merger agreement; or

•

prior to receipt of the vote of the Company’s stockholders to adopt the merger agreement, the Company’s board of directors has authorized the Company or any of its subsidiaries to enter into a definitive agreement with respect to a superior proposal in accordance with the terms and subject to the conditions of the provisions of the merger agreement related to acquisition proposals, and the Company has complied with its obligations under the merger agreement with respect to acquisition proposals, including the payment of a termination fee.

If the merger agreement is terminated, it will become void, and there will be no liability under the merger agreement on the part of the Company, Parent or Merger Sub or their respective directors, officers, employees, stockholders, representatives, agents or advisors, and all rights and obligations under the merger agreement of the Company, Parent or Merger Sub will cease, except for certain provisions relating to confidentiality agreements, effects of termination, termination fees, expenses and general provisions, and except that termination of the merger agreement will not relieve any party from liability for fraud or any knowing and intentional breach of the merger agreement.

Fees and Expenses (Page 80)

Each of the parties will bear all fees and expenses it incurs in connection with the merger and the merger agreement, except (i) for fees and expenses related to any filing made pursuant to the HSR Act or any other U.S. or foreign antitrust, competition or similar law, which will be paid by Parent, and (ii) as described below under “Termination Fee Payable by the Company.”

Termination Fee Payable by the Company (Page 80)

We have agreed to pay Parent a termination fee if the merger agreement is terminated under certain specified circumstances, including:

•

if the Company terminates the merger agreement following the Company’s board of directors’ authorization of the entering into of a definitive agreement with respect to a superior proposal and prior to the time the Company’s stockholders adopt the merger agreement (which termination fee must be paid prior to the effectiveness of the termination of the merger agreement);

•

if Parent or Merger Sub terminates the merger agreement in the event that (i) prior to obtaining the Company’s stockholder approval, the Company’s board of directors (A) has made a change of recommendation or (B) after September 6, 2012, fails publicly to reaffirm the Company’s board of directors’ recommendation (x) within ten business days of receipt of a written request by Parent to provide such reaffirmation following an acquisition proposal or (y) by the close of business on the business day immediately preceding February 6, 2013 if such date is less than ten business days from the receipt of such a request by Parent, or (ii) the Company or the Company’s board of directors has intentionally and materially breached its obligations under the provisions of the merger agreement related to solicitations and acquisition proposals or failed to call the special meeting; or

•	if:

•

Parent or Company terminates the merger agreement pursuant to their respective termination rights that permit termination following (i) failure of the merger to have been consummated by February 6, 2013 or (ii) failure by the Company to obtain the vote of its stockholders to adopt the merger agreement at the special meeting (or any adjournments or postponements thereof);

•	there has been publicly disclosed for the first time after the date of the merger agreement an acquisition proposal (or the intention by any person to make an acquisition proposal); and

•

within twelve months after such termination, either (1) the Company enters into a definitive agreement with respect to the acquisition of fifty percent or more of the Company’s equity securities or assets of the Company that constitute fifty percent or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole pursuant to any acquisition proposal or (2) the Company consummates any such transaction contemplated by any acquisition proposal.

The termination fee, if applicable, will be an amount in cash, equal to $2,866,000, except the termination fee will be $1,911,000 if, prior to 11:59 P.M. (Eastern time) on September 15, 2012, the merger agreement is terminated (A) by the Company in order to enter into an acquisition agreement with respect to a superior proposal made by a qualified go-shop bidder or (B) by Parent or Merger Sub and the event giving rise to the termination is the submission of an acquisition proposal by a qualified go-shop bidder. See “The Merger Agreement—Acquisition Proposals and Restrictions on Change of Recommendation to Stockholders—Go-Shop” beginning on page 75 for the definition of “qualified go-shop bidder”, “acquisition proposal” and “superior proposal”.

Voting Agreement (Page 84)

On August 6, 2012, each of Murray Gross, Steven Gross, Robert DeFronzo, Richard Goodner, Don Buchholz, Larry Jobe, Kenneth Murphy, and Richard Griner, and certain of their affiliates, who we collectively refer to as the supporting insiders, entered into a voting agreement with Parent. Under the voting agreement, the supporting insiders agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. As of the record date, the supporting insiders beneficially owned an aggregate of 1,050,278 shares of Company common stock (which does not include stock options to acquire 74,935 shares of Company common stock held by the supporting insiders that are presently exercisable or exercisable within the next 60 days), or 14.06% of the Company common stock entitled to vote at the special meeting.

A copy of the form of voting agreement executed and delivered by each of the supporting insiders is attached to this proxy statement as Annex C.

Market Price of Company Common Stock (Page 86)

The closing price of Company common stock on the NASDAQ Global Market on August 6, 2012, the last trading day prior to the public announcement of the merger agreement, was $9.06 per share of Company common stock. On September 14, 2012, the most recent practicable date before this proxy statement was first mailed to stockholders, the closing price for Company common stock on the NASDAQ Global Market was $12.49 per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

Appraisal Rights (Page 89)

Under Section 262 of the DGCL, stockholders of record of Company common stock who do not vote in favor of the adoption of the merger agreement may elect to pursue their appraisal rights to receive the “fair value” of their shares, plus interest, if any, on the amount determined to be the fair value, as determined by the Delaware Court of Chancery, but only if they comply with all applicable requirements of the DGCL. For a summary of these Delaware law procedures, see “Appraisal Rights” beginning on page 89. The ultimate amount you may receive in an appraisal proceeding could be more than, the same as or less than the merger consideration. Any stockholder of record intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company prior to the vote on the proposal to adopt the merger agreement, must not vote or otherwise submit a proxy in favor of adoption of the merger agreement, and must otherwise strictly comply with all of the procedures set forth in the DGCL.

A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Deregistration of Company Common Stock (Page 93)

If the merger is consummated, we will have only one stockholder, which will allow us to terminate the registration of Company common stock under the Exchange Act. Effective on and following the termination of the registration of Company common stock under the Exchange Act, we will no longer be subject to any reporting requirements under the Exchange Act or the rules of the SEC applicable to SEC reporting companies. We will, therefore, cease to file annual, quarterly, current and other reports and documents with the SEC, and stockholders will cease to receive annual reports and proxy statements. In addition, the Company intends to delist the Company common stock from the NASDAQ Global Market.

Where You Can Find More Information (Page 96)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 96.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in or incorporated by reference in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 96.

Q.    Why am I receiving this proxy statement and proxy card or voting instruction card?

A.    You are receiving this proxy statement and proxy card or voting instruction card in connection with the solicitation of proxies by the Company’s board of directors for use at the special meeting because you owned shares of Company common stock as of the record date for the special meeting. This proxy statement describes matters on which we urge you to vote your shares of Company common stock and is intended to assist you in deciding how to vote.

Q.    When and where is the special meeting?

A.    The special meeting of stockholders of the Company will be held on October 26, 2012, starting at 10:00 a.m. central daylight time, at the Company’s offices at 2951 Kinwest Parkway, Irving, Texas 75063.

Q.    What am I being asked to vote on at the special meeting?

A.    At the special meeting holders of Company common stock as of the close of business on September 14, 2012, will be asked to:

Proposal 1.	consider and vote on the adoption of the merger agreement;

Proposal 2.	consider and vote, on a nonbinding, advisory basis, on the approval of the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger; and

Proposal 3.	consider and vote on the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

Q.    What is the proposed transaction pursuant to the merger agreement and what effects will it have on the Company?

A.    The proposed transaction pursuant to the merger agreement is the acquisition of the Company by Parent. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become a wholly-owned subsidiary of Parent and will no longer be a publicly held corporation, and you will no longer have any interest in our future earnings or growth. In addition, the Company common stock will be delisted from the NASDAQ Global Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Company common stock.

Q.    What will I receive if I am a stockholder of the Company and the merger is consummated?

A.    Upon completion of the merger, you will be entitled to receive the per share merger consideration of $12.50 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own. You will not receive the merger consideration if you are entitled to and have properly demanded appraisal under Section 262 of the DGCL. For example, if you own 100 shares of Company common stock, you will receive $1,250.00 in cash in exchange for your shares of Company common stock, less any applicable withholding taxes. You will not own any shares of the capital stock in the surviving corporation.

Q.    What will holders of stock options receive if the merger is consummated?

A.    Upon completion of the merger, each stock option that was outstanding and unvested immediately prior to the effective time will have become fully vested, and each unexercised stock option that was outstanding immediately prior to the effective time will be canceled, with the holder of any such stock option that has an exercise price that is less than the merger consideration becoming entitled to receive an amount in cash from the surviving corporation equal to the product obtained by multiplying (x) the number of shares of Company common stock that would have been issuable upon exercise of such stock options immediately prior to the effective time and (y) the merger consideration less the per share exercise price of such stock option. Any amounts payable will be paid less applicable tax withholdings. For example, a holder of a stock option to acquire 100 shares of Company common stock at an exercise price of $3.81 will receive $869.00 in cash in exchange for such stock option, less any applicable withholding taxes. A holder of stock options will not own any shares of the capital stock, or options to acquire shares of the capital stock, in the surviving corporation.

Q.    Do any of the Company’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.    Yes. In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 56 for additional information. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 42 for additional information.

Q.    When do you expect the merger to be consummated?

A.    We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement and all required regulatory approvals, we currently anticipate that the merger will be consummated during the fourth calendar quarter of 2012.

Q.    How does the board of directors recommend that I vote?

A.    The board of directors unanimously recommends that you vote “FOR” the approval of the proposal to adopt the merger agreement, “FOR” the approval, on a nonbinding, advisory basis, of the proposal regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger and “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Q.    What vote is required for the Company’s stockholders to approve the proposal to adopt the merger agreement?

A.    Approval of Proposal 1, the proposal to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the proposal.

Because the affirmative vote required to approve the proposal to adopt the merger agreement is based upon the total number of outstanding shares of Company common stock, if you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN”, or if you are not a stockholder of record and do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q.    What vote is required for the Company’s stockholders to approve the nonbinding, advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary?

A.    Each of Proposal 2, the nonbinding, advisory proposal to approve the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger, and Proposal 3, the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies, requires the affirmative vote of a majority of the votes cast at the special meeting by holders of Company common stock to be approved.

If you fail to submit a proxy or to vote in person at the special meeting, or if you are not a stockholder of record and do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on these proposals. A failure to vote or an abstention will have no effect on Proposal 2, the proposal regarding the “golden parachute” compensation, or on Proposal 3, the adjournment proposal.

Q.    Who can attend the special meeting?

A.    All stockholders of record may attend the special meeting by showing photo identification and signing in at the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you must bring to the special meeting a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote the shares. Representatives of corporate or institutional stockholders, should bring to the special meeting proof that you are the representative of such stockholder.

Q.    Who can vote at the special meeting?

A.    All of our holders of Company common stock of record as of the close of business on September 14, 2012, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Company common stock that such holder owned as of the record date.

Q.    What constitutes a quorum for the special meeting?

A.    In order for business to be conducted at the special meeting, a quorum must be present (other than with respect to Proposal 3, the proposal related to adjournments, for which a quorum is not required). The presence at the special meeting, in person or by proxy, of the holders of one-third of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote constitutes a quorum for the purpose of the special meeting. Abstentions will be counted as present for the purpose of determining whether a quorum is present. In connection with the special meeting, because only non-routine voting matters are on the ballot, there will be no broker non-votes, and such uninstructed shares will not be deemed present for quorum or voting purposes.

Q.    How do I vote?

A.    If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there; or

•	by proxy—stockholders of record may submit a proxy to have their shares of Company common stock represented and voted at the special meeting via:

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mail, by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope—your vote must be received by our Secretary by the time the special meeting begins to be counted;

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the internet, by going to www.firstcoastresults.com/ushome to complete an electronic proxy card and following the instructions on the website (you will need to provide information from the enclosed proxy card)—your vote must be received by 11:59 p.m., eastern time, on October 25, 2012 to be counted; or

•

telephone, by using any touch-tone telephone to call 1-800-301-6490 and following the instructions on the call (you will need to provide information from the enclosed proxy card)—your vote must be received by 11:59 p.m., eastern time, on October 25, 2012 to be counted.

If you hold your shares of Company common stock in nominee or “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee to see the choices available to you. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Q.    What is a proxy?

A.    A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.” Our board of directors has designated Murray Gross and Robert DeFronzo, and each of them singly, with full power of substitution, as proxies for the special meeting.

Q.    What is the difference between holding shares as a stockholder of record and in nominee or “street name”?

A.    If your shares of Company common stock are registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., you are considered, with respect to those shares of Company common stock, as the “stockholder of record.” This proxy statement and your proxy card have been sent directly to you by us.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Company common stock by following their instructions for voting.

Q.    If my shares of Company common stock are held in nominee or “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of Company common stock for me?

A.    Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Company common stock if you instruct it how to vote. You should follow the instructions provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Company common stock. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Company common stock, your shares of Company common stock will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the merger agreement. Your unvoted shares of Company common stock will not have an effect on the nonbinding, advisory proposal to approve the “golden parachute” compensation or the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Q.    How can I change or revoke my proxy?

A.    You have the right to revoke a proxy at any time before it is exercised, by taking any of the following actions: (i) giving written notice of revocation to our Secretary, Robert A. DeFronzo, at 2951 Kinwest Parkway, Irving, Texas 75063, (ii) signing and returning another proxy card bearing a later date, (iii) submitting a new proxy vote through the internet or by telephone as instructed in these materials, or (iv) attending the special meeting and voting in person. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please contact your bank, brokerage firm or other nominee as to its procedures for the revocation of your instructions and/or the giving of new instructions on how to vote the shares held by it on your behalf.

Q.    If a stockholder gives a proxy, how will its shares of Company common stock be voted?

A.    The individuals named on the enclosed proxy card, as your proxies, will vote your shares of Company common stock in the way that you indicate.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the nonbinding, advisory proposal to approve the “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the special meeting or any postponement or adjournment thereof.

Q.    How are votes counted?

A.    With respect to the proposal to adopt the merger agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote to “ABSTAIN”, or if you are not a stockholder of record and do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as votes “AGAINST” the proposal to adopt the merger agreement. In connection with the special meeting, because only non-routine voting matters are on the ballot, there will be no broker non-votes, and such uninstructed shares will not be deemed present for quorum or voting purposes.

With respect to the nonbinding, advisory proposal to approve the “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies, you may vote “FOR”, “AGAINST” or “ABSTAIN”. If you fail to submit a proxy or to vote in person at the special meeting, or if you are not a stockholder of record and do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on these proposals. A failure to vote or an abstention will have no effect on these proposals. In connection with the special meeting, because only non-routine voting matters are on the ballot, there will be no broker non-votes, and such uninstructed shares will not be deemed present for quorum or voting purposes.

Q.    What are broker non-votes?

A.    If your shares of Company common stock are held in “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. Banks, brokerage firms or other nominees who hold shares in nominee or “street name” for their customers only have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners, and are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the merger agreement, the proposal to approve the nonbinding, advisory proposal regarding “golden parachute” compensation and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. As a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-routine matters.

Q.    What do I do if I receive more than one proxy or set of voting instructions?

A.    If you hold shares of Company common stock in more than one account, you may receive more than one proxy or set of voting instructions relating to the special meeting. These should each be voted or returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Company common stock are voted.

Q.    What happens if I sell my shares of Company common stock before the special meeting?

A.    The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of these special arrangements, you will retain your right to vote such shares at the special meeting, although you have transferred the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q.    What do I need to do now?

A.    Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy card promptly to ensure that your shares are represented at the special meeting. If you hold your shares of Company common stock in your own name as the stockholder of record, please submit a proxy for your shares of Company common stock by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope or by voting over the internet or by telephone as instructed in these materials. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner of shares of Company common stock held in nominee or “street name,” please refer to the instructions provided by your bank, brokerage firm or other nominee for the procedures you should use to vote your shares.

Q.    Should I send in my stock certificates now?

A.    No. If you are a stockholder of record, a letter of transmittal will be mailed to you promptly after the effective time of the merger, describing how you should surrender your shares of Company common stock for the per share merger consideration. If your shares of Company common stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your nominee or “street name” shares of Company common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.    What rights do I have if I oppose the merger?

A.    Stockholders of record as of the record date are entitled to exercise appraisal rights under Delaware law by following the procedures and satisfying the requirements specified in Section 262 of the DGCL. A copy of Section 262 is attached as Annex D to this proxy statement. See “Appraisal Rights” beginning on page 89.

Q.    Who will solicit and pay the cost of soliciting proxies?

A.    The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the special meeting. The Company will pay D.F. King & Co., Inc. a non-refundable fee of $10,000, plus reasonable out of pocket expenses. The Company will indemnify D.F. King & Co., Inc. and its employees against certain losses, claims, damages, liabilities or expenses to which they may become subject arising from or in connection with the services to be performed by D.F. King & Co., Inc. In addition, proxies may be solicited in person or by telephone, email, or facsimile, by officers, directors and regular employees of the Company. They will not be paid any additional amounts for soliciting proxies. The Company will also reimburse banks, brokerages firms or other nominees their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

Q.    Who can help answer my other questions?

A.    If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of Company common stock, or need additional copies of this proxy statement or the enclosed proxy card, please call our Secretary, Robert A. DeFronzo, at (214) 488-6300 or our proxy solicitor, D.F. King & Co., Inc., at 1-800-659-6590 (toll free) or (212) 269-5550 (call collect).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain a number of “forward-looking statements” which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Specifically, all statements other than statements of historical facts included in this proxy statement regarding the timing or likelihood of completing the merger to which this proxy statement relates, our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management. When used in this proxy statement, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “should,” “could,” “would,” “will,” “hope,” “plan,” “contemplate,” “continue” and “intend,” and words or phrases of similar import, as they relate to the timing or likelihood of completing the merger, our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements.

Our forward-looking statements reflect our current view with respect to future events and are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, general economic and business conditions (including the current worldwide economic downturn and disruption in financial and credit markets); the state of the residential housing market, our ability to enter into new markets or expand our product lines; and changes in legislation. Accordingly, actual results may differ materially from such forward-looking statements. In addition to other factors and matters contained in or incorporated by reference in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

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the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally, including our ability to retain key employees;

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the inability to complete the merger due to the failure to obtain the Company stockholder approval or the failure to satisfy other conditions to completion of the merger, including the failure to obtain regulatory approval;

•	the failure of the merger to close for any other reason;

•	the possibility that alternative acquisition proposals will be made;

•	risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against us or others relating to the merger agreement;

•	diversion of management’s and our other employees’ attention from ongoing business concerns;

•	the merger agreement’s contractual restrictions on the conduct of our business prior to the completion of the merger;

•	the possible adverse effect on our business and the price of our shares of Company common stock if the merger is not consummated in a timely fashion or at all; and

•	the amount of the costs, fees, expenses and charges related to the merger.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Part II Item 1A of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 and in our other filings with the SEC. The Company cautions that the foregoing list of important factors that may affect future results and the factors contained in our SEC filings are not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the board of directors for use at the special meeting to be held on October 26, 2012, starting at 10:00 a.m. central daylight time, at the Company’s offices at 2951 Kinwest Parkway, Irving, Texas 75063, or at any postponement or adjournment thereof. At the special meeting, holders of Company common stock will be asked to:

Proposal 1.	consider and vote on the adoption of the merger agreement;

Proposal 2.	consider and vote, on a nonbinding, advisory basis, on the approval of the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger; and

Proposal 3.	consider and vote on the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

Our stockholders must approve the proposal to adopt the merger agreement in order for the merger to be consummated. If our stockholders fail to approve the proposal to adopt the merger agreement, the merger will not be consummated. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on September 14, 2012 as the record date for the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on the record date. On the record date, there were 7,470,474 shares of Company common stock issued and outstanding and entitled to vote. Each share of Company common stock entitles its holder to one vote on all matters properly coming before the special meeting.

One-third of the shares of Company common stock outstanding at the close of business on the record date and entitled to vote, present in person or represented by proxy, at the special meeting constitutes a quorum for the purposes of the special meeting. Shares of Company common stock represented at the special meeting but not voted, including shares of Company common stock as to which a stockholder votes to “ABSTAIN”, will be counted for purposes of establishing a quorum. In connection with the special meeting, because only non-routine voting matters are on the ballot, there will be no broker non-votes, and such uninstructed shares will not be deemed present for quorum or voting purposes. A quorum is necessary for stockholders to vote on the proposals to adopt the merger agreement and to approve, on a nonbinding, advisory basis, the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger. Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. In accordance with the Company’s bylaws, a vote to approve the proposal to adjourn the special meeting to adopt the merger agreement may be taken in the absence of a quorum. However, if the adjournment is for more than thirty days, or if a new record date is set for an adjourned special meeting, then a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or recessed until a quorum is present.

Attendance

All stockholders of record may attend the special meeting by showing photo identification and signing in at the special meeting. If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you must bring to the special meeting a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote the shares. If you are the representative of a corporate or institutional stockholder, please bring to the special meeting proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Adoption of merger agreement (Proposal 1). The affirmative vote of the holders of a majority of the shares of Company common stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement. The required vote of stockholders on the merger agreement is based upon the number of outstanding shares of Company common stock entitled to vote at the special meeting, and not the number of shares that are actually voted. Brokers, banks and other nominees do not have discretionary authority to vote on this proposal. The failure to submit a proxy card or to vote electronically via the internet, by telephone or in person at the special meeting of any stockholder or the abstention from voting by any stockholder, or the failure of any stockholder who holds shares in “street name” through a broker, bank or other nominee to give voting instructions to such broker, bank or other nominee (a “broker non-vote”), will have the same effect as a vote against the adoption of the merger agreement by the stockholder.

Advisory approval of “golden parachute” compensation (Proposal 2). The affirmative vote of a majority of the votes cast by the holders of Company common stock at the special meeting is required to approve the nonbinding, advisory proposal regarding “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger. The required vote of holders of Company common stock to approve the nonbinding, advisory proposal regarding “golden parachute” compensation is based on the number of shares that are actually voted, not on the number of outstanding shares of Company common stock. The vote is advisory, and therefore not binding on the Company or on Parent, or the board of directors or the compensation committees of the Company or Parent. Brokers, banks and other nominees do not have discretionary authority to vote on this proposal. The failure to submit a proxy card or to vote electronically via the internet, by telephone or in person at the special meeting or the abstention from voting by holders of Company common stock, or a broker non-vote, will have no effect on this proposal.

Approval of the adjournment of the special meeting (Proposal 3). The affirmative vote of a majority of the votes cast by holders of Company common stock at the special meeting is required to approve the proposal to adjourn the special meeting, if necessary, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement. The required vote of holders of Company common stock to approve the proposal to adjourn the special meeting of stockholders, if necessary, for the purpose of soliciting additional proxies is based on the number of shares that are actually voted, not on the number of outstanding shares of Company common stock. Brokers, banks and other nominees do not have discretionary authority to vote on this proposal. The failure to submit a proxy card or to vote electronically via the internet, by telephone or in person at the special meeting or the abstention from voting by holders of Company common stock, or a broker non-vote, will have no effect on this proposal. The Company does not intend to call a vote on this proposal if Proposal 1 has been approved at the special meeting.

If your shares of Company common stock are registered directly in your name with our transfer agent, Corporate Stock Transfer, Inc., you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of Company common stock held in nominee or “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Company common stock, the stockholder of record. As the beneficial owner of shares of Company common stock held in nominee or “street name,” you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting that accompany your proxy statement. If you hold your shares of Company common stock in nominee or “street name,” please contact your bank, brokerage firm or other nominee for their instructions on how to vote your shares. Please note that if you are a beneficial owner of shares of Company common stock held in nominee or “street name” and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you are a stockholder of record, you may vote your shares of Company common stock on matters presented at the special meeting in any of the following ways:

•	in person—you may attend the special meeting and cast your vote there; or

•	by proxy—you may submit a proxy to have your shares of Company common stock represented and voted at the special meeting via:

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mail, by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope—your vote must be received by our Secretary by the time the special meeting begins to be counted;

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the internet, by going to www.firstcoastresults.com/ushome to complete an electronic proxy card and following the instructions on the website (you will need to provide information from the enclosed proxy card)—your vote must be received by 11:59 p.m., eastern time, on October 25, 2012 to be counted; or

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telephone, by using a touch-tone telephone to call 1-800-301-6490 and following the instructions on the call (you will need to provide information from the enclosed proxy card)—your vote must be received by 11:59 p.m., eastern time, on October 25, 2012 to be counted.

Please do not send in your stock certificates with your proxy card. When the merger is consummated, a letter of transmittal will be mailed to you that will enable you to surrender your stock certificates and receive the per share merger consideration.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named as your proxies on the enclosed proxy card, and each of them singly, with full power of substitution, will vote your shares of Company common stock in the way that you indicate. When completing the enclosed proxy card, you may specify whether your shares of Company common stock should be voted “FOR”, “AGAINST” or “ABSTAIN”, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on a matter, the shares of Company common stock represented by your properly signed proxy will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the nonbinding, advisory proposal to approve the “golden parachute” compensation and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the special meeting or any postponement or adjournment thereof.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES OF COMPANY COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS.

Voting Agreement

On August 6, 2012, each of the supporting insiders entered into a voting agreement with Parent. Under the voting agreement, the supporting insiders agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. As of the record date, the supporting insiders beneficially owned an aggregate of 1,050,278 shares of Company common stock (which does not include stock options to acquire 74,935 shares of Company common stock held by the supporting insiders that are presently exercisable or exercisable within the next 60 days), or 14.06% of the Company common stock entitled to vote at the special meeting.

A copy of the form of voting agreement executed and delivered by each of the supporting insiders is attached to this proxy statement as Annex C.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote over the internet or by telephone as instructed in these materials, or may vote in person at the special meeting. If your shares of Company common stock are held in nominee or “street name” by your bank, brokerage firm or other nominee, you should direct your bank, brokerage firm or other nominee on how to vote your shares of Company common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or if you vote “ABSTAIN”, or if you do not provide your bank, brokerage firm or other nominee with voting instructions, your shares of Company common stock will not be voted on the proposal to adopt the merger agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. If you properly sign your proxy card but do not mark the boxes showing how your shares of Company common stock should be voted on the matters to be considered at the special meeting, the shares represented by your properly signed proxy will be voted “FOR” approval of the proposal to adopt the merger agreement, “FOR” approval of the nonbinding, advisory proposal regarding “golden parachute” compensation and “FOR” approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. In their discretion, the proxy holders are authorized to vote upon such other matters that may properly come before the special meeting or any postponement or adjournment thereof.

If you are a stockholder of record, you have the right to revoke a proxy at any time before it is exercised, by taking any of the following actions: (i) giving written notice of revocation to our Secretary, Robert A. DeFronzo, at 2951 Kinwest Parkway, Irving, Texas 75063, which must be filed with our Secretary by the time the special meeting begins, (ii) signing and returning another proxy card bearing a later date, (iii) submitting a new proxy vote through the internet or by telephone as instructed in these materials, or (iv) attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, revoke any previously submitted proxy.

If your shares of Company common stock are held through a bank, brokerage firm or other nominee, please contact your bank, brokerage firm or other nominee as to its procedures for the revocation of your instructions and/or the giving of new instructions on how to vote the shares held by them on your behalf.

Adjournments

Although it is not currently expected, the special meeting may be adjourned, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement. The special meeting may also be adjourned if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without additional notice, unless the adjournment is for more than 30 days or a new record date is fixed.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement and all required regulatory approvals, we currently anticipate that the merger will be consummated during the fourth calendar quarter of 2012.

Appraisal Rights

Stockholders of record of Company common stock as of the record date who do not vote in favor of the proposal to adopt the merger agreement may elect to exercise their appraisal rights under Section 262 of the DGCL to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “Appraisal Rights” beginning on page 89. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights for those shares.

A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

ANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, BECAUSE FAILURE TO TIMELY AND FULLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Solicitation of Proxies; Payment of Solicitation Expenses

The board of directors of the Company is soliciting your proxy. The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the special meeting. The Company will pay D.F. King & Co., Inc. a non-refundable fee of $10,000, plus reasonable out of pocket expenses. The Company will indemnify D.F. King & Co., Inc. and its employees against certain losses, claims, damages, liabilities or expenses to which they may become subject arising from or in connection with the services to be performed by D.F. King & Co., Inc. In addition, proxies may be solicited in person or by telephone, email, or facsimile, by officers, directors and other employees of the Company. They will not be paid any additional amounts for soliciting proxies. The Company will also reimburse banks, brokerages firms or other nominees their reasonable expenses for forwarding the proxy material to beneficial owners and obtaining their instructions.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our Secretary, Robert A. DeFronzo, at (214) 488-6300 or our proxy solicitor, D.F. King & Co., Inc., at 1-800-659-6590 (toll free) or (212) 269-5550 (call collect).

PARTIES TO THE MERGER AGREEMENT

The Company

U.S. Home Systems, Inc.

2951 Kinwest Parkway

Irving, Texas 75063

(214) 488-6300

The Company is a Delaware corporation with its headquarters in Irving, Texas. The Company manufactures, or procures, designs, sells and installs custom kitchen and bathroom cabinet refacing products, laminate and solid surface countertops and organizational storage systems for closets and garages. The Company common stock is listed on the NASDAQ Global Market under the symbol “USHS.”

Parent

THD At-Home Services, Inc.

c/o The Home Depot, Inc.

Building C-20

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

(770) 433-8211

Parent is a Delaware corporation and direct, wholly-owned subsidiary of The Home Depot, headquartered in Atlanta, Georgia. The Home Depot, the world’s largest home improvement specialty retailer, sells a wide assortment of building materials, home improvement and lawn and garden products and provides a number of services. Parent is the operating company for The Home Depot’s professional installation services business and conducts thousands of in-home projects every day through its national network of 50,000-plus independent Authorized Service Providers.

Merger Sub

Umpire Acquisition Corp.

c/o The Home Depot, Inc.

Building C-20

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

(770) 433-8211

Merger Sub is a Delaware corporation formed by Parent solely for the purpose of entering into the merger agreement and merging with and into the Company. Upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Overview of the Merger

The Company, Parent and Merger Sub entered into the merger agreement on August 6, 2012. Under the terms of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a direct, wholly-owned subsidiary of Parent. At the effective time of the merger:

•

each share of Company common stock issued and outstanding immediately prior to the effective time, other than the excluded shares, will be converted into the right to receive $12.50, without interest and less any applicable withholding taxes; and

•

each stock option that is outstanding and unvested immediately prior to the effective time will become fully vested, and each unexercised stock option that is outstanding immediately prior to the effective time will be canceled and the holder, including officers and directors, of any such stock option that has an exercise price that is less than the merger consideration will become entitled to receive an amount in cash from the surviving corporation equal to the product obtained by multiplying (x) the number of shares of Company common stock that would have been issuable upon exercise of such stock options immediately prior to the effective time and (y) the merger consideration less the per share exercise price of such stock option. Any amounts payable will be paid less applicable tax withholdings, and Parent or the surviving corporation will make such payments as soon as practicable after the effective time of the merger.

Following and as a result of the merger and the merger agreement:

•	Company stockholders will no longer have any interest in, and will no longer be stockholders of, the Company, and will not participate in any of the Company’s future earnings or growth;

•	shares of Company common stock will no longer be listed on the NASDAQ Global Market; and

•	the Company intends to terminate the registration of its shares of Company common stock under the Exchange Act.

Directors and Officers of the Surviving Corporation

The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of Merger Sub immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. The directors and officers of the surviving corporation will serve in accordance with the certificate of incorporation and bylaws of the surviving corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected, designated or qualified.

Background of the Merger

Over the past two years, our board of directors has discussed and evaluated various potential strategic alternatives to enhance stockholder value. A backdrop to these discussions and evaluations was our board’s understanding of the Company’s dependence on The Home Depot, its sole customer for marketing, selling and installing the Company’s products under a service provider agreement which expires in February 2014. Although our board understood the Company to have a good relationship with The Home Depot, our board understood also that there was no assurance that The Home Depot would renew or extend the service provider agreement at the end of its term.

As it evaluated strategic alternatives, our board considered the Company’s strengthening cash position as well as offsetting factors such as the limited liquidity of the Company’s common stock, the Company’s exposure to declines in the economic environment, in particular the availability of financing for home improvement projects, and consumer confidence, and the competition faced by the Company in the markets in which it operates. Our board was cognizant also of the fact that, while the Company’s profitability had improved significantly since February 2009 when Murray Gross (now 74) had reassumed the role of President and taken on the duties of the Company’s former Chief Operating Officer, Mr. Gross was the Company’s principal operational and strategic contact with The Home Depot, and that the board would need to develop a plan to identify a successor to Mr. Gross absent the implementation of a strategic alternative for the Company.

The board and members of our senior management have also discussed and evaluated alternatives for expanding the Company’s customer base beyond The Home Depot. As a result, at the direction of the board, during the period from July 2011 to May 2012, the Company held discussions with Canadian Tire Corporation, Limited, a large general retailer with stores throughout Canada, which we refer to as Canadian Tire, regarding the possibility of providing the Company’s kitchen and bath refacing products to Canadian Tire customers in Canada. During the same period of time, in consultation with the board, Mr. Gross approached employees of The Home Depot on several occasions regarding the possibility of providing the Company’s services in The Home Depot’s stores in Canada, but, based upon his perception of the responses, or lack of responses, he received, Mr. Gross determined that The Home Depot was not interested in using the Company’s services in The Home Depot’s stores in Canada. The discussions with Canadian Tire ultimately led to the Company’s entry into a services agreement with Canadian Tire Financial Services Limited, an affiliate of Canadian Tire on May 21, 2012. We refer to this agreement as the Canadian Tire services agreement. The board determined that the Company’s entry into the Canadian Tire services agreement would be in the best interest of the Company and its stockholders because of the potential for both geographic and customer diversification and the potential to make the Company more attractive to a prospective purchaser. In approving the Canadian Tire services agreement, the board recognized that the roll-out of the Canadian Tire program would begin only on a limited basis and had significant execution risk and, therefore, would not fully mitigate our reliance on The Home Depot in the short term.

Following a referral from an investment relations professional he had worked with, Mr. Gross held multiple discussions with representatives of Bryant Park Capital since November 2011 to familiarize himself with that firm’s expertise and experience. Based on the knowledge Mr. Gross obtained during those discussions, Mr. Gross decided to introduce representatives of Bryant Park Capital to the board so that the board could learn more about that firm’s expertise and experience.

On February 29, 2012, our board of directors held a meeting to discuss and evaluate various strategic alternatives of the Company. Representatives of Bryant Park Capital and members of the Company’s senior management also attended the meeting at the request of the board. Representatives of Bryant Park Capital delivered a presentation to the board regarding various strategic alternatives. The board considered and discussed a potential sale of the Company, a “going private” transaction and, given the Company’s strengthening cash position, the alternatives of making strategic acquisitions, reinstating the Company’s share buyback program and/or declaring a special dividend. The board considered and discussed the Company’s recent financial results and the continuing improvement in the Company’s stock price; the recent strength of the U.S. equity markets; and the historically low level of U.S. interest rates. The board discussed at length the Company’s improving historical and projected financial results, as well as the dependence of the Company’s business on The Home Depot as its sole customer, including the risk that The Home Depot could determine not to renew The Home Depot service provider agreement in February 2014. The board discussed the fact that it believed non-renewal was a distinct possibility since The Home Depot could decide to build its own kitchen and bathroom refacing business internally; that non-renewal of the Company’s service provider agreement with The Home Depot would significantly impair the Company’s operations, revenue and liquidity; and that The Home Depot would ultimately need to be involved in any potential sale of the Company since certain potential buyers would likely require a high degree of confidence in receiving an extension of The Home Depot service provider agreement as a condition to closing. The board considered the presentations of the Company’s management, Bryant Park

Capital and its own review with respect to the strategic alternatives available to the Company, as well as the potential values, risks and uncertainties associated with such alternatives. The board noted the risks associated with executing any such transaction. Based on these considerations, our board of directors determined, after a review of the Company’s various strategic alternatives, that a sale transaction was potentially in the best interest of the Company’s stockholders. After the representatives of Bryant Park Capital had left the room, the board discussed the desirability of engaging an independent financial advisor in connection with exploring a possible sale transaction. The board discussed and considered the independence and experience of Bryant Park Capital. The board noted Bryant Park Capital’s experience in mergers and acquisitions, capital markets transactions and board financial advisory roles. The board also noted the fact that Bryant Park Capital had reported that it did not have any past or current relationships that would affect its ability to advocate the interests of the stockholders in connection with a potential sale transaction. The board authorized management to negotiate an engagement letter with Bryant Park Capital as the board’s financial advisor and consultant to assist with the investigation of a potential sale transaction that would be in the best interests of the Company and its stockholders, including the process of identifying potential bidders, putting together a data room and preparing a confidential information memorandum.

On March 12, 2012, our board of directors retained Bryant Park Capital to act as its financial advisor and consultant in connection with a possible merger, acquisition or other similar transaction. At the direction of the board, from March 12, 2012 and continuing through June 1, 2012, representatives of Bryant Park Capital worked with members of our senior management team to develop a list of potential acquirers, other than The Home Depot, who could be contacted to solicit preliminary interest in an acquisition of us, and to begin preparation of a confidential information memorandum to present to potential purchasers. At the direction of the board, the Company and Bryant Park Capital did not include The Home Depot in the initial list of potential purchasers, as the board recognized that The Home Depot would ultimately be contacted with respect to the potential sale of the Company due to the Company’s dependence on The Home Depot as its sole customer. During this period, we began populating an electronic data room with documents that would be relevant to potential purchasers.

On May 23, 2012, Bryant Park Capital began contacting potential purchasers from the list it was developing without disclosing the Company’s identity. Of the preliminary list of 66 potential purchasers, Bryant Park Capital contacted 45 possible acquirers (5 strategic buyers and 40 financial buyers) between May 23, 2012 and June 5, 2012 (the date of the board’s telephonic board meeting at which it was informed of the interest of The Home Depot in acquiring the Company). During this period, of the 45 parties contacted, 16 expressed an interest in a potential transaction and entered into confidentiality agreements. During this period, only 2 of the 16 potential purchasers were made aware of the identity of the Company. Following June 7, 2012, management, with consultation of the board, put on hold the process of contacting potential acquirers other than The Home Depot until The Home Depot’s proposal could be fully evaluated and a decision reached as to its advisability.

On May 23, 2012, an assistant to Francis S. Blake, Chairman and Chief Executive Officer of The Home Depot, contacted Mr. Gross and requested an in-person meeting between Mr. Blake and Mr. Gross on June 4, 2012. Mr. Gross did not know the purpose of the meeting but assumed that Mr. Blake intended to discuss the Canadian Tire services agreement which the Company had just entered into and publicly announced on May 21, 2012.

At the in-person meeting on June 4, 2012, Mr. Blake informed Mr. Gross that The Home Depot was interested in exploring the possibility of acquiring us. Mr. Blake indicated that The Home Depot believed the acquisition would allow The Home Depot to strengthen and unify its customers’ home services experiences under The Home Depot brand. Mr. Blake also inquired about the Canadian Tire services agreement, which had recently been announced and indicated that The Home Depot’s general counsel would be contacting our general counsel regarding our ability to enter into that agreement in light of the exclusivity arrangements contained in The Home Depot service provider agreement.

On June 5, 2012, our board of directors met telephonically. Also on the call at the request of the board were members of the Company’s senior management. Mr. Gross briefed the board of directors regarding his meeting with Mr. Blake, including the fact that The Home Depot was interested in exploring the possibility of acquiring us. Our board of directors discussed the information presented by Mr. Gross at the meeting, including possible terms of an offer by The Home Depot and various factors related to any valuation of us, including our recent and projected financial results and the Company’s dependence on the continuation of its relationship with The Home Depot. The board recognized that The Home Depot was a viable purchaser that would not require acquisition financing, as well as the unique position of The Home Depot as the Company’s sole customer. The board considered, after discussions with the Company’s senior management, the fact that there was a limited number of possible strategic acquirers in the industry in which the Company operates and the difficulty for a financial sponsor to structure and secure the necessary equity and debt financing for an acquisition of the Company in view of the Company’s size and dependence on The Home Depot. After further discussion and deliberation of these matters and the appropriate message to convey to The Home Depot and the appropriate person to convey that message, the board of directors directed Mr. Gross to pursue discussions with The Home Depot. Further, the board of directors determined that it would seek the advice and input of Bryant Park Capital with respect to valuation matters and analyzing potential next steps with The Home Depot. Additionally, Richard Goodner, the Company’s General Counsel, advised the board of directors that he intended to contact Jackson Walker L.L.P., our outside legal counsel, for legal assistance with respect to the matters discussed at the meeting, and the board agreed such contact was appropriate.

On June 7, 2012, representatives of Bryant Park Capital and The Home Depot had a telephone discussion regarding preliminary matters such as the need for a confidentiality agreement to facilitate the exchange of information. Further, The Home Depot made clear its position that it would require an exclusivity agreement during the period of discussions between the Company and The Home Depot.

On June 8, 2012, we entered into a confidentiality and standstill agreement with The Home Depot to facilitate the exchange of confidential and proprietary information for purposes of exploring a potential transaction.

On June 9, 2012, King & Spalding, The Home Depot’s outside legal counsel, sent a draft of an exclusivity agreement to Bryant Park Capital which provided for a 60-day period during which time The Home Depot would have the opportunity to negotiate with us on an exclusive basis. On June 11, 2012, at the direction of the Company’s senior management, representatives of Bryant Park Capital and The Home Depot had a telephone discussion in which Bryant Park Capital relayed the Company’s request to reduce the exclusivity period from the requested 60-day period to two weeks. The Home Depot made clear its position that it would not proceed without an exclusivity provision. In addition, Bryant Park Capital conveyed the Company’s belief that a go-shop provision would be important to the Company in any definitive merger agreement given that entering into an exclusive arrangement with The Home Depot would require the Company to maintain the hold on its sale process during the exclusivity period.

On June 11, 2012, The Home Depot’s general counsel advised Mr. Goodner by email that The Home Depot believed that, pursuant to The Home Depot service provider agreement, we should have sought The Home Depot’s written consent prior to entering into the Canadian Tire services agreement.

On June 13, 2012, The Home Depot delivered a preliminary non-binding indication of interest to the Company in which The Home Depot proposed to acquire all of our outstanding common stock for $11.00 per share in cash, which represented approximately a 25.9% premium over the closing price of our common stock on June 12, 2012 and approximately a 28.6% premium over the then 30-day average closing price of our common stock, subject to a “due diligence” review, receipt of additional information and negotiation and execution of a definitive agreement. We refer to this indication of interest as the June 13 Offer. The June 13 Offer did not include a financing contingency. The June 13 Offer also proposed an exclusivity period of 44 days from the date of the June 13 Offer and was conditioned on our reaching mutually acceptable arrangements in respect of our Canadian Tire relationship.

On June 14, 2012, our board of directors met telephonically. Also on the call, at the request of the board, were representatives of Jackson Walker, as well as members of the Company’s senior management. Mr. Murray Gross briefed the board of directors on the events leading up to the receipt of the June 13 Offer and the terms of the June 13 Offer. The board of directors discussed the June 13 Offer as well as next steps, and determined to further evaluate the June 13 Offer at the regularly scheduled meeting of the board of directors to be held the next day.

On June 15, 2012, our board of directors met for its regularly scheduled annual meeting. Also attending the meeting, at the request of the board, were representatives of Jackson Walker and Bryant Park Capital, as well as members of the Company’s senior management. At this meeting, the board of directors discussed the June 13 Offer, including the offer price of $11.00 per share in cash. Additionally, representatives of Bryant Park Capital provided the board of directors with both their analysis of the June 13 Offer and their views regarding an appropriate response. The board of directors and representatives from Bryant Park Capital discussed the analysis, which included various valuation methodologies, as well as an analysis of the Company’s stock price since the beginning of the year and historical trading prices for the past three years, and the Company’s operations and alternatives. With the advice and counsel of both Bryant Park Capital and Jackson Walker, the board discussed potential responses to the June 13 Offer as well as the need for a go-shop provision in any definitive agreement. The board discussed the Company’s operations, its historical and projected financial results, its strategic alternatives and the potential impact on the Company and its stockholders of not consummating a transaction with The Home Depot. The board also discussed and considered the impact of a potential transaction with The Home Depot as it related to the Canadian Tire services agreement. Although the Company did not share The Home Depot’s view, given The Home Depot’s position that the Company’s entry into the Canadian Tire services agreement required The Home Depot’s consent, the board expressed concern that proceeding with the Canadian Tire roll-out could adversely impact the Company’s relationship with The Home Depot. The board of directors authorized further discussions with The Home Depot and instructed Bryant Park Capital to inform The Home Depot that the $11.00 per share offer price was not sufficient and that the Company would not accept an exclusivity period at this pricing, but that the Company was willing to engage in further discussions. After confirming that Bryant Park Capital and BPCVS did not have any past or current relationships with The Home Depot or any of its affiliates, the board of directors resolved to engage BPCVS to issue an opinion with respect to the fairness of any potential change of control transaction. Representatives of Jackson Walker also advised the board of directors regarding their fiduciary duties to the Company and its stockholders, including relating to any potential change of control transaction.

On June 18, 2012, Bryant Park Capital sent to The Home Depot, and its financial advisor, J.P. Morgan Securities, LLC, which we refer to as JPMorgan, a written response to the June 13 Offer, stating that based upon a preliminary review of the Company’s historical and projected financial results, and applying valuation methodologies such as a discounted cash flow analysis and comparable publicly traded company analysis, Bryant Park Capital was able derive an illustrative range of values for the Company of between $14.50 and $18.50 per share. Accordingly, Bryant Park Capital informed The Home Depot and JPMorgan that the $11.00 per share offer did not represent appropriate value. For information regarding the definitive financial analysis conducted by BPCVS and presented to our board of directors on August 3, 2012, please see the text under the heading “The Merger-Opinion of BPCVS” beginning on page 46.

On June 21, 2012, representatives of Bryant Park Capital and JPMorgan held a telephonic meeting and shared information supporting each side’s respective pricing positions. JPMorgan stated that part of The Home Depot’s purchase analysis and price determination was based on The Home Depot’s view of the value of the Company to The Home Depot versus the implied cost of building an in-home kitchen and bathroom refacing business on its own.

On June 22, 2012, representatives of Bryant Park Capital held a telephonic meeting with representatives of The Home Depot to discuss the June 13 Offer. The Home Depot stated that based on the prior discussions with Bryant Park Capital, which included current and historical trading prices of the Company’s common stock, it intended to submit a revised offer. The Home Depot emphasized that the new offer would be The Home Depot’s best and final offer. On this same day, Bryant Park Capital, Jackson Walker and members of the Company’s senior management held a conference call in which Bryant Park Capital briefed the Company’s senior management regarding the progress of negotiations.

Later on June 22, 2012, the Company received a revised non-binding indication of interest from The Home Depot to purchase all of our outstanding common stock for cash at a price of $12.50 per share, which offer represented an approximately 28.3% premium over the closing price of our common stock on June 21, 2012 and an approximately 41.8% premium over the then 30-day average closing price of our common stock. The letter included a proposed exclusivity period of 45 days from the date of the letter, ending August 6, 2012. All other terms of the June 13 Offer remained unchanged. We refer to this indication of interest as the June 22 Offer.

On the evening of June 22, 2012, representatives of Bryant Park Capital and The Home Depot had another conversation in which representatives of The Home Depot reiterated that the June 22 Offer was The Home Depot’s best and final price, and that if it was accepted, The Home Depot would move quickly toward execution of a definitive merger agreement.

On June 25, 2012, our board of directors met telephonically to discuss the June 22 Offer. Also attending the meeting, at the request of the board, were representatives of Jackson Walker and Bryant Park Capital, as well as members of the Company’s senior management. Murray Gross informed the board of directors of the terms of the June 22 Offer, including the offer price of $12.50 per share, the proposed exclusivity period of 45 days from the date of the June 22 Offer, ending August 6, 2012, and the fact that it was conditioned on our reaching mutually acceptable arrangements in respect of our Canadian Tire relationship. Representatives of Bryant Park Capital provided the board of directors with a summary of its discussions with The Home Depot and JPMorgan since the June 15, 2012 meeting of the board of directors. Bryant Park Capital also reviewed various valuation data relating to the Company, as well as an analysis of the Company’s stock price since the beginning of the year and historical trading prices for the past three years. The board of directors then also discussed and considered, among other factors, the following:

•	the current and historical trading prices of the Company’s common stock;

•

the fact that the June 22 Offer represented approximately a 28.3% premium over the closing price of our common stock on June 21, 2012 and approximately a 41.8% premium over the then 30-day average closing price of our common stock;

•	the fact that the per share price was to be paid in cash, without a financing contingency;

•	the fact that The Home Depot could move quickly toward execution of a definitive merger agreement, which could provide lower transaction execution risk to the Company’s stockholders; and

•

the fact that The Home Depot is a natural strategic buyer for the Company considering our long-term partnership with The Home Depot as well as the unique nature of our relationship where we are highly dependent on The Home Depot for our future cash flows.

The board considered, after discussions with Bryant Park Capital and the Company’s senior management, that in light of the limited number of possible strategic acquirers in the industry in which the Company operates, the difficulty for a financial sponsor to structure and secure the necessary equity and debt financing for an acquisition of the Company in view of the Company’s size and dependence on The Home Depot and the price offered by The Home Depot, it was unlikely that any party would propose an alternative transaction that would be more favorable to the Company and its stockholders than the June 22 Offer. Following this discussion, the board of directors approved the entry into the exclusivity agreement with The Home Depot, with its delivery being subject to confirmation from The Home Depot that reaching mutually acceptable arrangements in respect of our Canadian Tire relationship would not be a condition to the signing or closing of a definitive merger agreement with The Home Depot. The board of directors directed Bryant Park Capital to confirm the foregoing with The Home Depot and directed management to facilitate a due diligence process to be conducted by The Home Depot and to conduct negotiations of definitive agreements with The Home Depot.

On June 26, 2012, representatives of Bryant Park Capital spoke with representatives of The Home Depot by telephone conveying the message that we were prepared to execute and deliver the exclusivity agreement with The Home Depot, but that mutually acceptable arrangements in respect of our Canadian Tire relationship would not likely be reached prior to signing or closing of a definitive merger agreement with The Home Depot. Certain preliminary due diligence matters were also discussed.

On June 28, 2012, The Home Depot agreed via email that the June 22 Offer was not conditioned on our reaching mutually acceptable arrangements in respect of our Canadian Tire relationship prior to the execution of definitive transaction documents with The Home Depot or the closing of a transaction with The Home Depot. The Home Depot’s June 28, 2012 email correspondence noted that The Home Depot continued to reserve and not waive any rights it may have with respect to our failure to obtain The Home Depot’s written consent as may have been required under The Home Depot service provider agreement prior to our entry into the Canadian Tire services agreement. On that same day, we executed and delivered the exclusivity agreement with The Home Depot.

On June 28, 2012, The Home Depot sent us a detailed due diligence request list, and the Company began the process of granting access to its electronic data room to The Home Depot’s representatives. Also on June 28, 2012, The Home Depot sent us a first draft of the merger agreement and voting agreement. The voting agreement provided that the directors and executive officers of the Company and certain of their affiliates (beneficially owning 14.06% of the outstanding shares of the Company common stock as of the record date (which does not include stock options to acquire 74,935 shares of Company common stock held by the directors, executive officers and certain of their affiliates that are presently exercisable or exercisable within the next 60 days)) agree to vote the shares of Company common stock they beneficially owned in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement, restricted such insiders’ ability to transfer such shares and restricted the solicitation of acquisition proposals by those individuals. On this same day, at the direction of the Company’s senior management, representatives of Bryant Park Capital and The Home Depot had a telephone call in which Bryant Park Capital conveyed the Company’s surprise that the draft merger agreement did not include a go-shop provision.

Beginning on June 28, 2012 (and continuing through the execution and delivery of the merger agreement on August 6, 2012), representatives of The Home Depot conducted a due diligence review of the business, financial, legal and other records and operations of the Company, and representatives of the Company and Jackson Walker held ongoing due diligence discussions with representatives of The Home Depot and King & Spalding.

On July 5, 2012, representatives of the Company’s management, Bryant Park Capital and Jackson Walker held a telephone call to discuss the terms and conditions of the merger agreement and related comments to be provided to The Home Depot. On that same day, Jackson Walker sent King & Spalding a revised draft of the merger agreement. In addition, the Company sent this revised draft to the board, which it did throughout the negotiation process. The revised draft added, among other things, a go-shop provision and a related termination fee provision providing for a termination fee in the amount of approximately 2% of the Company’s equity value in connection with a termination with respect to a superior proposal received during the 30-day go-shop period as compared to a termination fee equal in the amount of approximately 3% of the Company’s equity value in connection with certain events of termination. Our revised draft also addressed issues regarding the definition of Company Material Adverse Effect, the representations and warranties contained in the merger agreement and the representations and warranties condition to closing.

Between July 6, 2012 and July 9, 2012, representatives of the Company’s senior management, Bryant Park Capital and Jackson Walker held multiple telephone calls discussing, among other things, the definition of “Company Material Adverse Effect”, certain representations and warranties contained in the merger agreement and certain conditions to closing, as well as other provisions of the draft merger agreement. Also discussed were a requested go-shop provision and The Home Depot’s resistance to inclusion of such a provision in the merger agreement as well as the need for and timing of a market check. It was determined that the Company would continue to require the go-shop provision or, alternatively, request a higher per share price.

On July 6, 2012, representatives of Bryant Park Capital and The Home Depot had a conversation regarding the proposed addition of a go-shop provision to the merger agreement. The Home Depot’s position was that a go-shop provision was not necessary. A representative of Bryant Park Capital told a representative of The Home Depot that we needed to keep the go-shop in the agreement or, alternatively, additional consideration would be required to proceed with negotiations with The Home Depot without including a go-shop. Additionally, the two representatives then discussed certain due diligence matters.

On July 9, 2012, Jackson Walker sent King & Spalding a revised draft of the voting agreement reflecting our initial revisions to The Home Depot’s June 28, 2012 draft of the voting agreement. These revisions included a statement that the voting agreement will not limit the stockholders from exercising their fiduciary duties as an officer or director of the Company, so that the voting agreement would not deter from the efficacy of the go-shop provision and other related provisions of the merger agreement.

Also, on July 9, 2012, representatives of Bryant Park Capital and The Home Depot again spoke regarding the go-shop provision. Bryant Park Capital conveyed our position that in order to proceed without a go-shop provision in the merger agreement, additional consideration would be required in return for removing the go-shop provision, and that we would require that The Home Depot exclude any stockholder lawsuit relating to the proposed transaction as a material adverse effect event under which The Home Depot could terminate the merger agreement. The Home Depot acknowledged that it understood our position and indicated that it also would respond in due course. The status of The Home Depot’s due diligence review as well as various other matters related to the proposed transaction also were discussed.

On July 10, 2012, representatives of Bryant Park Capital and The Home Depot spoke conceptually regarding certain key employees and related severance payment obligations and the need for certain key employees, including members of the Company’s sales force, that do not have employment agreements to receive transaction bonuses and severance arrangements, in order to provide for continuity of operations through and following closing of any potential transaction.

On July 13, 2012, representatives of King & Spalding called representatives of Jackson Walker to explain that the revised draft merger agreement that they were to circulate that day would not have a go-shop provision. On this same day, King & Spalding sent us supplemental due diligence request lists and revised drafts of the merger agreement and voting agreement.

Representatives of The Home Depot and Bryant Park Capital had a telephone call on July 13, 2012 regarding the scope of the supplemental due diligence items requested by The Home Depot and discussed issues relating to the merger agreement, including certain representations and warranties contained in the merger agreement and certain conditions to closing, as well as the lack of a go-shop provision. The Home Depot stated that it would not agree to a higher purchase price than reflected in the June 22 Offer, was seeking more representations and warranties with fewer qualifications and continued to take the position that the Company did not require a go-shop provision.

On July 16, 2012, at The Home Depot’s suggestion, Mr. Murray Gross met with senior management of The Home Depot to discuss Mr. Gross’ role at The Home Depot after the proposed transaction, but they did not discuss his compensation going forward if the merger was consummated.

On July 17, 2012, representatives of Jackson Walker and King & Spalding held a discussion regarding the provisions of the merger agreement and the voting agreement, discussing, among other things, the definition of Company Material Adverse Effect, the lack of a go-shop provision, certain representations and warranties and the representations and warranties condition to closing. Also on July 17, 2012, representatives of Bryant Park Capital and The Home Depot further discussed the status of The Home Depot’s due diligence review and the Company’s production of documents. They also discussed the Company’s request for a go-shop or a higher price and acknowledged that matters related to severance payment obligations and the potential for a transaction bonus for certain of the Company’s executives, other than Mr. Gross, would need to be addressed. The Home Depot stated that it would not agree to a higher purchase price than reflected in the June 22 Offer but would consider conceding to a go-shop provision and related reduced termination fee. Issues related to certain representations and warranties in the draft of the merger agreement were also discussed.

On July 19, 2012, our board of directors held a meeting. Also attending the meeting at the request of the board were representatives of Jackson Walker and BPCVS, as well as members of the Company’s senior management. Jackson Walker again advised the board and answered questions regarding the board’s fiduciary duties to the Company’s stockholders. Jackson Walker summarized the principal terms and conditions of the current draft of merger agreement, as well as the voting agreement. The board discussed, among other things, the lack of a go-shop provision, certain representations and warranties and the standard applicable to the representations and warranties condition to closing. The board considered a number of positive, negative and other factors relating to the merger agreement and the transactions relating to the merger, including those described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors.” The board discussed again its understanding that the Company’s business is dependent on The Home Depot, the financial and operational risks related to termination or non-renewal of The Home Depot service provider agreement, and that The Home Depot could build its own kitchen and bathroom refacing business internally instead of acquiring the Company. The board discussed The Home Depot’s resistance to a go-shop provision, the utility of such a provision in light of, among other challenges, the limited number of viable potential acquirers other than The Home Depot, and the pros and cons of various approaches to the continuing negotiations. The board also considered that The Home Depot’s offer was an all cash offer with no financing contingency. Representatives of BPCVS then reviewed with the board the financial analyses and methodologies which BPCVS had used with regard to the proposed transaction in order to give the board additional context and background regarding the June 22 Offer. BPCVS answered questions from board members concerning the analyses and the methodologies utilized by BPCVS.

On July 20, 2012, representatives of King & Spalding, The Home Depot, the Company and Jackson Walker held a number of due diligence calls. Thereafter, King & Spalding sent out a supplemental due diligence request list to the Company.

Also on July 20, 2012, Jackson Walker sent King & Spalding a revised draft of the merger agreement. Representatives of Jackson Walker contacted representatives of King & Spalding and informed them that the draft merger agreement did not include a go-shop provision, contained limited revisions to the representations and warranties and did not revise certain conditions to closing, among other concessions. Jackson Walker informed King & Spalding that, in return for these concessions, the Company expected receipt of a higher purchase price than reflected in the June 22 Offer.

In addition, representatives of The Home Depot contacted representatives of Bryant Park Capital on July 20, 2012 to discuss certain employee matters with respect to certain key employees other than Mr. Gross, including, among others, severance, non-competition provisions and the amount of proposed transaction bonuses. The Home Depot indicated that it would provide for severance payments of one year’s pay to key employees, other than Mr. Gross, whose employment was terminated by The Home Depot within two years following closing. The Home Depot indicated that it would also provide severance payments of one year’s pay to four individuals, other than Mr. Gross, in the event those individuals resigned their employment for any reason or were terminated by The Home Depot without just cause within one year following closing (based on the fact that those individuals were entitled to such payments under their existing employment agreements with the Company). The Home Depot communicated that those individuals who received these severance benefits would be expected to agree to customary non-competition and non-solicitation obligations. Also, The Home Depot agreed to provide transaction bonuses of up to $1 million in the aggregate to be allocated among key employees other than Mr. Gross in order to provide for the continuity of operations through and following closing of any potential transaction.

On July 25, 2012, Jackson Walker sent King & Spalding a revised draft of the voting agreement reflecting our comments to The Home Depot’s July 13, 2012 draft of voting agreement.

On July 25 and July 26, 2012, representatives of Bryant Park Capital and The Home Depot had telephone conversations in which The Home Depot stated that it would not agree to a higher price than reflected in the June 22 Offer but that The Home Depot would reconsider the request for a go-shop provision and related reduced termination fee in the merger agreement.

On July 26, 2012, representatives of King & Spalding contacted representatives of Jackson Walker, and Jackson Walker repeated the Company’s position conveyed to King & Spalding on July 20 with respect to the revisions in the draft merger agreement it delivered to King & Spalding on that date that the Company expected receipt of a higher purchase price than reflected in the June 22 Offer.

On July 26, 2012, The Home Depot sent the Company term sheets addressing, among other matters, severance, non-competition and proposed transaction bonuses for offer letters with respect to 12 key employees, other than Mr. Gross.

On July 27, 2012, representatives of King & Spalding contacted representatives of Jackson Walker to discuss the open points of the revised draft merger agreement Jackson Walker delivered to it on July 20, 2012 and to discuss the process going forward. King & Spalding informed Jackson Walker that it would deliver a revised draft of the merger agreement later in the day and communicated to Jackson Walker that The Home Depot would not agree to a higher price nor would it agree to inclusion of a go-shop provision. Later that day King & Spalding sent Jackson Walker a revised draft of the merger agreement that did not include a go-shop provision and related reduced termination fee.

On July 28, 2012, further discussions were held between representatives of King & Spalding and representatives of Jackson Walker in which King & Spalding indicated that if our board of directors concluded that a go-shop provision in the merger agreement was advisable, The Home Depot would agree to a 30-day go-shop period and related reduced termination fee.

On July 30, 2012, our board of directors held a meeting by conference call to discuss the status of the negotiations of the merger agreement. Also participating at the request of the board were representatives of Jackson Walker and Bryant Park Capital, as well as members of the Company’s senior management. Representatives of Jackson Walker summarized the principal terms and conditions of the draft merger agreement received from King & Spalding on July 27, 2012, including the following matters: The Home Depot’s rejection of the Company’s request for a higher purchase price than reflected in the June 22 Offer and The Home Depot’s concession to the Company’s request for a go-shop provision and related reduced termination fee provision in the amount of approximately 2% of the Company’s equity value in connection with a termination with respect to a superior proposal received during the 30-day go-shop period and certain employee compensation and benefits matters. Representatives of Jackson Walker discussed with the board its fiduciary obligations and the function of a go-shop provision in light of those obligations. In response to inquiries from board members, Bryant Park Capital also discussed the breadth of search that would be recommended during the go-shop period. The directors discussed the fact that the go-shop provision would obligate Parent, subject to certain exceptions, to use its commercially reasonable efforts to make its representatives available to respond to questions concerning the Company’s commercial relationship with The Home Depot posed by qualified go-shop bidders, defined in the merger agreement as any person or group of persons from whom the Company or any of its representatives receives a written acquisition proposal after the execution of the merger agreement and prior to September 6, 2012 that the board of directors determines, in good faith, after consultation with the Company’s financial and legal advisors, constitutes, or is reasonably expected to lead to, a superior proposal. The board directed Jackson Walker and Bryant Park Capital to work together to determine the potential bidders that should be pursued during the go-shop period. The board again discussed at length the Company’s relationship with The Home Depot, and acknowledged the risks to the Company of its dependence on The Home Depot as its sole customer. The board also considered the impact of the interests of members of management in the proposed transaction, including those described in “The Merger—Interests of Certain Persons in the Merger.”

Also on July 30, 2012, Jackson Walker sent King & Spalding a revised draft of the merger agreement reflecting the Company’s comments to King & Spalding’s July 27, 2012 draft of the merger agreement which included a 30-day go-shop provision and related reduced termination fee and The Home Depot’s agreement to use its commercially reasonable efforts to make its authorized representatives available, during normal business hours and upon reasonable notice, and subject to certain limitations, to respond to the questions of a qualified go-

shop bidder concerning the Company’s current commercial relationship with The Home Depot and its affiliates. On July 31, 2012 and August 1, 2012, further discussions were held between King & Spalding and Jackson Walker regarding the merger agreement, Company disclosure schedules and related matters. On August 1, 2012, King & Spalding sent Jackson Walker a revised draft of the merger agreement.

On July 31, 2012, The Home Depot informed Mr. Gross of the terms of his offer letter, which reflects an at-will employment relationship and provides for a reduction in his annual base salary to $250,000 from $411,000, with no severance. Pursuant to the offer letter, Mr. Gross will be eligible to receive a bonus based upon satisfaction of mutually agreed upon criteria, with an annual bonus target equal to 100% of base salary potentially representing a reduction in what he is eligible to receive under the Company’s Executive Cash Bonus Plan pursuant to which he is not subject to a cap. Pursuant to Mr. Gross’s offer letter, Mr. Gross will remain eligible to receive payments under the Company’s Executive Cash Bonus Plan accrued through the earlier of the closing of the transaction or October 31, 2012 and will be subject to a two-year non-competition and non-solicitation provision. Mr. Gross accepted the compensation terms as is without any negotiation.

On August 2, 2012, Jackson Walker and representatives of King & Spalding and The Home Depot had further discussions regarding the terms of the draft merger agreement regarding, among other matters, the financial ability of Parent to perform its obligations under the merger agreement. Jackson Walker requested a performance guarantee, to which The Home Depot would not agree. Representatives of The Home Depot described Parent’s ability to perform its obligations under the merger agreement.

On August 3, 2012, our board of directors held a meeting to discuss the merger agreement. Also attending the meeting at the request of the board were representatives of Jackson Walker and BPCVS, as well as members of the Company’s senior management. Representatives of BPCVS reviewed their financial analyses and methodologies with regard to the proposed transaction, which are described under “The Merger—Opinion of BPCVS”, along with a draft of the form of proposed written fairness opinion of BPCVS. The board then asked, and BPCVS answered, questions concerning its analyses and the methodologies considered by it. BPCVS concluded by delivering its oral opinion stating that, as of August 3, 2012, the $12.50 per share consideration to be paid to the Company’s stockholders was fair, from a financial point of view, to the holders of the Company’s common stock in connection with the merger. Representatives of Jackson Walker summarized the principal terms and conditions of the proposed forms of definitive merger agreement and voting agreement. Jackson Walker also summarized the terms of the offer letters to certain Company management, transaction bonus payments to management and related employee benefit matters. Representatives of Jackson Walker again reviewed the board’s fiduciary duties in connection with the sale of the Company and answered questions from the directors regarding their fiduciary duties. The board discussed and considered in detail the advantages and disadvantages of the proposed transaction described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors.” This discussion included, among other things:

•	the directors’ knowledge of the Company’s business, financial condition, results of operations, and prospects;

•	current and historical trading prices of the Company’s common stock;

•	the fact that the per share price was to be paid in cash, without a financing contingency, which could provide lower transaction execution risk to the Company’s stockholders;

•	the merger is subject to limited conditions and likely to receive prompt regulatory clearance;

•	the fact that The Home Depot is a natural strategic buyer for the Company; and

•

the fact that the terms of the merger agreement gave the Company a 30-day go-shop period in which the Company can solicit acquisition proposals from third parties and engage in discussions and negotiations regarding acquisition proposals.

The board also discussed and considered at length the dependence of the Company’s business on The Home Depot as its sole customer, including the risk that The Home Depot could determine not to renew The Home

Depot service provider agreement in February 2014 and that non-renewal would significantly impair the Company’s operations, revenue and liquidity. The board also discussed its belief that non-renewal is a distinct possibility because The Home Depot could decide to build its own kitchen and bathroom refacing business internally. The board also considered that any potential purchaser other than The Home Depot would likely require a high degree of confidence in receiving an extension of The Home Depot service provider agreement as a condition to closing. The board considered, after discussions with BPCVS and the Company’s senior management, that in light of the limited number of possible strategic acquirers in the industry in which the Company operates, the limited interest of financial sponsors in pursuing an acquisition of the Company in view of its dependence on The Home Depot and the price offered by The Home Depot, it was unlikely that any party would propose an alternative transaction that would be more favorable to the Company and its stockholders than the proposed merger. The board also considered the impact of the interests of members of management in the proposed transaction, including those described in “The Merger—Interests of Certain Persons in the Merger.” In connection with these discussions, Jackson Walker again advised the board regarding the board’s exercise of their fiduciary duties. The board then determined that the merger agreement and the merger were advisable, fair to and in the best interests of the Company’s stockholders, unanimously approved the merger agreement and the voting agreement, and recommended the adoption and approval of the merger agreement and the merger by the Company’s stockholders.

The independent directors of the board then held an executive session to discuss the compensation arrangements, including the transaction bonus payments and employee offer letters. Jackson Walker explained to the independent directors the transaction bonus payments that will be paid at or soon after closing to 11 key employees (not including Mr. Gross), in order to provide for continuity of operations through and following closing of any potential transaction, the payment of accrued bonuses to certain key employees, including Mr. Gross under the Company’s Executive Cash Bonus Plan at or soon after closing, Mr. Gross’ change of control payment that he is entitled to pursuant to his current employment agreement with the Company of approximately $890,000 (assuming the merger is consummated on October 31, 2012) to be paid at closing and the other matters described in “The Merger—Interests of Certain Persons in the Merger.” Jackson Walker also explained that Mr. Gross would also be expected to agree to a two-year non-competition and non-solicitation provision, with shorter non-solicitation and non-compete provisions for the other key employees. Jackson Walker explained that the foregoing provisions would be reflected in the employee offer letters to be delivered by The Home Depot at signing of the merger agreement and to become effective at closing. Jackson Walker further explained that Mr. Gross’ offer letter would reflect an at-will employment relationship and provide for a reduction in his annual base salary to $250,000 from $411,000, with no severance. In addition, Mr. Gross’ offer letter would provide that he would be eligible to receive a bonus based upon satisfaction of mutually agreed upon criteria, with an annual bonus target equal to 100% of base salary potentially representing a reduction in what he is eligible to receive under the Company’s Executive Cash Bonus Plan pursuant to which he is not subject to a cap. Mr. Gross’ offer letter would provide that he would remain eligible to receive payments under the Company’s Executive Cash Bonus Plan accrued through the earlier of the closing of the transaction or October 31, 2012 and would be subject to a two-year non-competition and non-solicitation provision. Each of the independent directors considered these matters together with the fact that the interests of the Company’s directors and executive officers in the merger may be different from, or in addition to, the interest of the Company’s stockholders. The independent directors considered and discussed these interests and their potential impact, if any, on the terms and conditions of the merger and the merger agreement and its fairness to the Company and its stockholders and approved these arrangements and confirmed the decision reached at the full board meeting that the merger agreement and the merger were advisable, fair and in the best interests of the Company’s stockholders.

On August 6, 2012, after the closing of the U.S. trading markets, the Company and The Home Depot executed and delivered the merger agreement and all signatories to the voting agreement executed and delivered the voting agreement. On the morning of August 7, 2012, prior to the opening of the U.S. trading markets, the Company and The Home Depot issued a joint press release announcing the execution of the merger agreement.

Following the announcement of the merger on the morning of August 7, 2012 and pursuant to the go-shop provision of the merger agreement, representatives of Bryant Park Capital commenced the process of contacting potential strategic and financial acquirers that it and the Company’s senior management team believed may be interested in an alternative transaction to the merger. Bryant Park Capital, in consultation with the Company’s senior management, developed a list of 71 potential purchasers (20 strategic buyers and 51 financial buyers), which included the preliminary list of 66 potential purchasers that had been developed in late May 2012 (other than those that had previously indicated that they had no interest in a transaction with the Company) and newly identified potential purchasers. Between August 7, 2012 and September 5, 2012, Bryant Park Capital contacted each of these 71 potential purchasers.

As of the end of the go-shop period on September 5, 2012, of these 71 potential purchasers, 62 indicated no interest during the go-shop period and 9 have not responded to Bryant Park Capital’s efforts to contact them. No proposals for potential alternative transactions have been received.

Reasons for the Merger; Recommendation of the Board of Directors

At a meeting held on August 3, 2012, by a unanimous vote, the board of directors of the Company determined that the merger agreement and the transactions contemplated by the merger agreement are fair to, advisable and in the best interests of the Company and its stockholders, approved the merger agreement and the merger, approved the execution and delivery of the merger agreement and performance by the Company of its obligations thereunder, resolved that the merger agreement be submitted for consideration by the stockholders at the special meeting and recommended that our stockholders vote to adopt the merger agreement. In addition, in order to confirm several technical and other minor changes to the merger agreement that were made between August 3, 2012 and the signing of the merger agreement on August 6, 2012, the board of directors of the Company reapproved the final merger agreement and reaffirmed the determinations made at its August 3, 2012 meeting pursuant to an unanimous written consent effective as of August 6, 2012.

Before approving the merger agreement and making its recommendation, the board of directors consulted with its financial advisor, outside legal advisors and with our senior management team. In reaching its decisions, the board of directors considered a variety of factors, including the following:

•	the nature of the Company’s business and dependence on The Home Depot as its sole customer;

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the right of The Home Depot to elect not to renew the Company’s service provider agreement which expires in February, 2014, generally and also in the event the Company is acquired by a third party that The Home Depot does not approve;

•	the fact that The Home Depot could elect to roll out its own kitchen and bath products and related services in the U.S.;

•	The Home Depot’s objection to the Company’s entry into the Canadian Tire services agreement;

•	the Company’s business, plans, prospects, financial performance and condition, capital levels and asset quality;

•	its knowledge of the Company’s business, financial condition and results of operations, on both a historical and a prospective basis;

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the current state of the United States and global economy, general uncertainty surrounding forecasted economic conditions, the Company’s exposure to declines in the economic environment and consumer confidence, and the current and prospective impact on the Company’s future financial results;

•	the effects of the merger on employees, customers and suppliers, to the extent those effects will have an impact on the Company and stockholder value;

•	the right of the Company’s stockholders to vote on the merger;

•	current industry, economic and market conditions and trends in the markets in which the Company competes, including the likelihood of consolidation (and the small number of suitable merger partners);

•	the importance of market position, significant scale and scope and financial resources to the ability to compete effectively in today’s environment;

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the current and historical trading prices of the Company common stock and the fact that the $12.50 per share price to be paid in cash in respect of each share of Company common stock represents an approximately 38% premium to the closing price for the Company common stock on August 6, 2012;

•	the difficulty of the Company’s stockholders in realizing on the value of its stock due to low trading volume and light analyst coverage;

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the fact that the merger consideration is to be paid in all cash, which provides value certainty to our stockholders and allows them to monetize their investment in the Company in the near future, while avoiding long-term business risk;

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the business reputation and financial position of The Home Depot, including the fact that The Home Depot would be able to fund the acquisition without financing and its history of completing prior acquisitions;

•	the lack of required regulatory approvals and notices for the merger other than pursuant to the HSR Act;

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the financial advice of Bryant Park Capital and fairness opinion of BPCVS, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the scope of the review undertaken and other matters considered by BPCVS as more fully described below in “The Merger—Opinion of BPCVS” beginning on page 46;

•	the advice of the Company’s management and legal advisors;

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the fact that the merger agreement provides the Company with some operating flexibility to conduct its business in the ordinary course consistent with past practice between the signing of the merger agreement and the closing of the merger;

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the other terms and conditions of the merger agreement and the course of negotiations of the merger agreement, including the nature of the parties’ representations, warranties, covenants and other provisions regarding deal certainty. The directors believed, after reviewing the merger agreement with its legal advisors and financial advisors, that the merger agreement offered reasonable assurances as to the likelihood of consummation of the merger, did not impose unreasonable burdens on the Company and would not preclude another party from submitting a superior proposal. In particular, the directors noted:

•	the Company’s right to a 30-day “go-shop” period to perform a market check;

•

the Company’s ability to accept alternative acquisition proposals from third parties after execution of the merger agreement, to furnish information to such parties pursuant to an appropriate confidentiality agreement, and to continue to engage in negotiations thereafter with any third party who makes a superior proposal;

•	the ability of the board of directors, under certain circumstances, to change, qualify, withhold, withdraw or modify its recommendation that its stockholders vote to adopt the merger agreement; and

•	the right of stockholders to seek statutory appraisal of their shares of Company common stock under Delaware law;

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the fact that the interests of the Company’s directors and executive officers in the merger may be different from, or in addition to, the interests of the Company’s stockholders generally, such as the following:

•	certain directors and executive officers hold shares of stock and stock options which become fully vested at closing;

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Murray Gross’s employment agreement provides that he would be paid at closing an amount equal to his annual salary for the period from the closing date through December 31, 2014 (approximately $890,533, assuming an October 31, 2012 closing date);

•

in connection with the entry into the merger agreement, on August 3, 2012, Mr. Gross signed an offer letter with Parent pursuant to which he will become the Chairman—THD Refacing. This offer letter supersedes Mr. Gross’s current employment agreement with the Company (other than his right to the change of control payment), effective as of the closing of the merger;

•

pursuant to Mr. Gross’s offer letter, Mr. Gross is to remain eligible to receive the bonus due him and that would have otherwise been payable following the end of the Company’s fiscal year under the Company’s existing Executive Cash Bonus Plan in an amount equal to the earned, accrued and unpaid bonus on the Company’s financial statements through the earlier of the closing of the merger or October 31, 2012, minus $25,000, but not to exceed $354,000, and is to be paid concurrent with or as soon as practical following the closing of the merger, but in any event no later than ten days following the closing;

•

certain of our other executive officers, including our named executive officers, have employment agreements that provide certain benefits in the event of termination of their employment following a change of control and have signed offer letters with The Home Depot that supersede their employment agreements effective as of the closing of the merger that provide certain severance benefits in the event of termination of their employment following the closing of the merger;

•

pursuant to these offer letters, certain of these executive officers remain eligible to receive a payment under the Company’s existing Executive Cash Bonus Plan upon the closing of the merger, and certain of our executive officers, including our named executive officers other than Murray Gross, will receive transaction bonus payments to be paid concurrently with or as soon as practical following the closing of the merger, but in any event no later than ten days following the closing of the merger;

•	The Home Depot will be assuming certain indemnification obligations of the Company to directors and executive officers; and

•	the advantages and disadvantages of alternative courses of action, including their potential for the creation of stockholder value and their ability to achieve strategic goals.

The board of directors was aware of and also considered the following risks and other factors concerning the merger agreement and the merger as being generally negative or unfavorable:

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that the Company’s stockholders will cease to participate in the Company’s future earnings or growth, and will not benefit from any increases in the value of the Company common stock following the closing of the merger;

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that the announcement and pendency of the merger could result in the disruption of the Company’s business, including the possible diversion of management and employee attention, potential employee attrition and potential adverse effects on the Company’s business relationships;

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that if the merger is not completed, the Company may be adversely affected due to potential disruptions in the Company’s operations, including potential employee attrition, adverse effects on the Company’s customer and supplier relationships and diminished support for the Company common stock in the public market;

•	that the Company had requested a “Company Material Adverse Effect” standard for the Company’s representations and warranties condition to closing which The Home Depot did not agree to;

•	that the Company had requested the inclusion of certain additional carve outs to the definition of “Company Material Adverse Effect” which The Home Depot did not agree to;

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the possibility that the termination fee payable by the Company upon termination of the merger agreement in certain circumstances, or The Home Depot’s consent right to an acquisition by any other acquirer, could discourage other potential acquirers from making a competing bid to acquire the Company;

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that the Company is subject to restrictions on the conduct of business prior to the consummation of the merger requiring the Company to conduct its business in the ordinary course consistent with past practice, subject to specified limitations, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the merger, whether or not the merger is completed;

•	that the proposed merger will generally be a taxable transaction for the Company’s U.S. stockholders for U.S. federal income tax purposes;

•	the risk that that the merger agreement may not receive the requisite approval of the Company’s stockholders; and

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that there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by the Company’s stockholders.

The board concluded, however, that overall, the potentially negative factors associated with the merger agreement were outweighed by the potential benefits thereof to the holders of the Company common stock. The foregoing discussion summarizes the material factors considered by the board in its consideration of the merger agreement, and is not intended to be exhaustive. In view of the wide variety of factors considered by the board, and the complexity of these matters, the board did not find it practicable to, nor did it attempt to, quantify, rank, or otherwise assign relative weights to the foregoing factors, nor did the board evaluate whether these factors were of equal importance. In addition, individual members of the board may have assigned different weights to various factors. The board unanimously approved and recommended the merger agreement based upon the totality of the information presented to and considered by it, and the board of directors believes that the merger agreement and the merger are advisable, fair to and in the best interests of the Company’s stockholders.

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in their recommendations with respect to the merger agreement. See the section entitled “The Merger—Interests of Certain Persons in the Merger” beginning on page 56.

The board of directors recommends votes:

1. “FOR” the adoption of the merger agreement (Proposal 1);

2. “FOR” the approval, on a nonbinding, advisory basis, of the “golden parachute” compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger (Proposal 2); and

3. “FOR” the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the adoption of the merger agreement at the time of the special meeting (Proposal 3).

Stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, stockholders are directed to the merger agreement, which is attached as Annex A hereto.

Opinion of BPCVS

Pursuant to an engagement letter dated March 12, 2012, as amended in June, 2012, BPCVS was engaged by the Company to evaluate the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to the holders of the Company common stock, in connection with a possible change of control transaction or acquisition of a majority of the Company’s business.

At the meeting of the board of directors on August 3, 2012, held to evaluate the proposed merger, BPCVS rendered its oral opinion to the board of directors, subsequently confirmed by delivery of a written opinion dated August 3, 2012, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and limitations set forth in BPCVS’ opinion, the $12.50 per share consideration to be paid to the Company’s stockholders is fair, from a financial point of view, to the holders of the Company common stock in connection with the merger.

The full text of BPCVS’s written opinion, dated August 3, 2012, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by BPCVS in connection with its opinion is attached to this proxy statement as Annex B. The description of BPCVS’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of BPCVS’s written opinion. BPCVS’s opinion was directed to the board of directors for the information and assistance of the board of directors in connection with its evaluation of the fairness of the merger consideration from a financial point of view and does not address any other aspect of the merger. BPCVS’s opinion should not be construed as creating any fiduciary duty on BPCVS’s part to any party. BPCVS’s opinion was not intended to be, and does not constitute a recommendation as to any action the Company or holders of the Company common stock should take in connection with the merger or any aspect thereof. BPCVS’s opinion does not address the merits of the underlying decision by the Company to engage in the merger or the relative merits of any alternatives discussed by the board of directors. In addition, BPCVS expresses no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the transaction or any class of such persons.

In arriving at its opinion, BPCVS has among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company and provided to BPCVS for purposes of its analysis; (iii) met with and held discussions with certain members of the Company’s management to discuss the Company’s operations and future prospects; (iv) reviewed publicly available financial and stock market data with respect to certain other companies BPCVS deemed to be generally relevant; (v) reviewed the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies BPCVS deemed to be in some degree relevant and the consideration paid for such companies; (vi) reviewed current and historical market prices of the Company common stock, as well as the trading volume and public float of the Company common stock; (vii) reviewed a draft of the merger agreement; and (viii) conducted such other financial studies, analyses and investigations and took into account such other matters as BPCVS deemed necessary or appropriate.

Summary of Financial Analyses

In connection with rendering its opinion, BPCVS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by BPCVS in connection with its opinion. The preparation of analyses and a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

BPCVS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BPCVS’s analyses and opinion. BPCVS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of analyses undertaken by it and assessed as a whole. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described below should not be taken to be BPCVS’s view of the actual value of the Company.

The estimates of the future performance of the Company provided by management in or underlying BPCVS’s analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates.

None of the selected companies or transactions used in the analyses below is identical or directly comparable to the Company or the merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.

Historical Trading

BPCVS reviewed the historical closing prices and trading volumes for the Company common stock over the past three years, in order to provide background information on the prices at which the Company common stock has historically traded. The following table summarizes these historical closing prices relative to the merger consideration.

Price per Share
Consideration	$12.50
1 day prior to August 3, 2012	$9.00
1 week prior to August 3, 2012	$9.13
1 month prior to August 3, 2012	$10.12
6 months prior to August 3, 2012	$9.07
6 months average prior to August 3, 2012	$9.75
1 year prior to August 3, 2012	$4.94
1 year average prior to August 3, 2012	$7.78
3 year low as of August 3, 2012	$2.00
3 year high as of August 3, 2012	$14.65

Selected Public Company Analysis

BPCVS reviewed selected historical financial data of the Company and estimated financial data of the Company that were prepared by the Company’s management as its internal forecasts for calendar years 2012 and 2013 and compared them to corresponding financial data, where applicable, for public companies engaged in businesses which BPCVS deemed generally relevant to the Company’s business. These companies were selected because, among other things, they share similar business characteristics to the Company based on operational and financial metrics as well as business sector participation. However, none of the companies selected is identical or directly comparable to the Company. Accordingly, BPCVS made judgments and assumptions concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies. The selected public companies were:

•	American Woodmark Corp.

•	Armstrong World Industries, Inc.

•	Griffon Corporation

•	Masco Corporation

•	Rona Inc.

•	Whirlpool Corp.

For the selected public companies analysis, BPCVS reviewed, among other things, enterprise values (EV) of the selected companies, and compared their enterprise values as a multiple, to the extent publicly available, of latest 12 months (LTM) and projected calendar year 2012 and 2013 revenue and earnings before interest, taxes, depreciation and amortization (EBITDA). BPCVS did not independently verify the reasonableness of such projections or the assumptions taken in preparing such projections. For purposes of this analysis, EV equates to market capitalization computed using closing stock prices as of August 2, 2012 for each of the selected public companies (except that Rona Inc’s closing stock price was calculated as of July 30, 2012, the day before it publicly disclosed that it had received an unsolicited acquisition offer) plus the value of company indebtedness, minority interest and preferred stock, minus cash, cash equivalents and marketable securities. BPCVS reviewed the EV of the Company implied in the merger consideration and as a multiple of corresponding revenue and EBITDA. Financial data for the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company were based on public filings and internal estimates of the Company’s management. EV/Revenue and EV/EBITDA were viewed by BPCVS to be the most appropriate public trading metrics in light of the relatively small number of companies considered to be sufficiently relevant to the Company’s business, the impact that different capital structures may have on valuation and BPCVS’ belief that they represent two of the most commonly used metrics for companies in the Company’s business sector. Results of the analyses were presented for the selected public companies, as indicated in the following tables.

Multiple Range
	The Company at Offer	Low	Adjusted Low(a)	Median	Adjusted High(a)	High
EV to LTM EBITDA	9.37x	4.58x	6.47x	8.08x	9.70x	13.35x
EV to projected 2012 EBITDA	7.94x	4.51x	6.24x	7.79x	9.35x	11.12x
EV to projected 2013 EBITDA	5.45x	4.20x	5.18x	6.48x	7.77x	9.39x
EV to LTM revenue	0.50x	0.39x	0.40x	0.50x	0.60x	1.17x
EV to projected 2012 revenue	0.46x	0.38x	0.39x	0.48x	0.58x	1.13x
EV to projected 2013 revenue	0.39x	0.35x	0.37x	0.46x	0.56x	1.04x

(a)	Adjusted high and adjusted low values are calculated by, respectively, adding and subtracting 20% to the median value. A 20% range (above and below the median) represents approximately one standard deviation of selected comparable company multiples, and is used to provide mathematical support for placing less emphasis on values that are statistically more likely to be outliers.

BPCVS observed that the selected public companies analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiples of the Company based on the merger consideration were within the range of valuation multiples of the selected public companies when comparing (i) the ratio of EV to LTM EBITDA and projected 2012 and 2013 EBITDA and (ii) the ratio of EV to LTM revenue and projected 2012 and 2013 revenue.

	Implied Price Per Share
	Low	Adjusted Low(a)	Median	Adjusted High(a)	High
EV to LTM EBITDA	$6.92	$9.12	$11.00	$12.89	$17.15
EV to projected 2012 EBITDA	$7.78	$10.16	$12.30	$14.45	$16.88
EV to projected 2013 EBITDA	$9.99	$11.97	$14.57	$17.17	$20.41
EV to LTM revenue	$10.15	$10.41	$12.62	$14.83	$27.41
EV to projected 2012 revenue	$10.42	$10.69	$12.96	$15.24	$28.12
EV to projected 2013 revenue	$11.45	$12.04	$14.66	$17.28	$30.96

(a)	Adjusted high and adjusted low values are calculated by, respectively, adding and subtracting 20% to the median value. A 20% range (above and below the median) represents approximately one standard deviation of selected comparable company multiples, and is used to provide mathematical support for placing less emphasis on values that are statistically more likely to be outliers.

In calculating implied per share equity value reference ranges for the Company, BPCVS applied the range of selected multiples of LTM, and calendar year 2012 and 2013 revenue and EBITDA derived from the selected companies to the Company’s latest 12 months (as of March 31, 2012) revenue and EBITDA and calendar year 2012 and 2013 estimated revenue and EBITDA. BPCVS observed that the merger consideration was within the range of values derived from this analysis.

Discounted Cash Flow Analysis

BPCVS performed a discounted cash flow analysis of the Company by calculating the estimated net present value of the unlevered, after-tax free cash flows (“UFCF”) that the Company was forecasted to generate through the fiscal year ending December 31, 2016, based on management’s projected financial information. The free cash flows for each year were calculated as follows: EBIT less taxes, plus depreciation and amortization, less capital expenditures, less the change in net working capital. Because the Company’s projections included no new grants of stock, stock based compensation was not considered in the calculation of free cash flow. BPCVS calculated terminal values for the Company by applying to the fiscal year 2016 estimated UFCF a selected range of perpetuity growth rates of 4.0% to 6.0%. The present values (as of June 30, 2012) of the UFCF and terminal values were then calculated using discount rates ranging from 18.0% to 24.0%, based upon BPCVS’s analysis of the weighted average cost of capital of the Company. The discounted cash flow analysis indicated the following implied per share equity value range for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Range	Per Share Consideration
$9.61 to $14.67	$12.50

BPCVS observed that the merger consideration was within the range of values derived from this analysis.

Selected M&A Transactions Analysis

Based on publicly available information, BPCVS examined selected M&A transactions from between 2006 and 2012 that involved businesses which BPCVS judged to be in some degree relevant to the Company’s business. The universe of target companies utilized in the Selected M&A Transactions Analysis was broadened in scope from that used in the Selected Public Companies Analysis discussed above in an attempt to include a sufficient number of relevant target companies with which to conduct a comprehensive analysis. BPCVS selected these target companies and transactions based on information obtained by searching SEC filings, public company disclosures and databases.

Target	Acquiror
Meti-Span LLC	NCI Group, Inc.
Harvel Plastics, Inc.	George Fischer Piping Systems Ltd.
Crane Plastics Siding LLC	Royal Moldings Limited
Wayne-Dalton Corporation, Overhead Door Business	Overhead Door Corporation
Metecno USA	Kingspan Group/ Medusa
Gienow Windows & Doors Income Fund	H.I.G. Capital LLC
Arclin, Inc.	Teacher’s Private Capital

BPCVS calculated the ratio of EV to historical EBITDA for the LTM of the target companies preceding each transaction and then compared the results of these calculations with similar calculations for the Company based on the Company’s EV. The analysis indicated the following multiples:

Multiple Range
	The Company at Offer	Low	Adjusted Low(a)	Median	Adjusted High(a)	High
EV to LTM EBITDA	9.37x	6.06x	6.01x	7.51x	9.01x	9.33x

(a)	Adjusted high and adjusted low values are calculated by, respectively, adding and subtracting 20% to the median value. A 20% range (above and below the median) represents approximately one standard deviation of selected comparable company multiples, and is used to provide mathematical support for placing less emphasis on values that are statistically more likely to be outliers.

However, after a review of the selected M&A transactions, BPCVS concluded that none of the target companies reviewed were sufficiently comparable or similar to the Company because, among other reasons none of the selected companies were in businesses identical or directly comparable to the business of the Company; unlike the Company, none of the selected companies were dependent on a sole and exclusive customer (or even substantially dependent on one customer) for marketing and selling 100% of their products and services; and unlike the Company, none of the selected companies operated under a service provider agreement, or its equivalent, whose term expired in approximately 18 months.

BPCVS concluded that use of this metric would not be meaningful in light of the unique nature of the Company’s business, the exclusivity of the relationship between the Company and The Home Depot, and the Company’s dependence on The Home Depot, as well as the relatively small number of relevant transactions during this time period.

Premiums Paid Analysis

BPCVS reviewed publicly available information for selected completed M&A transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction. BPCVS selected these transactions by applying the following criteria:

•	Acquisitions of 100% of a U.S. or Canadian listed public company;

•	Transactions closed since August 1, 2010;

•	Transactions with 100% cash consideration; and

•	An equity value of the acquired company of greater than $75 million and less than $150 million;

BPCVS performed its analysis on 42 transactions that satisfied the criteria, and the table below shows a comparison of premiums paid in these transactions to the premium that would be paid to the Company’s stockholders based on the merger consideration.

	THD Offer(a)	Premium Range			Implied Price Per Share
		Low	Median	High	Low	Median	High
Premium 1 day prior to August 3, 2012(b)	38.9%	(29.2%)	36.6%	326.1%	$6.37	$12.30	$38.35
Premium 1 week prior to August 3, 2012(c)	36.9%	(31.4%)	38.3%	231.4%	$6.26	$12.62	$30.26
Premium 1 month prior to August 3, 2012(d)	23.5%	(31.2%)	34.6%	233.3%	$6.97	$13.62	$33.73
Premium to 6 month average prior to August 3, 2012(e)	28.1%	(13.7%)	38.8%	274.0%	$8.41	$13.54	$36.49
Premium to 1 year average prior to August 3, 2012(f)	60.7%	(31.4%)	43.3%	403.2%	$5.33	$11.15	$39.13

(a)	Based on the merger consideration of $12.50 per share.

(b)	Based on the closing price per share of $9.00 on August 2, 2012.
(c)	Based on the closing price per share of $9.13 on July 27, 2012.
(d)	Based on the closing price per share of $10.12 on July 5, 2012.
(e)	Based on the average closing price of the 6 month period prior to August 3, 2012 of $9.75.
(f)	Based on the average closing price of the 1 year period prior to August 3, 2012 of $7.78.

BPCVS observed that the Premiums Paid Analysis showed that, based on the estimates and assumptions used in the analysis, the premiums over the market prices at the selected dates for the shares implied that the merger consideration was within the range of high and low premiums paid in the selected M&A transactions.

Miscellaneous

BPCVS’s opinion was one of many factors taken into consideration by the Company’s board of directors in making the determination to approve the merger agreement. The above summary does not purport to be a complete description of the analyses performed by BPCVS in connection with the opinion and is qualified in its entirety by reference to the written opinion of BPCVS attached as Annex B hereto.

BPCVS performed its analyses solely for purposes of providing its opinion to the board of directors of the Company. In performing its analyses, BPCVS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by BPCVS are based upon forecasts of future results furnished to BPCVS by the Company’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. BPCVS does not assume responsibility if future results are materially different from forecasted results.

BPCVS relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to BPCVS or discussed with or reviewed by BPCVS. BPCVS assumed also, without independent verification, that the financial information provided to BPCVS was prepared on a reasonable basis in accordance with industry practice, and that management was not aware of any information or facts that would make any information provided to BPCVS incomplete or misleading. Without limiting the generality of the foregoing, for the purposes of BPCVS’s opinion, BPCVS assumed that, with respect to financial forecasts, estimates and other forward-looking information reviewed by BPCVS, such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company to which such financial forecasts, estimates and other forward looking information relate. BPCVS expressed no opinion as to any such financial forecasts, estimates or forward looking information or the assumptions on which they were based. BPCVS relied, with the Company’s consent, on the independent accountants to the Company, and on the assumptions of the management of the Company as to all accounting, legal, tax and financial reporting matters with respect to the Company and the merger agreement.

BPCVS relied upon and assumed, without independent verification, that: (i) the final executed form of the merger agreement does not differ in any material respect from the draft that BPCVS examined, (ii) the transactions contemplated by the merger agreement will be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof, (iii) except as expressly disclosed by the Company to BPCVS, there has been no material change in the assets, financial condition, results of operations, cash flows, business, or prospects of the Company since the date of the most recent financial statements and other information made available to BPCVS, and (iv) the board of directors and the Company have been properly advised by counsel as to all legal matters with respect to the transactions contemplated by the merger agreement, including whether all procedures required by law and the constituent documents of the Company to be taken in connection with the transactions contemplated by the merger agreement have been duly, validly and timely taken. Additionally, BPCVS assumed that all the necessary regulatory approvals and consents (including any consents required under applicable state corporate laws) required for the merger would be obtained in a manner that would not have a material adverse effect on the Company.

In arriving at its opinion, BPCVS did not perform any appraisals or valuations nor did BPCVS evaluate the solvency of the Company (including after giving effect to the contemplated transaction) under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by BPCVS in connection with its opinion were going concern analyses and BPCVS expressed no opinion regarding the liquidation value of the Company or any other entity. BPCVS undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company or any of its affiliates was a party or may be subject, and made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. BPCVS also assumed that the Company is not party to any material pending transaction, including without limitation any financing, recapitalization, acquisition, merger, divestiture or spin-off, other than the merger.

BPCVS’s opinion addressed solely the fairness, from a financial point of view, to holders of the Company common stock in connection with the merger of the $12.50 per share merger consideration set forth in the merger agreement and did not address any other terms or agreement relating to the merger agreement or any other related agreement. BPCVS was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to the Company, Parent’s ability to fund the merger consideration or any other terms contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or other constituency of the Company. Furthermore, BPCVS expressed no opinion with respect to the amount or nature of the compensation to be paid to any officer, director or employee of the Company, if any, or any class of such persons, as a result of the merger relative to the per share merger consideration to be received by the holders of the Company common stock, or with respect to the fairness of any such compensation, including whether any such payments were reasonable in the context of the merger.

BPCVS’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. BPCVS expresses no opinion as to the price at which the shares of the Company may trade following announcement of the merger or at any future time. BPCVS did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

Information about BPCVS

As a part of its investment banking business, BPCVS is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for corporate related party transactions and other purposes. The Company selected BPCVS to render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of such experience and its understanding of the Company.

BPCVS received a fee of $150,000 for providing its fairness opinion. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in BPCVS’s opinion. The Company has also agreed to indemnify BPCVS against certain liabilities and reimburse BPCVS for certain expenses in connection with its services. Bryant Park Capital, an affiliate of BPCVS, acted as a financial advisor to the Company in connection with the merger and will receive an estimated fee of approximately $1.45 million from the Company, which is payable and contingent upon the consummation of the merger. Bryant Park Capital and BPCVS may also, in the future, provide investment banking and financial advisory services to the Company and other participants in the transaction and their respective affiliates, for which Bryant Park Capital and BPCVS would expect to receive compensation. Neither Bryant Park Capital nor BPCVS owns any equity or debt securities of the Company. Other than this engagement, during the two years preceding the date of the merger, neither Bryant Park Capital nor BPCVS has had any material relationship with any party to the merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Certain Financial Projections

The Company does not, as a matter of course, publicly disclose financial forecasts as to future financial performance, earnings or other results, other than certain short-term guidance regarding revenue and diluted earnings per share for its fiscal quarter which is subsequent to the last quarter for which the Company released its financial results. This short-term guidance is based upon projections and operating plans prepared by management.

The Company is cautious of making public disclosure of both its short-term and long-term financial forecasts, due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, from December 2011 through August 2012, drafts of financial projections for the fiscal years 2012 through 2016 were reviewed with and discussed among members of the board and BPCVS. A summary of the financial projections provided to, and considered by, our board of directors and BPCVS prior to our board’s approval of the merger agreement is included below. Neither the Company nor any of its affiliates assumes any responsibility for the accuracy of the financial projections. We have included the projections below in order to give our stockholders access to this information as well. The inclusion of this information in this proxy statement should not be regarded as an indication that we, our board of directors or BPCVS, or any other recipient of the financial projections considered, or now considers, them to be material or to be reliable predictions of future results, and they should not be relied upon as such.

At the time the financial projections were prepared, the projections represented the best estimates and judgments of our management concerning the future financial performance of the Company. While the financial projections were prepared in good faith, they are forward-looking statements that are subjective in many respects, and reflect numerous judgments, estimates and assumptions that are inherently uncertain, many of which are beyond our control, including estimates and assumptions regarding general economic conditions and the impact of such factors on our business. The projections do not take into account any circumstances or events after the date upon which the projections were prepared, and do not take into account the merger, including merger-related transaction costs.

The inclusion of the projected financial information in this proxy statement should not be regarded as an indication that this information will be predictive of actual future results, and this information should not be relied upon for such purpose. Important factors that may affect actual results and cause the financial projections not to be accurate include, but are not limited to, the factors described under the captions “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the SEC and the “Cautionary Statement Concerning Forward-Looking Information” section of this proxy statement.

In addition, the financial projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding financial projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any procedures with respect to the financial projections or the summary contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Company Projections

	2012E	2013E	2014E	2015E	2016E
Revenue	$179,992	$215,921	$260,275	$275,518	$289,534
Growth %	9.12%	19.96%	20.54%	5.86%	5.09%
Gross Margin	$97,311	$115,155	$138,177	$146,452	$154,037
Gross Margin %	54.06%	53.33%	53.09%	53.16%	53.20%
EBITDA	$10,519	$15,335	$23,869	$26,386	$28,494
Margin %	5.84%	7.10%	9.17%	9.58%	9.84%
EBIT	$9,628	$14,269	$22,691	$25,143	$27,191
Margin %	5.35%	6.61%	8.72%	9.13%	9.39%

EBITDA and EBIT and are non-GAAP financial measures. We believe these non-GAAP financial measures are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing our company. Non-GAAP financial measures are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies. EBITDA means earnings before interest, taxes, depreciation and amortization. EBITDA is calculated by adding back to net income the amounts deducted in arriving at net income for income taxes, interest expense, depreciation and amortization expense.

The key assumptions of the Company’s management underlying the projections include:

•

The compound annual growth rate over the projection period is 12.6% reflecting growth in the Company’s core product lines (kitchen/bath refacing and home organization) of between 5.5% and 8.1%, and accelerated revenue growth in 2013 and 2014 in the Company’s full cabinet replacement initiative (currently in a test pilot program in Florida) and entry into the Canadian market beginning in 2013. To determine revenue growth rates, we examined trends, prospects and market penetration.

•	Our gross profit margin for the projection period, as a percentage of revenues, would equal approximately 54% in 2012, then remain relatively constant at approximately 53% in 2013 through 2016.

•

Primarily because a portion of our selling, general and administrative expenses and other operating expenses are relatively fixed in amount, these expenses would increase at a slower rate than our revenue in each year from 2012 through 2016, thereby leveraging our overhead costs.

•	As a result of the above, EBITDA margins would improve, and EBITDA would increase in each year from 2012 through 2016.

•	Depreciation would remain relatively constant to historical trends.

•	As a result of the above, EBIT margins would improve, and EBIT would increase in each year from 2012 through 2016.

•	There would be no future acquisitions.

Neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any stockholder or any other person regarding the ultimate performance of the Company compared to the financial projections set forth above. The Company has not made any representation to Parent or Merger Sub in the merger agreement or otherwise, concerning the financial projections.

Readers are cautioned not to rely on the projected financial information. We have not updated and do not intend to update or otherwise revise the financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions on which such financial projections were based are shown to be in error. There can be no assurance that the financial projections are or will be accurate or that our future financial results will not vary, even materially, from the financial projections. Further, the financial projections do not take into account the effect of the consummation of the merger, or of any failure of the merger to occur, and should not be viewed as accurate in that context. Accordingly, there can be no assurance that the financial projections will be realized, and actual results may be materially better or worse than contained therein. The financial projections also cover multiple years and by their nature become subject to greater uncertainty with each successive year. You should review the Company’s most recent SEC filings for actual results for the Company’s fiscal year 2011 and first and second quarters of fiscal 2012, as reported in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2012 and June 30, 2012.

Financing of the Merger

Parent estimates that the total amount of funds to be paid to our stockholders and holders of stock options to purchase shares of Company common stock is approximately $95.6 million. Parent currently expects to use its cash on hand to finance the merger and pay related fees and expenses, and expects its cash on hand to be sufficient for those purposes.

Closing and Effective Time of the Merger

The closing of the merger will occur no later than the third business day following the satisfaction or waiver of all of the closing conditions set forth in the merger agreement (described under “The Merger Agreement—Conditions to Closing the Merger” beginning on page 74) or at such other date as the parties may agree in writing.

Assuming timely satisfaction of the necessary closing conditions, we currently anticipate that the merger will be consummated in the fourth calendar quarter of 2012. The effective time will occur as soon as practicable on the date of the closing of the merger upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later date as the Company and Parent may agree and specify in the certificate of merger).

Payment of the Merger Consideration and Surrender of Stock Certificates

Promptly after the effective time of the merger, a letter of transmittal will be mailed to each stockholder of record of shares of Company common stock (other than holders of the excluded shares) describing how such holder should surrender its shares of Company common stock for the per share merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to Wells Fargo Bank, N.A., which we refer to as the paying agent (described in “The Merger Agreement—Payment Procedures” beginning on page 68), without a letter of transmittal.

You will not be entitled to receive the per share merger consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your shares is not registered in the transfer records of the Company, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by Parent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. If your shares of Company common stock are beneficially owned and held in nominee or “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your nominee or “street name” shares of Company common stock in exchange for the per share merger consideration.

If you have lost a certificate, or if it has been lost, stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction. In addition, if required by Parent, you will be required to post a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Interests of Certain Persons in the Merger

In considering the recommendation of our board of directors with respect to the merger agreement, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. These interests include the following:

•

certain of our executive officers and directors hold shares of Company common stock, which, along with all other outstanding shares of Company common stock (other than the excluded shares), will be converted into the right to receive the merger consideration;

•

each option to purchase shares of Company common stock granted under the Company’s stock award plans will become fully vested. Each unexercised stock option that is outstanding immediately prior to the effective date will be canceled, and the holder, including directors and executive officers, of any such stock option that has an exercise price that is less than the merger consideration will become entitled to receive an amount in cash from the surviving corporation equal to the product obtained by multiplying (x) the number of shares of Company common stock that would have been issuable upon exercise of such stock options immediately prior to the effective time and (y) the merger consideration less the per share exercise price of such stock option;

•

Murray Gross, our president and chief executive officer, is a party to an employment agreement with the Company which provides for certain payments upon a change of control of the Company. His employment agreement provides that he would be paid at closing an amount equal to his annual salary for the period from the closing date through December 31, 2014 (approximately $890,533, assuming an October 31, 2012 closing date);

•

in connection with the entry into the merger agreement, on August 3, 2012, Mr. Gross signed an offer letter with Parent pursuant to which he will become the Chairman—THD Refacing. This offer letter supersedes Mr. Gross’s current employment agreement with the Company (other than his right to the change of control payment), effective as of the closing of the merger;

•

pursuant to Mr. Gross’s offer letter, Mr. Gross is to remain eligible to receive the bonus due him and that would have otherwise been payable following the end of the Company’s fiscal year under the Company’s existing Executive Cash Bonus Plan in an amount equal to the earned, accrued and unpaid bonus on the Company’s financial statements through the earlier of the closing of the merger or October 31, 2012, minus $25,000, but not to exceed $354,000, and is to be paid concurrent with or as soon as practical following the closing of the merger, but in any event no later than ten days following the closing;

•

certain of our other executive officers, including our named executive officers, have employment agreements that provide certain benefits in the event of termination of their employment following a change of control. They have signed offer letters with The Home Depot that supersede their employment agreements effective as of the closing of the merger and that provide certain severance benefits in the event of termination of their employment following the closing of the merger;

•

pursuant to these offer letters, certain of these executive officers remain eligible to receive a payment under the Company’s existing Executive Cash Bonus Plan upon the closing of the merger, and certain of these executive officers, including our named executive officers other than Murray Gross, will receive transaction bonus payments to be paid concurrently with or as soon as practical following the closing of the merger, but in any event no later than ten days following the closing of the merger;

•	for twelve months after the effective time, Parent agreed to provide continuing employees for so long as they remain employed by Parent, other than those who received offer letters, with base salary,

incentive compensation opportunities, and employee benefits that are, substantially in the aggregate, no less favorable than the base salary, incentive compensation opportunities, and employee benefits provided by the Company on the date of the merger agreement;

•

Parent agreed to, or to cause the surviving corporation to, recognize all service of certain continuing employees with the Company as if such service were with Parent, for vesting and eligibility purposes in any Parent benefit plan in which such continuing employees may be eligible to participate after the effective time;

•

Parent agreed to use commercially reasonable efforts to maintain the Company’s group health plans through the end of the calendar year in which the effective time of the merger occurs and also waive limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to certain continuing employees to the extent such limitations were not applicable to such certain continuing employees under the comparable benefit plans as of the time immediately preceding the closing;

•

each of our executive officers and directors has entered into a voting agreement with Parent, under which they agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement; and

•

as of the effective time of the merger, the Parent will, and will cause the surviving corporation to, assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time that exist as of the date of the merger agreement in favor of the current or former directors and officers of the Company or any of its subsidiaries as provided in the certificate of incorporation or bylaws of the Company, or the certificate of incorporation, bylaws or other organizational documents of the Company’s subsidiaries, or any indemnification agreement between an indemnified party and the Company or any of its subsidiaries, and Parent agreed that, effective as of the closing of the merger, Parent will purchase a prepaid “tail” directors’ and officers’ liability insurance policy for the directors and officers of the Company in respect of acts or omissions occurring prior to or at the effective time, which will provide such directors and officers with coverage for six years of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company; provided, however, that Parent will not be obligated to pay aggregate annual premiums in excess of 200% of the per annum rate currently paid by the Company and its subsidiaries for such insurance.

Our board of directors was aware of these interests and considered them, among other matters, in reaching the determination that the terms and conditions of the merger and the merger agreement were fair to, advisable and in the best interests of the Company and its stockholders and in making their recommendations regarding approval and adoption of the merger and the merger agreement as described in “The Merger—Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 42.

Treatment of Company Common Stock

As described in “Security Ownership of Certain Beneficial Owners and Management” beginning on page 87, certain of our executive officers and directors hold shares of Company common stock. All such outstanding shares of Company common stock will be converted into the right to receive the merger consideration.

Treatment of Stock Options

Upon completion of the merger, each stock option that was outstanding and unvested immediately prior to the effective time will become fully vested. Each unexercised stock option that was outstanding immediately prior to the effective time will be canceled and the holder, including directors and executive officers, of any such stock option that has an exercise price that is less than the merger consideration will become entitled to receive an amount in cash from the surviving corporation equal to the product obtained by multiplying (x) the number of shares of Company common stock that would have been issuable upon exercise of such stock options immediately prior to the effective time and (y) the merger consideration less the per share exercise price of such stock option. Any amounts payable will be paid less applicable tax withholdings. Parent or the surviving corporation will make such payments as soon as practicable after the effective time of the merger.

The following table sets forth the cash proceeds that each of our directors and executive officers could receive at the closing of the merger from:

•	the conversion of the shares of our common stock that they already hold into the merger consideration;

•

the conversion of their vested “in the money” options to purchase shares of our common stock (i.e., stock options with a per share exercise price of less than $12.50) into the merger consideration; and

•	the accelerated vesting, as a result of the merger, of options to purchase shares of our common stock, and the conversion of such “in the money” stock options into the merger consideration.

Name	Value of shares of common stock owned ($)	Value of vested options ($)(1)	Value of unvested options that vest upon the merger ($)(1)	Total cash payment with respect to all equity ($)
Non-Employee Directors
Don A. Buchholz	1,908,875	80,760	—	1,989,635
Larry A. Jobe	883,550	21,540	—	905,090
Kenneth W. Murphy	550,638	80,760	—	631,398
Richard W. Griner	350,938	21,540	—	372,478
Employee Directors/Executive Officers
Murray H. Gross	6,534,788	56,613	33,297	6,624,698
Other Executive Officers
Steven L. Gross	2,076,000	8,063	101,307	2,185,370
Robert A. DeFronzo	721,075	82,797	107,247	911,119
Richard B. Goodner	86,988	181,863	33,297	302,148
All Directors and Executive Officers as a Group (8 Persons)	13,112,852	533,936	275,148	13,921,936

(1)	Calculated by multiplying (i) the excess of the $12.50 per share merger consideration over the respective per share exercise price of the stock option by (ii) the number of shares of Company common stock subject to such stock option.

Employment Agreements with Named Executive Officers

The Company has employment agreements with each of Murray Gross, Steven Gross, and Robert DeFronzo. The tables below reflect the amount of compensation payable to each of the named executive officers in the event of termination in connection with a change in control and change in control without termination. The amounts shown in the following tables assume that a change in control or termination occurred on October 31, 2012 and include amounts earned but not paid as of that date. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the company.

Murray Gross. Termination payments are payable pursuant to Murray Gross’s employment agreement in effect as of the date of this proxy statement. Mr. Gross’s employment agreement provides for a severance payment in a lump sum amount equal to the greater of his base salary payable for the remainder of the term of his employment agreement or two years’ base salary. The severance payment is triggered upon the occurrence of a change in our control (regardless of whether his employment is terminated or not in connection with the change in control) or upon Mr. Gross’s resignation with or without cause. Mr. Gross’s current base salary is $411,016 and his employment agreement expires on December 31, 2014. The severance payment would be equal to approximately $890,533, assuming the merger was consummated on October 31, 2012. Mr. Gross’s employment agreement provides that in the event excise taxes are being imposed as a result of Section 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the code, the Company will provide a gross-up payment to indemnify the executive for such taxes.

In connection with the entry into the merger agreement, on August 3, 2012, Murray Gross signed an offer letter with Parent pursuant to which he will become the Chairman—THD Refacing. His offer letter is contingent upon and only effective upon the closing of the merger and will supersede his existing employment agreement with the Company. Mr. Gross’s offer letter reflects an at-will employment relationship and provides for a reduction in his annual base salary to $250,000 with no severance. Pursuant to Mr. Gross’s offer letter, Mr. Gross will remain eligible to receive payments under the Company’s Executive Cash Bonus Plan calculated as provided therein. The offer letter provides that amounts that would have otherwise been payable following the end of the Company’s fiscal year would be paid concurrent with or as soon as practical following the closing of the merger, but in any event no later than ten days following the closing. Pursuant to Mr. Gross’s offer letter, Mr. Gross will receive the bonus due him under the Executive Cash Bonus Plan in an amount equal to the earned, accrued and unpaid bonus under the Executive Cash Bonus Plan on the Company’s financial statements through the earlier of the closing of the merger or October 31, 2012, minus $25,000, but not to exceed $354,000. Mr. Gross will be eligible to receive a bonus based upon satisfaction of mutually agreed upon criteria, with an annual bonus target equal to 100% of base salary. Mr. Gross is entitled to participate in certain benefit plans maintained by Parent, the surviving corporation or their affiliates. In addition, Parent will pay the premium on a life insurance policy for Mr. Gross while he is employed by Parent, not to exceed $35,265 per year, and will pay the premium on a long-term care policy for Mr. Gross each year until June 2, 2016, not to exceed $25,000 per year. In the event that Parent terminates Mr. Gross’s employment other than for cause, he will receive a pro-rata portion of any unpaid bonus. Mr. Gross’s offer letter includes non-competition, non-solicitation and non-disparagement provisions.

Steven Gross. Termination payments are payable pursuant to Steven Gross’s employment agreement in effect as of the date of this proxy statement. Mr. Gross’s employment agreement provides for a severance payment in a lump sum amount equal to one year’s base salary if he resigns for any reason or his employment is terminated by the Company other than for just cause within twelve months following a change in our control. In the event that Mr. Gross’s employment is terminated in connection with the merger, Mr. Gross would be entitled to a payment in the amount of $256,251, which amount is equal to Mr. Gross’s current annual base salary. Mr. Gross’s employment agreement provides that in the event excise taxes are being imposed as a result of Section 4999 of the Code, the Company will provide a gross-up payment to indemnify the executive for such taxes.

In connection with the entry into the merger agreement, on August 3, 2012, Steven Gross signed an offer letter with Parent pursuant to which he will be a Senior Director—Sales and Marketing. His offer letter is contingent upon and only effective upon the closing of the merger and will supersede his existing employment agreement with the Company. Pursuant to Mr. Gross’s offer letter, Mr. Gross will remain eligible to receive payments under the Company’s Executive Cash Bonus Plan calculated as provided therein. The offer letter provides that amounts that would have otherwise been payable following the end of the Company’s fiscal year would be paid concurrent with or as soon as practical following the closing of the merger, but in any event no later than ten days following the closing. Pursuant to Mr. Gross’s offer letter, Mr. Gross will receive the bonus due him under the Executive Cash Bonus Plan in an amount equal to the earned, accrued and unpaid bonus under the Executive Cash Bonus Plan on the Company’s financial statements through the earlier of the closing of the merger or October 31, 2012, but not to exceed $97,000. Following the closing of the merger, Mr. Gross also is entitled to participate in The Home Depot’s Management Incentive Plan, which provides an annual incentive target of up to 50% of his base salary, based on achievement of pre-established goals. Mr. Gross also is eligible to receive an annual equity grant under The Home Depot’s 2005 Omnibus Stock Incentive Plan beginning in March 2013, subject to vesting and other restrictions. Mr. Gross also is eligible to receive a special transaction bonus in the amount of $100,000, to be made concurrent with or as soon as practical following the closing of the merger, but in any event no later than ten days following the closing; provided that such transaction bonus is subject to reduction if the total payments to Mr. Gross would result in excise taxes being imposed under Section 4999 of the Code. Mr. Gross also is entitled to participate in certain benefit plans maintained by Parent, the surviving corporation or their affiliates. In the event that Mr. Gross voluntarily terminates his employment for any reason within twelve months following the closing of the merger, or his employment is terminated by Parent without cause within twenty-four months following the closing, he will receive a lump-sum payment in cash equal to one year of his base salary. Mr. Gross’s offer letter includes non-competition, non-solicitation and non-disparagement provisions.

Robert DeFronzo. Termination payments are payable pursuant to Robert DeFronzo’s employment agreement in effect as of the date of this proxy statement. Mr. DeFronzo’s employment agreement provides for a severance payment in a lump sum amount equal to one year’s base salary if he resigns for any reason or his employment is terminated by the Company other than for just cause within twelve months following a change in our control. In the event that Mr. DeFronzo’s employment is terminated in connection with the merger, Mr. DeFronzo would be entitled to a payment in the amount of $260,455, which amount is equal to Mr. DeFronzo’s current annual base salary. Mr. DeFronzo’s employment agreement provides that in the event excise taxes are being imposed as a result of Section 4999 of the Code, the Company will provide a gross-up payment to indemnify the executive for such taxes.

In connection with the entry into the merger agreement, on August 3, 2012, Robert DeFronzo signed an offer letter with Parent pursuant to which he will be Director—Finance. His offer letter is contingent upon and only effective upon the closing of the merger and will supersede his existing employment agreement with the Company. Pursuant to Mr. DeFronzo’s offer letter, Mr. DeFronzo will remain eligible to receive payments under the Company’s Executive Cash Bonus Plan calculated as provided therein. The offer letter provides that amounts that would have otherwise been payable following the end of the Company’s fiscal year would be paid concurrent with or as soon as practical following the closing of the merger, but in any event no later than ten days following the closing. Pursuant to Mr. DeFronzo’s offer letter, Mr. DeFronzo will receive a bonus under the Executive Cash Bonus Plan in an amount equal to the amount earned, accrued and unpaid for bonus payments under the Executive Cash Bonus Plan on the Company’s financial statements through the earlier of the closing of the merger or October 31, 2012, but not to exceed $90,000. Following the closing of the merger, Mr. DeFronzo also is entitled to participate in The Home Depot’s Management Incentive Plan, which provides an annual incentive target of up to 30% of his base salary, based on achievement of pre-established goals. Mr. DeFronzo also is eligible to receive an annual equity grant under The Home Depot’s 2005 Omnibus Stock Incentive Plan beginning in March 2013, subject to vesting and other restrictions. Mr. DeFronzo also is eligible to receive a special transaction bonus in the amount of $200,000, to be made concurrent with or as soon as practical following the closing of the merger, but in any event no later than ten days following the closing; provided that such transaction bonus is subject to reduction if the total payments to Mr. DeFronzo would result in excise taxes being imposed under Section 4999 of the Code. Mr. DeFronzo also is entitled to participate in certain benefit plans maintained by Parent, the surviving corporation or their affiliates. In the event that Mr. DeFronzo voluntarily terminates his employment for any reason within twelve months following the closing of the merger, or his employment is terminated by Parent without cause within twenty-four months following the closing, he will receive a lump-sum payment in cash equal to one year of his base salary. Mr. DeFronzo’s offer letter includes non-competition, non-solicitation and non-disparagement provisions.

Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the “golden parachute” compensation (as defined in the regulations of the SEC) for each of Murray Gross, Steven

Gross and Robert DeFronzo, our named executive officers, that is based on or otherwise relates to the merger, assuming the merger closes on October 31, 2012, and, with respect to each of Messrs. Steven Gross and Robert DeFronzo, the termination of employment in connection with the merger, assuming the merger closes on October 31, 2012. As required by the SEC regulations, we are providing stockholders a nonbinding, advisory vote regarding the “golden parachute” compensation.

Golden Parachute Compensation
Name	Cash(1) ($)	Equity(2) ($)	Tax Reim- bursement(3) ($)	Other ($)	Total ($)
Murray H. Gross	1,244,533	33,297	—	—	1,277,830
Steven L. Gross	453,251	101,307	—	—	554,558
Robert A. DeFronzo	550,455	107,247	—	—	657,702

(1)	Consists, in each case, of:

(i)	a lump sum payment for the estimated cash severance payable under each executive officer’s employment agreement in the amounts of $890,533, $256,251 and $260,455 for each of Murray Gross, Steven Gross and Robert DeFronzo, respectively. As fully described above, Murray Gross’s employment agreement provides for a severance payment in a lump sum amount equal to the greater of his current base salary ($411,016) payable for the remainder of the term of his employment agreement or two years’ base salary. The severance payment is triggered upon the occurrence of a change of control regardless of whether his employment is terminated or not in connection with the change of control (a “single trigger” arrangement). Each of Steven Gross’s and Robert DeFronzo’s employment agreements provide for a severance payment in a lump sum amount equal to one year’s base salary in the event he resigns for any reason or his employment is terminated by the Company other than for just cause within twelve months following the occurrence of a change of control (“double trigger” arrangements). Any payment made pursuant to any such agreement is required to be paid, in the case of Murray Gross, within fifteen calendar days after the change of control, and, with respect to each of Steven Gross and Robert DeFronzo, within fifteen calendar days after termination. Additionally, each employment agreement provides that the executive is entitled to receive his accrued but unpaid salary and any amount due and not previously paid pursuant to the terms of such executive’s employment agreement for reasonable expense reimbursement; and

(ii)	the aggregate amounts from a transaction bonus arrangement established by Parent and payable to certain executives, including our named executive officers, payable on the closing date or as soon as practical following the closing date (“single trigger” arrangements), but in any event no later than ten days following the closing date, and payment of amounts accrued under the Company’s Executive Cash Bonus Plan through the earlier of the closing date or October 31, 2012, payable on the closing date or as soon as practical following the closing date (“single trigger” arrangements), but in any event no later than ten days following the closing date. In connection with the closing of the merger, transaction bonuses in the amounts of $100,000 and $200,000 will be paid to each of Steven Gross and Robert DeFronzo, respectively, and payment of the earned, accrued and unpaid bonus payments that would have otherwise been payable following the end of the Company’s fiscal year under the Company’s Executive Cash Bonus Plan in amounts up to $354,000, $97,000 and $90,000 will be paid to each of Murray Gross, Steven Gross and Robert DeFronzo, respectively.

(2)	Represents the value of the “single trigger” benefit for the accelerated vesting of all unvested stock options at the effective time of the merger, as shown in the table above under the heading “Treatment of Stock Options” on page 57.
(3)

Represents any amounts that may become payable to the executives under the terms of their current employment agreements with the Company to indemnify them for the impact of the excise taxes that may be due by reason of the application of Section 4999 of the Code. Based on current calculations, no tax reimbursement amounts are anticipated by reason of the application of Section 4999 of the Code. The amounts are subject to change based on the effective time of the merger, date of termination of the executive officer, interest rates then in effect and certain other assumptions used in the calculation. In addition, each of the named executive officers has entered into an offer letter that supersedes his current employment agreement with the Company. For that reason, if the merger occurs, neither the Company, nor Parent, shall have an indemnification or gross-up obligation with respect to amounts that may be payable under Section 4999 of the Code.

Any changes in the assumptions or estimates above would affect the amounts shown in the table.

Employee Benefits

In the merger agreement, Parent has agreed to, or to cause the surviving corporation to, recognize all service of employees of the Company or any its subsidiaries who continue their employment after the effective time of the merger as if such service were with Parent with respect to certain of Parent’s employee benefit plans for vesting and eligibility purposes. In addition, Parent has agreed to use commercially reasonable efforts to maintain the Company’s group health plans through the end of the calendar year in which the effective time of the merger occurs and to waive limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements with respect to continuing employees to the extent such limitations were not applicable to such continuing employees under the comparable Company employee benefit plans immediately prior to the effective time. Parent has also agreed to cause the surviving corporation and each of its subsidiaries, as applicable, to provide the employees of the Company and its subsidiaries who remain employed immediately after the effective time of the merger (other than continuing employees who have entered into individual arrangements) with base salary, incentive compensation opportunities and employee benefits that are, substantially in the aggregate, no less favorable than those provided by the Company and its subsidiaries as of the date of the merger agreement. See “The Merger Agreement—Additional Agreements—Employee Matters” beginning on page 81.

Indemnification of Directors and Officers

As of the effective time of the merger, Parent will, and will cause the surviving corporation to, assume, in the merger and without further action, the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time that exist as of the date of the merger agreement in favor of the current or former directors and officers of the Company or any of its subsidiaries as provided in the certificate of incorporation or bylaws of the Company or the certificate of incorporation, bylaws or other organizational documents of the Company’s subsidiaries, or any indemnification agreement between an indemnified party and the Company or any of its subsidiaries, and all such rights to indemnification, advancement of expenses and exculpation from liabilities will survive the merger and will continue in full force and effect in accordance with their terms for a period of not less than six years after the effective time of the merger.

Under the merger agreement, Parent agreed that, effective as of the closing of the merger, Parent will purchase a prepaid “tail” directors’ and officers’ liability insurance policy for the directors and officers of the Company in respect of acts or omissions occurring prior to or at the effective time, which will provide such directors and officers with coverage for six years of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company. Parent will not be obligated to pay aggregate annual premiums in excess of 200% of the per annum rate of premium currently paid by the Company and its subsidiaries for such insurance on the date of the merger agreement and in the event the cost of such coverage will exceed that amount, Parent will obtain as much coverage for not less than six years from the effective time of the merger as may be obtained for such aggregate amount.

Voting Agreement

On August 6, 2012, each of the supporting insiders entered into a voting agreement with Parent. Under the voting agreement, the supporting insiders agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption of the merger agreement and approval of the merger and the other transactions contemplated by the merger agreement. As of the record date, the supporting insiders beneficially owned an aggregate of 1,050,278 shares of Company common stock (which does not include stock options to acquire 74,935 shares of Company common stock held by the supporting insiders that are presently exercisable or exercisable within the next 60 days), or 14.06% of the Company common stock entitled to vote at the special meeting. See “Voting Agreement” beginning on page 84.

A copy of the form of voting agreement executed and delivered by each of the supporting insiders is attached to this proxy statement as Annex C.

Accounting Treatment

The merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, including, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, holders whose functional currency is not the U.S. dollar and holders who will own, actually or constructively, any stock of Parent at the effective time of the merger. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service (the “IRS”) may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor regarding the U.S. federal income tax consequences of the merger to you.

All holders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Company common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Company common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (determined before the deduction of any applicable withholding taxes) and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares reduced by any distributions made by the Company not classified as dividend distributions. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation (for 2012 this number is 15%, however this number is set to rise to 20% in 2013 if not action is taken by Congress). The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or different prices, such U.S. holder may determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently, at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder timely furnishes the required information to the IRS. All U.S. holders surrendering shares of Company common stock pursuant to the merger should complete and sign, under penalty of perjury, the IRS Form W-9 included as part of the Letter of Transmittal and return it to the paying agent to provide the information, including such holder’s taxpayer identification number, and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in another manner satisfactory to us and the paying agent). Corporations are not subject to backup withholding.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

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the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to U.S. federal income tax on such gain in the same manner as a U.S. holder, provided such non-U.S. holder provides an IRS Form W-8ECI and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

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the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

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the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company’s outstanding common stock at any time during the five years preceding the merger, and the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during such non-U.S. holder’s ownership of more than 5% of the Company’s common stock. The Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes during the applicable period specified in Section 897(c) of the Code.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder timely furnishes the required information to the IRS. In order to avoid backup withholding, a non-U.S. holder should complete and sign an IRS Form W-8BEN or other applicable IRS Form W-8 which may be obtained from the paying agent or at www.irs.gov/app/picklist/list/formsInstructions.html.

Appraisal Rights

Under specified circumstances a holder may be entitled to appraisal rights in connection with the merger. See “Appraisal Rights” beginning on page 89 for additional information. If a holder of Company common stock receives cash pursuant to the exercise of appraisal rights, such holder generally will recognize gain or loss, measured by the difference between the cash received and such holder’s tax basis in its Company common stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such holder’s income as ordinary income for U.S. federal income tax purposes. Holders of Company common stock who exercise appraisal rights are urged to consult their own tax advisors as to the U.S. federal income tax consequences of their exercise of appraisal rights.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO COMPANY STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Regulatory Approvals and Notices

The merger is subject to the requirements of the HSR Act, which prevent the Company and Parent from completing the merger until required information and materials are furnished to the DOJ and the FTC, and the waiting period applicable under the HSR Act has expired or been terminated. On August 13, 2012, the Company and Parent filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. On August 17, 2012, the Company and Parent received confirmation of early termination of the waiting period under the HSR Act, effective immediately. Although early termination of the waiting period under the HSR Act has been received, the DOJ, the FTC, state attorneys general and others may challenge the merger on antitrust grounds and either before or after the completion of the merger, any of the DOJ, the FTC, state attorneys general or others could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger. We cannot assure you that a challenge to the merger on antitrust grounds will not be made or that, if a challenge is made, it will not succeed. Any such challenge could result in the conditions to the merger not being satisfied.

Litigation Related to the Merger

On August 10, 2012, William H. Costelloe, a purported holder of shares of Company common stock, filed a lawsuit allegedly on behalf of a putative class of holders of shares of Company common stock in the County Court At Law No. 2, Dallas County, Texas, Cause No. CC-12-04962-B (the “Costelloe Action”). The Costelloe Action names as defendants the Company, The Home Depot, Parent, Merger Sub and the members of the board of directors of the Company. The Costelloe Action alleges that the board of directors breached their fiduciary duties to the Company’s stockholders by entering into a merger agreement that is not in the best interest of the Company’s stockholders.

The Costelloe Action also alleges that the Company, The Home Depot, Parent and Merger Sub aided and abetted the purported breaches of fiduciary duties. The Costelloe Action seeks, among other relief, (i) class action status, (ii) an order declaring that the board of directors breached their fiduciary duties and that the merger agreement is therefore unlawful and unenforceable, (iii) an injunction from consummating the transactions contemplated by the merger agreement, unless and until the Company adopts and implements a process to obtain a merger agreement with the highest possible value for stockholders; (iv) an order directing the board of directors to exercise their fiduciary duties to the Company’s stockholders; (v) rescission of the merger agreement; (vi) an award to plaintiffs of the costs and disbursements of the action, including reasonable attorneys’ and experts’ fees, costs and expenses.

On August 12, 2012, a substantially identical purported class action lawsuit, Cause No. 12-08956, was filed in the 162d Dallas County District Court by Jennifer Foy, another purported holder of shares of Company common stock (the “Foy Action”). On August 14, 2012, a substantially identical purported class action lawsuit was filed in the County Court At Law No. 1, Dallas County, Texas, Cause No. CC-12-05014-A, by Melanie Villela, another purported holder of shares of Company common stock (the “Villela Action”). On August 15, 2012, a substantially identical purported class action lawsuit was filed in the Court of Chancery of the State of Delaware, No. 7782-CS, by Dennis Hickie, another purported holder of shares of Company common stock (the “Hickie Action”).

The Company, The Home Depot, Parent and Merger Sub believe that each of the Costelloe Action, the Foy Action, the Villela Action and the Hickie Action are without merit, and intend to defend vigorously each such action.

Except as discussed above, as of the date of this proxy, we are not aware of any other lawsuits that have been filed against us related to the merger. Additional lawsuits pertaining to the merger could be filed in the future.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in the merger agreement have been made solely for the benefit of such entities. In addition, such representations, warranties and covenants (i) have been made only for purposes of the merger agreement, (ii) have been qualified by (a) confidential disclosures made to Parent and Merger Sub in the disclosure schedules delivered in connection with the merger agreement and (b) matters disclosed in Company filings with the SEC, (iii) in some instances are subject to materiality qualifications contained in the merger agreement, which may differ from what may be viewed as material by stockholders, (iv) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement, and (v) have been included in the merger agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. The merger agreement is included with this filing only to provide stockholders with information regarding the terms of the merger agreement, and not to provide stockholders with any other factual information regarding the Company or its business. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company contained in this proxy statement and that is or will be contained in, or incorporated by reference into, the Company’s Annual Reports on Form 10-K, registration statements, periodic reports filed with the SEC under the Exchange Act, the proxy statement for the Company’s annual stockholder meeting and other documents that the Company files with the SEC under the Exchange Act.

The Merger

Under the terms of the merger agreement, Merger Sub, a direct, wholly-owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will become a wholly-owned subsidiary of Parent. The certificate of incorporation of Merger Sub, as in effect immediately prior to the effective time of the merger (as explained below) will be the certificate of incorporation of the surviving corporation. The bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation. The directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation. The officers of Merger Sub immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. The directors and officers of the surviving corporation will serve in accordance with the certificate of incorporation and bylaws of the surviving corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

Effective Time of the Merger

The closing of the merger will occur no later than the third business day following the satisfaction or waiver, if permissible, of all of the closing conditions set forth in the merger agreement or at such other date as the parties may agree in writing. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State (or such later time as may be agreed by the Company and Parent and specified in the certificate of merger). We intend to complete the merger as promptly as practicable, subject to receipt of stockholder approval and all requisite regulatory approvals. Although we currently expect to complete the merger during the fourth calendar quarter of 2012, we cannot specify when, or assure you that, all conditions to the merger will be satisfied or waived.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of Company common stock, other than treasury shares, any shares owned by Parent or Merger Sub or any other subsidiary of Parent or The Home Depot, and shares owned by stockholders who have properly demanded and not effectively withdrawn or lost appraisal rights, will be canceled and converted automatically into the right to receive $12.50 in cash, payable without interest and less applicable withholding taxes. Treasury shares and any shares of Company common stock owned by Parent or Merger Sub or any other subsidiary of Parent or The Home Depot will automatically be canceled without any conversion of such shares and no payment or distribution will be made with respect to such shares. Shares held by our stockholders who perfect their appraisal rights will be entitled to receive an amount in cash equal to the “fair value” of such shares, plus interest, if any, on the amount determined to be the fair value, as may be determined by the Delaware Court of Chancery under Section 262 of the DGCL.

Payment Procedures

At or prior to the effective time of the merger, Parent will deposit cash with the paying agent in an amount sufficient to pay the aggregate merger consideration. Promptly after the effective time of the merger, Parent will cause the paying agent to mail to each holder of record of an outstanding certificate, and to each holder of uncertificated shares of Company common stock represented on a book entry basis, that immediately prior to the effective time represented outstanding shares of Company common stock (other than excluded shares) (i) a letter of transmittal (which will be in customary form, will specify that delivery will be effected, and risk of loss and title to the certificates or book-entry shares held by such holder shall pass, only upon proper delivery of the certificates (or affidavit of loss in lieu thereof together with any required indemnity) or book-entry shares to the paying agent, and (ii) instructions for use in effecting the surrender of such certificates or transfer of the book-entry shares in exchange for the merger consideration payable in respect of the shares of Company common stock represented by such certificates or book-entry shares. Upon surrender of a certificate that immediately prior to the effective time represented outstanding shares of Company common stock (or affidavit of loss in lieu thereof) to the paying agent, together with such letter of transmittal (or, in the case of a book-entry share that immediately prior to the effective time represented outstanding shares of Company common stock, upon delivery of such letter of transmittal or upon the entry through a book-entry transfer agent of the surrender of such book-entry shares on a book-entry account statement), duly completed and validly executed in accordance with the instructions thereto, and such other documents as the paying agent or Parent may reasonably require, the holder of such certificate or book-entry share will be entitled to receive in exchange therefor the merger consideration that such holder is entitled to receive in respect of the shares of Company common stock represented by such certificate or book-entry share less applicable withholdings. If payment of the merger consideration is to be made to a person other than the person in whose name the surrendered certificate or book-entry share is registered, it shall be a condition of payment that such certificate or book-entry share so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such book-entry share shall be properly transferred and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the certificate or book-entry share surrendered or shall have established to the satisfaction of Parent that such taxes either have been paid or are not applicable. No interest will be paid or will accrue on any merger consideration payable in respect of certificates or book-entry shares that immediately prior to the effective time represented outstanding shares of Company common stock.

If any person’s certificates evidencing shares of Company common stock have been lost, stolen or destroyed, then such person will be entitled to obtain the merger consideration after such person makes an affidavit of the loss, theft or destruction. In addition, if required by Parent, such person must post a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that holders of shares of Company common stock will receive, which should be read carefully in its entirety.

Any funds that have not been distributed to the holders of shares of Company common stock within one year after the effective time of the merger will be delivered by the paying agent to the surviving corporation. After such delivery, holders of certificates or book-entry shares who have not complied with the instructions to exchange their certificates or book-entry shares will be entitled to look only to the surviving corporation for payment of the merger consideration.

If any certificate or book-entry share has not been surrendered or transferred prior to the date on which any merger consideration in respect thereof would otherwise escheat to or become the property of any governmental entity, any such merger consideration in respect of such certificate or book-entry share will, to the extent permitted by applicable law, become the property of the surviving corporation, and any holder of such certificate or book-entry share who has not theretofore complied with the terms of the merger agreement with respect to the surrender or transfer of such certificate or book-entry share may thereafter look only to the surviving corporation for payment of their claim for merger consideration in respect thereof (if any).

You should not send your Company stock certificates (if any) to the paying agent until you have received transmittal materials from the paying agent. Do not return your Company stock certificates (if any) with the enclosed proxy.

Appraisal Rights

Shares of Company common stock held by a stockholder entitled to demand and who properly demands appraisal rights with respect to such shares, pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL, will not be converted into, or represent the right to receive, the merger consideration. Instead such stockholder will only be entitled to receive payment of the “fair value” of such stockholder’s shares, plus interest, if any, on the amount determined to be the fair value by the Delaware Court of Chancery in accordance with Section 262 of the DGCL. In the event a stockholder fails to perfect, withdraws or otherwise loses his, her or its rights to appraisal of such shares under Section 262 of the DGCL, then that stockholder’s shares will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration described above, without interest and subject to applicable withholding taxes.

We are required to give Parent prompt notice of any demands for appraisal of shares of Company common stock, and Parent has the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company may not settle, make any payments with respect to, or offer to settle, any such demands without the prior written consent of Parent. Any payments required to be made with respect to any dissenting shares will be made by Parent.

These rights in general are discussed more fully under the section of this proxy statement entitled “Appraisal Rights” beginning on page 89.

Treatment of Options

Upon completion of the merger, each stock option that was outstanding and unvested immediately prior to the effective time will become fully vested, and each unexercised stock option that was outstanding immediately prior to the effective time will be canceled and the holder, including officers and directors, of any such stock option that has an exercise price that is less than the merger consideration will become entitled to receive an amount in cash from the surviving corporation equal to the product obtained by multiplying (x) the number of shares of Company common stock that would have been issuable upon exercise of such stock options immediately prior to the effective time and (y) the merger consideration less the per share exercise price of such stock option. Any amounts payable will be paid less applicable tax withholdings. Parent or the surviving corporation will make such payments as soon as practicable after the effective time of the merger.

Representations and Warranties

In the merger agreement, the Company made representations and warranties to Parent and Merger Sub, including those relating to the following:

•	the corporate organization, good standing and authority of the Company and its subsidiaries;

•	the organizational documents of the Company and its subsidiaries;

•	the capitalization of the Company and its subsidiaries;

•	the Company’s authorization, execution, delivery and performance of the merger agreement and the transactions contemplated thereby and the enforceability of the merger agreement;

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the existence, if any, of conflicts with, or violations of, the Company’s and any of its subsidiaries’ organizational documents, applicable laws or certain agreements as a result of the Company’s execution of the merger agreement or consummation of the merger and the identification of government filings of the Company required in connection therewith;

•	compliance with applicable laws and permits;

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our SEC filings since January 1, 2009, including financial statements contained therein, disclosure controls and procedures, compliance with the federal securities laws and internal accounting controls;

•	the existence of any undisclosed liabilities;

•	the absence of certain changes or events involving the Company or any of its subsidiaries since March 31, 2012;

•	the existence, if any, of pending or, to the Company’s knowledge, threatened litigation involving the Company or any of its subsidiaries;

•	the Company’s employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits;

•	labor and employment matters;

•	the information included in this proxy statement;

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the Company’s receipt of an opinion from BPCVS to the effect that, as of the date of the merger agreement and based upon and subject to the limitations, qualifications and assumptions set forth therein, the merger consideration to be received by the holders of Company common stock, other than holders of excluded shares, is fair, from a financial point of view, to those holders;

•	the Company’s title to assets, real property and tangible and intangible personal property;

•	the Company’s material contracts;

•	the Company’s intellectual property and information security;

•	the Company’s filing of tax returns, payment of taxes and other tax matters;

•	environmental matters;

•	brokers’ fees and expenses;

•	the Company’s inventory and warranties;

•	the Company’s relationships with its distributors and suppliers;

•	the vote of the Company stockholders required to approve the merger;

•	the board of directors recommendation regarding the vote of the Company stockholders required to approve the merger;

•	state takeover statutes;

•	the Company’s insurance policies; and

•	related party transactions.

In the merger agreement, Parent and Merger Sub made representations and warranties to the Company, including those relating to the following:

•	corporate organization, good standing and authority of Parent and Merger Sub;

•	Parent’s and Merger Sub’s authorization, execution, delivery and performance of the merger agreement and the transactions contemplated thereby and enforceability of the merger agreement;

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the existence, if any, of conflicts with, or violations of, Parent’s or Merger Sub’s organizational documents, applicable laws or certain agreements as a result of such entities’ execution of the merger agreement or consummation of the merger and the identification of government filings of such entities required in connection therewith;

•	the information supplied in writing by Parent or Merger Sub to the Company expressly for use in this proxy statement;

•	Parent’s and Merger Sub’s ownership of shares of Company common stock;

•	the business activities of Merger Sub;

•	the sufficiency of Parent’s funds to pay the merger consideration; and

•	Parent’s and Merger Sub’s independent investigation of the Company.

The representations and warranties contained in the merger agreement will not survive the merger.

Definition of Company Material Adverse Effect

Certain of our representations and warranties made by us in the merger agreement are qualified by reference to whether the item in question would have a “Company Material Adverse Effect.” Further, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of the condition that no Company Material Adverse Effect has occurred and is continuing following the date of the merger agreement. The merger agreement provides that a “Company Material Adverse Effect” means any change, effect, event, occurrence, circumstance or development that, individually or in the aggregate, has resulted or would reasonably be expected to result in any material adverse change in, or material adverse affect on, the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

However, a “Company Material Adverse Effect” will not be deemed to include any change, effect, event, occurrence, circumstance or development resulting from or arising in connection with the following (so long as such effects have not had, or would reasonably be expected not to have, a disproportionate effect on the Company and its subsidiaries taken as a whole relative to other companies in the same industry as the Company):

•	conditions (or changes in) the industries and markets in which the Company and its subsidiaries operate;

•	conditions (or changes in) the United States or the global economy;

•	conditions (or changes in) the United States securities markets;

•	changes in GAAP or changes in the interpretation of GAAP, or changes in the accounting rules and regulations of the SEC after the date hereof;

•	natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof;

•	any changes in law after the date of the merger agreement

•	the announcement of the transactions contemplated by the merger agreement (including any resulting adverse changes in the Company’s relationship with its employees, customers, partners or suppliers);

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any action, suit, notice or any other proceeding instituted or threatened and related to the Services Agreement by and among Canadian Tire Financial Services Limited, Canadian Home Systems, Ltd. and U.S. Home Systems, Inc., dated May 21, 2012, other than any claim of fraud or intentional misrepresentation by the Company or any of its affiliates or representatives; and

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any decrease in the market price or trading volume of Company common stock or any failure by the Company to meet any projections, forecasts or revenue or earnings predictions, or any predictions or expectations of the Company or of any securities analysts (provided that any of the underlying causes contributing to any such decreases or failures shall not be excluded from the determination of Company Material Adverse Effect).

Covenants Relating to the Conduct of the Company’s Business

During the period between the date of the merger agreement and the effective time of the merger, or, if any, the earlier termination of the merger agreement, the Company has agreed with Parent and Merger Sub that, except as expressly provided in the merger agreement, or with the prior written consent of Parent (which will not be unreasonably withheld, delayed or conditioned), the Company will, and will cause each of its subsidiaries to:

•	conduct its business in the ordinary and usual course of business in all material respects consistent with past practice; and

•	use its commercially reasonable efforts to preserve intact the business organization of the Company and its subsidiaries and maintain their relationships with material suppliers and distributors.

In addition, without limiting the foregoing, during the period between the date of the merger agreement and the effective time of the merger, or, if any, the earlier termination of the merger agreement, the Company has agreed with Parent and Merger Sub that, except as expressly provided in the merger agreement, neither the Company nor any of its subsidiaries will take any of the following actions without the prior written consent of Parent (which will not be unreasonably withheld, delayed or conditioned):

•	amend its certificate of incorporation or bylaws (or other equivalent organizational documents);

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except for Company common stock to be issued or delivered pursuant to Company stock options in accordance with their terms on the date of the merger agreement issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any shares of capital stock of any class or any other ownership interest of the Company or any of its subsidiaries, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock or any other ownership interest of the Company or any of its subsidiaries, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any other ownership interest of the Company or any of its subsidiaries or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or any other ownership interest of the Company or any of its subsidiaries (including “phantom” rights and stock appreciation rights), or (B) any other securities of the Company or any of its subsidiaries in respect of, in lieu of, or in substitution for, Company common stock outstanding on the date of the merger agreement;

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redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any outstanding Company common stock, Company stock options, Company restricted stock awards or other securities of the Company or any of its subsidiaries;

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split, combine, subdivide or reclassify any Company common stock or declare, set aside for payment or pay any dividend or other distribution (whether in cash, stock or other property) in respect of any Company common stock, or any other securities of the Company or any of its subsidiaries or otherwise make any payments to stockholders in their capacity as such (other than the declaration, setting aside or payment from a wholly owned Subsidiary of the Company to the Company and the declaration and payment of quarterly cash dividends by the Company to the holders of Company common stock in such amount and manner as is consistent with past practice);

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adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries, other than the transactions contemplated by the merger agreement;

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directly or indirectly acquire (A) by purchase, merger or otherwise, any business or equity interest of any person or (B) any asset or assets, except for new capital expenditures which, individually, are less than or equal to $100,000 or, in the aggregate, are less than or equal to $250,000, and except for purchases of assets which, individually, are less than or equal to $100,000 or, in the aggregate, are less than or equal to $250,000;

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sell, lease, license, mortgage, sell and leaseback or otherwise encumber or dispose of any of its properties or other assets or any interests therein, except for sales or dispositions of inventory, used or obsolete equipment or scrap materials in the ordinary course of business consistent with past practice and any of the foregoing which, individually, are less than or equal to $100,000 or, in the aggregate, are less than or equal to $250,000;

•

make any new capital expenditure or other expenditures (including in respect of research and development), other than those which, individually, are less than or equal to $100,000 or, in the aggregate, are less than or equal to $250,000;

•

incur any indebtedness for borrowed money in addition to that incurred as of the date hereof, or guarantee any such indebtedness or make any material loans, advances or capital contributions to, or investments in, any other person, other than (A) to the Company or any wholly owned Subsidiary of the Company, (B) to employees in respect of travel or other expenses in the ordinary course of business consistent with past practice or (C) borrowings under the Company’s credit facility or trade payables incurred in the ordinary course of business in a total amount not exceeding $250,000 in the aggregate;

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except as required by the terms of any benefit plan or benefit agreement, (A) increase the compensation or benefits, or pay any bonus to, any participant, (B) grant any participant change of control, severance, retention or termination compensation or benefits, or any increase therein, (C) enter into, amend or terminate any benefit agreement, (D) establish, adopt, enter into, amend or terminate any collective bargaining agreement or benefit plan (including any Company stock option, Company restricted stock award or other award thereunder), (E) accelerate the time of payment or vesting of any rights or benefits, or make any material determinations, under any benefit plan or benefit agreement, (F) pay any amount or benefit under, or grant any awards under any bonus, incentive, performance or other compensation plan or arrangement, benefit plan or benefit agreement (including the grant of Company stock options, Company restricted stock award or other equity or equity based awards or the removal or modification of any restrictions in any benefit agreement or benefit plan or awards made thereunder) or (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan or benefit agreement;

•	change in any material respect any of the financial accounting methods used by the Company unless required by GAAP or applicable Law;

•	(A) enter into any material contract or (B) except as permitted by the merger agreement, modify, amend or terminate any contract or waive, release, assign or fail to exercise or pursue any material rights or claims thereunder, which if so modified, amended, terminated, waived, released, assigned or not exercised or pursued would reasonably be expected to (x) have a Company Material Adverse Effect, (y) impair in any material respect the ability of the Company to perform its obligations under the merger agreement or (z) prevent or materially delay the consummation of the Merger or any of the other transactions contemplated by the merger agreement;

•

except as required by applicable law, (A) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction of the foregoing (x) that are covered by existing insurance policies, (y) that, individually, are less than or equal to $100,000 or, in the aggregate, are less than or equal to $250,000 or (z) in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reserved against in the most recent financial statements of the Company included in the Company’s filings with the SEC (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (B) cancel any indebtedness owing to the Company or any of its subsidiaries, (C) waive or assign any claims or rights of substantial value (other than in connection with the settlement of delinquent accounts receivable in the ordinary course of business consistent with past practice), (D) except as permitted by the merger agreement, waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar contract to which the Company or any of its subsidiaries is a party;

•	sell, transfer or license to any person or adversely amend or modify any rights to any Company intellectual property; or

•	agree or commit to do any of the foregoing.

Conditions to Closing the Merger

Conditions to Obligations of the Company, Parent and Merger Sub

The obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, prior to the effective time of the merger, including the following:

•	the adoption of the merger agreement by the affirmative vote of a majority of the outstanding shares of Company common stock entitled to vote thereon;

•	all waiting periods (and extensions thereof) applicable to the merger under the HSR Act must have expired or been terminated; and

•

no court, legislative, executive or regulatory authority or agency having jurisdiction over the Company, Parent or Merger Sub has enacted or issued any law, statute, rule, regulation, order, injunction, judgment, decree or ruling or taken any other action enjoining or otherwise prohibiting consummation of the merger substantially on the terms contemplated by the merger agreement.

Conditions to Obligations of Parent and Merger Sub

In addition, the obligations of Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, prior to the effective time of the merger, including the following:

•

the representations and warranties of the Company set forth in the merger agreement that are qualified as to materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of the merger agreement and as of the date of the closing of the merger as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and Parent has received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;

•

the Company has not failed, in any material respect, to perform or to comply with any agreement or covenant required to be performed or complied with by it under the merger agreement at or prior to the closing date, and Parent has received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;

•

no suit action or proceeding by any court, legislative, executive or regulatory authority or agency has been instituted that challenges the transactions contemplated by the merger agreement, seeks to prohibit or limit the ownership or operation of the Company or seeks to prohibit Parent or any of its affiliates from effectively controlling in any respect the business or operations of the Company or to compel the Company, Parent or any of their respective subsidiaries to divest or hold separate any portion of any business or of any assets of the Company as a result of the merger; and

•	no Company Material Adverse Effect has occurred and is continuing following the date of the merger agreement.

Conditions to Obligations of the Company

In addition, the obligations of the Company to consummate the merger are subject to the satisfaction or waiver (where permissible) of a number of conditions, prior to the effective time of the merger, including the following:

•

the representations and warranties of Parent and Merger Sub set forth in the merger agreement that are qualified as to materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of the merger agreement and as of the date of the closing of the merger as if made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and the Company has received a certificate signed on behalf of Parent by an executive officer of Parent to such effect; and

•

Parent and Merger Sub have not failed, in any material respect, to perform or to comply with any agreement or covenant required to be performed or complied with by it under the merger agreement at or prior to the closing date, and Company has received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Acquisition Proposals and Restrictions on Change of Recommendation to Stockholders

Go-Shop

During the period beginning on August 6, 2012 and continuing until 11:59 p.m. (Eastern time) on September 5, 2012, which period we refer to as the go-shop period, the Company and its subsidiaries and their respective representatives have the right, under the direction of the board of directors or any committee thereof, to, directly or indirectly: (i) initiate, solicit, facilitate and encourage acquisition proposals, including by way of contacting third parties, public disclosure and providing access to non-public information pursuant to (but only pursuant to) one or more acceptable confidentiality agreements; provided, that the Company will within twenty-four hours provide to Parent any information that is provided to any Person given such access which was not previously provided to Parent or its representatives; (ii) enter into, engage in and maintain discussions or negotiations with respect to acquisition proposals and (iii) otherwise cooperate with, assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations. Within twenty-four hours after the Company’s receipt of a request to notify from Parent, the Company will notify Parent in writing of the identity of each qualified go-shop bidder (if any), provide a description of the status of any discussions with such qualified go-shop bidder and provide to Parent an unredacted copy of any written (or a written summary of the material terms of any non-written) acquisition proposal, including any financing commitments (including redacted fee letters) relating thereto. During the go-shop period, Parent will use its commercially reasonable efforts to make its authorized representatives available, during normal business hours and upon reasonable notice, to respond to the questions of a qualified go-shop bidder concerning the Company’s current commercial relationship with Parent and its affiliates; provided, however, that nothing requires Parent to disclose any information to a qualified go-shop bidder if such disclosure would, in the reasonable judgment of Parent, (x) reveal trade secrets or commercially sensitive information of Parent or its affiliates, (y) violate applicable law or the provisions of any agreement to which Parent or any of its affiliates is a party or (z) jeopardize any attorney-client or other legal privilege.

An “acquisition proposal” means any offer or proposal made by any person or persons other than Parent, Merger Sub or any affiliate thereof to acquire, other than as contemplated by the merger agreement, directly or indirectly in one transaction or a series of transactions:

•

beneficial ownership of ten percent or more of any class of equity securities of the Company or any of its subsidiaries that constitute, individually or in the aggregate, ten percent or more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer or exchange offer or any other transaction involving the Company or any of its subsidiaries; or

•

one or more assets or businesses of the Company and its subsidiaries that constitute ten percent or more of the revenues, net income or assets (based on fair market value) of the Company and its subsidiaries, taken as a whole.

A “qualified go-shop bidder” means any person or group of persons from whom the Company or any of its representatives receives a written acquisition proposal after the execution of the merger agreement and prior to September 6, 2012 that the board of directors determines, prior to September 6, 2012, in good faith, after consultation with the Company’s financial and legal advisors, constitutes, or is reasonably expected to lead to, a superior proposal.

A “superior proposal” means any bona fide written offer made by any person (other than Parent, Merger Sub or any affiliate thereof) that, if accepted, would result in such person (or its stockholders) owning, directly or indirectly, a majority of the shares of Company common stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, which the Company’s board of directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be (i) more favorable from a financial point of view to the Company’s stockholders than the merger (taking into account all of the terms and conditions of such offer and the merger agreement (including any changes to the terms of the merger agreement proposed by Parent in response to such offer) and (ii) reasonably likely to be consummated without undue delay relative to the transactions contemplated by the merger agreement, taking into account all financial, legal, regulatory and other aspects of such offer.

No-Shop

From and after 12:00 a.m. (Eastern time) on September 6, 2012, the Company agreed to, and agreed to cause its subsidiaries and its and their representatives to, immediately cease and cause to be terminated any and all discussions and negotiations with any person with respect to any proposal that constitutes or would reasonably be expected to lead to, an acquisition proposal, and request the prompt return or destruction of all confidential information concerning the Company and its subsidiaries provided to such person in the last twelve months; provided, however, that through September 15, 2012, the Company may continue to engage in and maintain discussions or negotiations with respect to acquisition proposals and otherwise cooperate with, assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations with a qualified go-shop bidder (for so long as such person or group is a qualified go-shop bidder).

Except as provided below, from and after 12:00 a.m. (Eastern time) on September 6, 2012 (as such date may be extended with respect to a qualified go-shop bidder), until the earlier of the effective time of the merger or the termination of the merger agreement, the Company shall not, and the Company shall cause its subsidiaries and its and their representatives to not, directly or indirectly:

•

initiate, solicit or take any action to knowingly facilitate or knowingly encourage any acquisition proposal, or participate or engage in any negotiations, inquiries or discussion with respect to any acquisition proposal;

•

in connection with any potential acquisition proposal, disclose or furnish any information or data to any person or afford any person (other than Parent or its representatives) access to its properties, books or records;

•	enter into or execute, or propose to enter into or execute, any agreement relating to an acquisition proposal;

•	grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries;

•	approve any transaction under, or any third party (other than Parent and its affiliates) becoming an “interested stockholder” under, Section 203 of the DGCL; or

•

approve, endorse, recommend, or make or authorize any public statement, recommendation, or solicitation in support of any acquisition proposal or any offer relating to an acquisition proposal other than with respect to the merger.

Notwithstanding the foregoing restrictions or anything to the contrary in the merger agreement, if at any time after the date of the merger agreement the Company receives a bona fide written unsolicited acquisition proposal that did not result from a breach of the restrictions contained in the no-shop related provisions of the merger agreement, the Company and the board of directors may participate in discussions or negotiations with, or furnish any information to, any person (but only after any such person enters into a customary confidentiality agreement with the Company which may not provide for an exclusive right to negotiate with the Company and may not restrict the Company from complying with the merger agreement) making such acquisition proposal and their respective representatives and potential sources of debt financing, if prior to the time the Company’s stockholders adopt the merger agreement (i) the Company’s board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that such person has submitted to the Company an acquisition proposal that is, or would reasonably be expected to lead to, a superior proposal (it being agreed that, so long as the Company, its subsidiaries and its and their representatives have otherwise complied with the merger agreement, the Company’s board of directors may correspond in writing with any person making such a written acquisition proposal to request the clarification of the terms and conditions thereof so as to determine whether such acquisition proposal is, or would reasonably be expected to lead to, a superior proposal) and (ii) the Company’s board of directors determines in good faith, after consultation with outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information would reasonably be expected to be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable law; provided that all such information so furnished has been previously provided to Parent or is provided to Parent substantially concurrent with it being so furnished to such Person or its representatives.

The Company is also required to promptly (and in any event within 24 hours), advise Parent orally and in writing of the receipt of any acquisition proposal, the financial and other material terms and conditions of any such acquisition proposal (including any changes thereto) and the identity of the person making any such acquisition proposal. We have agreed to keep Parent fully informed of the status and material details (including any change to the terms thereof) of any such acquisition proposal and any substantive discussion and any negotiations concerning the material terms and conditions thereof and to provide Parent as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof copies of all correspondence and other written material relating to such acquisition proposal exchanged between the Company or any of its subsidiaries (or their representatives) and the person making an acquisition proposal (or its representatives).

Restrictions on Change of Recommendation to Stockholders

The Company has agreed that neither the Company’s board of directors nor any committee thereof will take any of the following actions, the first three of which we refer to as a change of recommendation:

•

withdraw (or modify in a manner adverse to Parent or Merger Sub), or propose publicly to withdraw (or so modify), the recommendation of the Company’s board of directors in favor of the adoption of the merger agreement and the merger by the Company’s stockholders or resolve to agree to take any such action;

•

approve, adopt, or recommend, or propose publicly to approve, adopt, or recommend, any acquisition proposal or, after September 6, 2012 (or after September 15, 2012 with respect to any qualified go-shop bidder), take any action or make any statement inconsistent with the recommendation of the Company’s board of directors in favor of the adoption of the merger agreement and the merger by the Company’s stockholders or resolve to agree to take any such action;

•

in the event of a tender offer or exchange offer for any outstanding Company common stock, fail to recommend against acceptance of such tender offer or exchange offer by the Company’s stockholders within ten business days of the commencement thereof; or

•

approve or recommend, or publicly propose to approve or recommend, or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other agreement, arrangement, or understanding (i) constituting or related to, or that is intended to or would reasonably be expected to lead to, any acquisition proposal or (ii) requiring it to abandon, terminate, or fail to consummate the transactions contemplated by the merger agreement.

Notwithstanding the foregoing restrictions, prior to the time the Company’s stockholders adopt the merger agreement, the Company’s board of directors may, if the Company’s board of directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Law:

•	make a change of recommendation; or

•

in response to a superior proposal that did not result from a breach of the restrictions contained in the no-shop related provisions of the merger agreement, cause the Company to terminate the merger agreement and concurrently with or after such termination, cause the Company to enter into an acquisition agreement with respect to a superior proposal; provided, however, that:

•	no change of recommendation may be made that relates to an acquisition proposal unless such acquisition proposal constitutes a superior proposal and; provided further that

•	no change of recommendation may be made and no termination of the merger agreement may be made, in each case:

•

until after the fifth business day following Parent’s receipt of written notice from the Company advising Parent that the Company’s board of directors intends to make a change of recommendation, which we refer to as a notice of adverse recommendation, or terminate this Agreement, which we refer to as a notice of superior proposal, and specifying the reasons therefor, including, if the basis of the proposed action by the Company’s board of directors is a superior proposal, the terms and conditions of, and attaching the most current version of the proposed agreement under which, any such superior proposal is proposed to be consummated; and

•

unless Parent does not make, within five business days after its receipt of a notice of adverse recommendation or notice of superior proposal, an offer that is at least as favorable to the Company’s stockholders as such superior proposal;

•

the Company agrees that, during the five business day period prior to (i) the Company’s board of directors making a change of recommendation or (ii) the termination of the merger agreement by the Company, the Company and its representatives will negotiate in good faith with Parent and its representatives regarding any revisions to the terms of the merger agreement proposed by Parent; and

•

in determining whether to make a change of recommendation or to cause the Company to terminate the merger agreement, the Company’s board of directors shall take into account any changes to the terms of the merger agreement proposed by Parent in response to a notice of adverse recommendation, a notice of superior proposal or otherwise.

Termination

Parent and the Company may mutually agree to terminate the merger agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the merger agreement at the special meeting.

In addition, Parent, on the one hand, and the Company, on the other hand, each have separate rights to terminate the merger agreement without the agreement of the other parties if, among other things:

•

if as a result of the failure of any of the conditions set forth in the merger agreement the merger has not been consummated on or prior to February 6, 2013; provided, however, that this right to terminate the merger agreement is not available to any party whose breach of the merger agreement has been the cause of, or resulted in, the failure of such conditions to be satisfied on or prior to such date;

•

if any court, legislative, executive or regulatory authority or agency having jurisdiction over the Company, Parent or Merger Sub has enacted or issued any law or order or taken any other action, in each case such that the conditions set forth in the merger agreement would not be satisfied, and such law, order or other action has become final and non-appealable, unless the party seeking to terminate the merger agreement has not complied with its obligations under the merger agreement to use commercially reasonable efforts to consummate and make effective the transactions contemplated by the merger agreement; or

•

if the Company fails to obtain the vote of its stockholders to adopt the merger agreement at the special meeting (or any adjournments or postponements thereof) at which a quorum is present and the votes to adopt the merger agreement and approve the merger are taken.

Parent or Merger Sub may also terminate the merger agreement if:

•

there is a breach of any covenant or agreement on the part of the Company, or if any representation or warranty of the Company is untrue, which breach or failure to be true (A) would give rise to the failure of certain conditions set forth in the merger agreement and (B) is incapable of being cured prior to February 6, 2013 or, if capable of being cured, is not cured prior to the date that is thirty days from the date the Company is notified by Parent of such breach; provided that this right to terminate the merger agreement will not be available to Parent if it has failed to perform in any material respect any of its obligations under or in connection with the merger agreement;

•

if, prior to obtaining the Company’s stockholder approval, the Company’s board of directors (A) has made a change of recommendation or (B) after September 6, 2012, fails publicly to reaffirm the Company’s board of director’s recommendation (x) within ten business days of receipt of a written request by Parent to provide such reaffirmation following an acquisition proposal or (y) by the close of business on the business day immediately preceding February 6, 2013 if such date is less than ten business days from the receipt of such a request by Parent; or

•

if the Company or the Company’s board of directors has intentionally and materially breached any of their obligations under the merger agreement with respect to acquisition proposals, or if the Company materially breaches its obligations under the merger agreement by reason of a failure to call the special meeting.

The Company may also terminate the merger agreement if:

•

there is a breach of any covenant or agreement on the part of Parent or Merger Sub, or if any representation or warranty of Parent or Merger Sub is untrue, which breach or failure to be true (A) would give rise to the failure of certain conditions set forth in the merger agreement and (B) is incapable of being cured prior to February 6, 2013 or, if capable of being cured, is not cured prior to the date that is thirty days from the date Parent is notified by the Company of such breach; provided that this right to terminate the merger agreement will not be available to Company if it has failed to perform in any material respect any of its obligations under or in connection with the merger agreement; or

•

prior to receipt of the vote of the Company’s stockholders to adopt the merger agreement, the Company’s board of directors authorizes the Company or any of its subsidiaries to enter into a definitive agreement with respect to a superior proposal in accordance with the terms and subject to the conditions of the provisions of the merger agreement related to acquisition proposals, and the Company has complied with its obligations under the merger agreement with respect to acquisition proposals, including the payment of a termination fee.

If the merger agreement is terminated, it will become void, and there will be no liability under the merger agreement on the part of the Company, Parent or Merger Sub or their respective directors, officers, employees, stockholders, representatives, agents or advisors, and all rights and obligations under the merger agreement of the Company, Parent or Merger Sub will cease, except for certain provisions relating to confidentiality agreements, effects of termination, termination fees, expenses and general provisions, and except that termination of the merger agreement will not relieve any party from liability for fraud or any knowing and intentional breach of the merger agreement.

Fees and Expenses

Each of the parties will bear all fees and expenses it incurs in connection with the merger and the merger agreement, except (i) for fees and expenses related to any filing made pursuant to the HSR Act or any other U.S. or foreign antitrust, competition or similar law, which will be paid by Parent, and (ii) as described below under “Termination Fee Payable by the Company.”

Termination Fee Payable by the Company

The Company is required to pay to Parent a termination fee if any of the following events occur:

•

if the Company desires to terminate the merger agreement pursuant to its termination right that permits termination following the Company’s board of directors’ authorization of the entering into of a definitive agreement with respect to a superior proposal and prior to the time the Company’s stockholders adopt the merger agreement (which termination fee must be paid prior to the effectiveness of the termination of the merger agreement);

•

if Parent or Merger Sub terminates the merger agreement in the event that (i) prior to obtaining the Company’s stockholder approval, the Company’s board of directors (A) has made a change of recommendation or (B) after September 6, 2012, fails publicly to reaffirm the Company’s board of directors’ recommendation (x) within ten business days of receipt of a written request by Parent to provide such reaffirmation following an acquisition proposal or (y) by the close of business on the business day immediately preceding February 6, 2013 if such date is less than ten business days from the receipt of such a request by Parent, or (ii) the Company or the Company’s board of directors has intentionally and materially breached its obligations under the provisions of the merger agreement related to solicitations and acquisition proposals or failed to call the special meeting; or

•	if:

•	Parent or Company terminates the merger agreement pursuant to their respective termination rights that permit termination following (i) the failure of the merger to have been consummated by

February 6, 2013 or (ii) if the Company fails to obtain the vote of its stockholders to adopt the merger agreement at the special meeting (or any adjournments or postponements thereof);

•	there has been publicly disclosed for the first time after the date of the merger agreement an acquisition proposal (or the intention by any person to make an acquisition proposal); and

•

within twelve months after such termination, either (1) the Company enters into a definitive agreement with respect to the acquisition of fifty percent or more of the Company’s equity securities or assets of the Company that constitute fifty percent of more of the revenues, net income or assets of the Company and its subsidiaries, taken as a whole pursuant to any acquisition proposal or (2) the Company consummates any such transaction contemplated by any acquisition proposal.

The termination fee, if applicable, will be an amount in cash, equal to $2,866,000, except the termination fee will be $1,911,000 if, prior to 11:59 P.M. (Eastern time) on September 15, 2012, the merger agreement is terminated by the Company in order to enter into an acquisition agreement with respect to a superior proposal made by a qualified go-shop bidder or by Parent or Merger Sub and the event giving rise to the termination is the submission of an acquisition proposal by a qualified go-shop bidder.

In no event will the Company be required to pay the termination fee more than once, whether or not multiple events have occurred that would give rise to an obligation to pay the termination fee.

Additional Agreements

Special Meeting; Proxy Statement

The Company has agreed to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable after the execution of the merger agreement for the purpose of considering and taking action upon the adoption of the merger agreement and the approval of the merger. We have agreed to use commercially reasonable efforts to solicit the adoption of the merger agreement by the stockholders of the Company.

Access to Information

From the date of the merger agreement until the termination of the merger agreement or the effective time of the merger and in compliance with applicable laws, subject to certain exceptions and conditions described in the merger agreement, the Company has agreed to give Parent, Merger Sub and their respective representatives reasonable access, during normal business hours and upon reasonable notice, to the properties, books and records of the Company and its subsidiaries, and to furnish such representatives such information concerning the business, properties and personnel of the Company and its subsidiaries as Parent reasonably requests.

Commercially Reasonable Efforts

Subject to the terms and conditions set forth in the merger agreement, each of the Company, Parent and Merger Sub has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions, to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as reasonably practicable, including using commercially reasonable efforts to obtain all consents, licenses, permits, waivers, appraisals, authorizations, or orders from governmental authorities required for the consummation of the transactions contemplated by the merger agreement.

Employee Matters

From and after the effective time of the merger and continuing for twelve months thereafter, Parent will cause the surviving corporation and each of its subsidiaries, as applicable, to provide the employees of the

Company and its subsidiaries, for so long as they remain employed by Parent (other than continuing employees who have entered into individual arrangements), with base salary, incentive compensation opportunities and employee benefits that are, substantially in the aggregate, no less favorable than those provided by the Company and its subsidiaries as of the date of the merger agreement.

Parent will, or will cause the surviving corporation to, recognize all service of employees of the Company who continue their employment after the effective time of the merger, whom we refer to as continuing employees, with the Company or any of its subsidiaries, as the case may be, as if such service were with Parent, with respect to any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 maintained by Parent, the surviving corporation or any of their subsidiaries (excluding any equity compensation arrangements maintained by Parent, the surviving corporation or any of their subsidiaries) in which any continuing employees will participate effective on or after the effective time of the merger, for vesting and eligibility purposes.

Parent has agreed to take commercially reasonable efforts to maintain the Company’s group health plans through the end of the calendar year in which the effective time of the merger occurs and to waive (or will cause the surviving corporation or any of their subsidiaries to waive) limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to continuing employees to the extent such limitations were not applicable to such continuing employees under the comparable Company employee benefit plans as of the time immediately preceding the closing of the merger.

Directors’ and Officers’ Indemnification and Insurance

As of the effective time of the merger, Parent will, and will cause the surviving corporation to, assume in the merger the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time that exist as of the date of the merger agreement in favor of the current or former directors and officers of the Company or any of its subsidiaries as provided in the certificate of incorporation or bylaws of the Company or the certificate of incorporation, bylaws or other organizational documents of the Company’s subsidiaries, or any indemnification agreement between an indemnified party and the Company or any of its subsidiaries, and all such rights to indemnification, advancement of expenses and exculpation from liabilities will survive the merger and will continue in full force and effect in accordance with their terms for a period of not less than six years after the effective time of the merger, or, if longer, for such period set forth in any applicable indemnification agreement with an indemnified party in effect as of August 6, 2012.

Under the merger agreement, Parent agreed that, effective as of the closing of the merger, Parent will purchase a prepaid “tail” directors’ and officers’ liability insurance policy for the directors and officers of the Company in respect of acts or omissions occurring prior to or at the effective time, which will provide such directors and officers with coverage for six years of not less than the existing coverage under, and have other terms not less favorable to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by the Company. Parent will not be obligated to pay aggregate annual premiums in excess of 200% of the per annum rate of premium currently paid by the Company and its subsidiaries for such insurance on the date of the merger agreement and in the event the cost of such coverage will exceed such amount, Parent will obtain as much coverage for not less than six years from the effective time of the merger as may be obtained for such aggregate amount.

Public Announcements

The Company and Parent have agreed that neither party will issue any press release or other public statements with respect to the transactions contemplated by the merger agreement, including the merger, without the prior agreement of the other party except (a) as may be required by applicable law, court process or the rules or regulations of any securities exchange or national securities quotation system, in which case the party proposing to make the release or statement will use commercially reasonable efforts to consult in good faith with the other party before making any such public announcements, and (b) with respect to Parent for any customary disclosures resulting from the status of Parent’s affiliate The Home Depot, as a publicly traded company; provided that the Company will no longer be required to obtain the prior agreement or consult with Parent in connection with any such press release or public announcement if the board of directors has effected a change of recommendation or in connection with any such press release or public announcement permitted by the merger agreement and related to a tender offer.

Specific Performance

The Company, Parent and Merger Sub have agreed that irreparable damage would occur, and that the Company, Parent and Merger Sub would not have any adequate remedy at law, in the event of any breach of the merger agreement. Accordingly, the Company, Parent and Merger Sub agreed that each of them would waive, in any action for specific performance, the defense of adequacy of a remedy at law and will be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of the merger agreement.

Amendment and Waiver

Amendment

The merger agreement may be amended, modified and supplemented by the parties to the merger agreement at any time prior to the effective time of the merger or before or after the vote of the Company’s stockholders to adopt the merger agreement, except that after the adoption of the merger agreement by the stockholders of the Company no amendment may be made that would by applicable law require further approval of the stockholders of the Company without such approval of the stockholders having been obtained. The merger agreement may only be amended pursuant to a written agreement among the parties to the merger agreement.

Waiver

Except as otherwise provided in the merger agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition in the merger agreement may be waived by the party entitled to the benefits thereof only by a written statement signed by the party granting such waiver.

VOTING AGREEMENT

On August 6, 2012, each of the supporting insiders entered into a voting agreement with Parent. The following is a summary of the material terms and conditions of the voting agreement. The description of the voting agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the form of voting agreement, a copy of which is attached as Annex C and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you. We encourage you to read the form of voting agreement carefully and in its entirety because the voting agreement is a legal document that governs the obligations of our executive officers and directors in connection with the merger.

Agreement to Vote

Under the voting agreement, the supporting insiders agreed, among other things, to vote the shares of Company common stock beneficially owned by them currently, together with any other voting securities of the Company subsequently acquired or beneficially owned by them, as to which they have the right to vote in favor of the adoption and approval of the merger agreement and the authorization of the merger and any other action reasonably requested by Parent in furtherance of the foregoing. As of the record date, the supporting insiders beneficially owned an aggregate of 1,050,278 shares of Company common stock (which does not include stock options to acquire 74,935 shares of Company common stock held by the supporting insiders that are presently exercisable or exercisable within the next 60 days), or 14.06% of the Company common stock entitled to vote at the special meeting.

Each supporting insider also agreed in his voting agreement:

•

that if any additional stockholders’ meeting of the Company (or any adjournment or postponement thereof) is called, or any written consents are necessary or advisable in connection with the adoption and approval of the merger agreement and the authorization of the merger, to execute such written consents and to vote all of his shares of Company common stock subject to his voting agreement entitled to be voted at such meeting, together with any adjournment or postponement thereof, (or to cause the same to be voted) in favor of the adoption and approval of the merger agreement and the authorization of the merger;

•

to (i) vote all of his shares of Company common stock subject to his voting agreement entitled to be voted at any stockholders’ meeting of the Company, together with any adjournment or postponement thereof, (or to cause the same to be voted) against entry into any agreement that would result in any of the conditions to completing the merger not being satisfied or fulfilled, against any acquisition proposal or any agreement related thereto and against any other action, agreement or transaction involving the Company or any Subsidiary that is intended, or would be reasonably expected to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the merger or the performance by the Company of its obligations under the merger agreement or to dilute in any material respects the benefits to Parent of the merger; and

•

to waive and not assert any rights which he may have with respect to any of his shares of Company common stock subject to his voting agreement as to appraisal, dissent or any similar or related matter with respect to the merger; and

Further, unless and until the merger agreement is terminated in accordance with its terms, each supporting insider agreed not to, directly or indirectly:

•

sell, transfer, pledge, assign, encumber (or otherwise dispose of or hypothecate) any of his shares of Company common stock subject to his voting agreement or any interest therein or rights thereto, grant any proxy, power-of-attorney or other authorization or consent with respect to any of his shares of Company common stock subject to his voting agreement (other than as contemplated by his voting agreement), or deposit any of his shares of Company common stock subject to his voting agreement into a voting trust or enter into a voting agreement, arrangement or understanding with respect to any of his shares of Company common stock subject to his voting agreement; or

•

initiate, solicit or knowingly encourage or facilitate (or permit his representatives to do any of the foregoing) any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an acquisition proposal, or enter into any agreement with respect to an acquisition proposal or participate in any discussions or negotiations regarding an acquisition proposal, or provide any information or data to any person relating to the Company or any Subsidiary, or afford to any person access to the business, properties, assets or personnel of the Company or its subsidiaries in connection with, or otherwise cooperate with any person with respect to an acquisition proposal or enter into any agreement with respect to an acquisition proposal.

Each supporting insider’s voting agreement expressly provides that the supporting insider has not made any agreement or understanding in any capacity other than in his capacity as the record and/or beneficial owner of the shares of Company common stock subject to the voting agreement, and that nothing in such voting agreement will (a) limit or affect any action taken by him, or require such supporting insider to take any action, in each case, in its capacity as a director or officer of the Company (including exercising rights of the Company under the merger agreement), and any actions taken, or failure to take any actions, by him in such capacity as a director or officer of the Company will not be deemed to be a breach of the voting agreement or (b) be construed to prohibit, limit or restrict such supporting insider from exercising his fiduciary duties as an officer or director to the Company or its stockholders.

Termination

The obligations and restrictions on the supporting insiders under the voting agreement will no longer be binding on the supporting insiders upon the earlier to occur of (a) the effective time of the merger; (b) the termination of the merger agreement in accordance with its terms; or (c) the mutual written agreement of the supporting insiders and Parent.

The vote of the supporting insiders is not sufficient under Delaware law to adopt the merger agreement without the approval of any other stockholders of the Company.

MARKET PRICE OF COMPANY COMMON STOCK

The Company common stock is listed for trading on the NASDAQ Global Market under the symbol “USHS.” The following table sets forth for each quarterly period during the last two full fiscal years, for each quarterly period during the current fiscal year and from the beginning of the current fiscal quarter through the record date, the high and low sales prices for the Company common stock, as reported by the NASDAQ Global Market.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year Ended December 31, 2010
High	$2.99	$3.97	$3.19	$5.19
Low	$1.86	$2.52	$2.50	$2.62
Fiscal Year Ended December 31, 2011
High	$5.19	$5.65	$5.25	$6.65
Low	$3.50	$4.35	$3.85	$4.79
Fiscal Year Ending December 31, 2012 (through September 14, 2012)
High	$14.81	$10.68	$12.64	$—
Low	$6.64	$7.79	$8.68	$—

The closing price of Company common stock on the NASDAQ Global Market on August 6, 2012, the last trading day prior to the public announcement of the merger agreement, was $9.06 per share of Company common stock. On September 14, 2012, the most recent practicable date before this proxy statement was first mailed to stockholders, the closing price for Company common stock on the NASDAQ Global Market was $12.49 per share of Company common stock. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares of Company common stock.

On a quarterly basis, our Board of Directors determines whether we will pay a cash dividend. The payment and rate of dividends on our common stock is subject to several factors, including our operating results, availability of cash and our future capital requirements for funding our business growth.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of the Company common stock that, as of August 6, 2012, the date of the merger agreement, are deemed under the rules of the SEC to be “beneficially owned” by:

•	each person or “group” (as that term is used in the Exchange Act) that is known by the Company to beneficially own more than 5% of the Company common stock;

•	each of the Company’s current directors;

•	each of the Company’s current named executive officers; and

•	all the Company’s current directors and executive officers as a group.

The percentage of beneficial ownership table is based upon 7,470,474 shares of Company common stock outstanding as of August 6, 2012. The address for those individuals for which an address is not otherwise provided is c/o U.S. Home Systems, Inc., 2951 Kinwest Parkway, Irving, Texas 75063. To the Company’s knowledge, except as indicated in the footnotes to the following table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of Company common stock listed as beneficially owned by them.

	Shares Beneficially Owned(1)
	Number	Percent(4)
Named Executive Officers(2)(3)
Murray H. Gross(5)	528,450	7.1
Steven L. Gross(6)	167,098	2.2
Robert A. DeFronzo(7)	67,269	*

Non-Employee Directors(2)
Don A. Buchholz(8)	162,710	2.2
Larry A. Jobe(9)	74,684	*
Kenneth W. Murphy(10)	55,301	*
Richard W. Griner(11)	32,075	*
Directors and executive officers as a group (8 persons)(12)	1,125,213	14.91

*	Denotes less than 1% of the outstanding shares of common stock.
(1)	On August 6, 2012, there were 7,470,474 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
(2)	Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days including through the exercise of any option or warrant or through the conversion of another security, which securities we refer to as presently exercisable.
(3)	Our named executive officers include our chief executive officer and the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers at December 31, 2011.
(4)

In determining the percent of voting stock owned by a person on August 6, 2012 (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 7,470,474 shares of common stock outstanding on August 6, 2012, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.
(5)	Includes 314,493 shares of common stock held by About Face Ltd., 180,690 shares held by BLG Partners, Ltd., 13,600 shares directly owned by Mr. Gross, 14,000 shares held in his IRA account and 5,667 shares which may be purchased upon presently exercisable stock options. About Face Ltd. is a family limited partnership, the partners of which are Murray Gross, who owns a 99% limited partnership interest, and GP About Face Inc. which is the general partner of the partnership and owns a 1% interest in the partnership. Mr. Gross is the president of the general partner. BLG Partners, Ltd. is a limited partnership, the partners of which are Barbara Gross, the spouse of Murray Gross, who owns a 99% limited partnership interest, and BLG General, LLC, which is the general partner of the partnership and owns a 1% interest in the partnership. Mr. Gross is the Manager of BLG General, LLC. Mr. Gross has sole investment and voting power over the shares of our common stock held by both partnerships. Mr. Gross is our president, chief executive officer and chairman of our board of directors. Murray Gross is the father of Steven Gross. The address for Mr. Gross is 2951 Kinwest Parkway, Irving, Texas 75063. Such shares must be voted in accordance with the voting agreement with Parent.
(6)	Includes 161,015 shares of common stock held by SSTCJ LLC, a limited liability company of which Steven L. Gross is a member/manager and his wife Susan M. Gross is a member, 1,743 shares owned directly by Mr. Gross and 1,018 shares which may be purchased upon presently exercisable stock options. Steven L. Gross has dispositive and voting power over the shares of our common stock held by SSTCJ LLC. Mr. Gross is executive vice president and chief marketing officer of our Company. He is the son of Murray Gross. Such shares must be voted in accordance with the voting agreement with Parent.
(7)	Includes 57,686 shares owned by Mr. DeFronzo and 9,583 shares which may be purchased upon presently exercisable stock options. Such shares must be voted in accordance with the voting agreement with Parent.
(8)	Includes 50,000 shares held by Union Hill Investments, 77,000 shares held by Union Hill Property Company Ltd., 25,710 shares directly owned by Mr. Buchholz, and 10,000 shares which may be purchased upon presently exercisable stock options. Union Hill Investments is a general partnership, the partners of which are Don A. Buchholz, his wife, Ruth Buchholz, his adult son, Robert Buchholz and his adult daughter, Chrystine B. Roberts. Union Hill Property Company Ltd. is a limited partnership, the partners of which are Don A. Buchholz and his wife, Ruth Buchholz. A Buchholz family limited liability company is the general partner of Union Hill Property Company, Ltd. Don A. Buchholz has voting and investment power with regard to the Company common stock owned by the partnership. Mr. Buchholz is a director of our Company. Such shares must be voted in accordance with the voting agreement with Parent.
(9)	Includes 52,460 shares directly owned by Mr. Jobe, 4,000 shares which may be purchased upon presently exercisable stock options and 18,099 shares which are held in his IRA account. Mr. Jobe is a director of our Company. Such shares must be voted in accordance with the voting agreement with Parent.
(10)	Includes 2,000 shares held by the Estate of Shirley Murphy Trust of which Kenneth W. Murphy is the Trustee and controls the voting of such shares, 43,301 shares directly owned by Mr. Murphy, and 10,000 shares which may be purchased upon presently exercisable stock options. Mr. Murphy is a director of our Company. Such shares must be voted in accordance with the voting agreement with Parent.
(11)	Includes 28,075 shares directly owned by Mr. Griner and 4,000 shares which may be purchased upon presently exercisable stock options. Mr. Griner is a director of our Company. Such shares must be voted in accordance with the voting agreement with Parent.
(12)	Includes the beneficial ownership of certain shares by officers and directors and shares of common stock which may be purchased by them upon presently exercisable stock options as disclosed in the foregoing footnotes.

APPRAISAL RIGHTS

Holders of record of shares of Company common stock who do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL in lieu of receiving the merger consideration described in the merger agreement. In order to exercise and perfect appraisal rights, a stockholder of record of Company common stock must follow the steps prescribed in Section 262 of the DGCL and summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex D to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. Such summary is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to Annex D. All references in this summary to “stockholder” are to the stockholder of record of the shares of Company common stock as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. Stockholders who lose appraisal rights will be entitled to receive the merger consideration described in the merger agreement.

ANY COMPANY STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX D CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, BECAUSE FAILURE TO COMPLY TIMELY AND PROPERLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Under the DGCL, stockholders of record who do not vote in favor of the adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of Company common stock and a copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex D carefully and should consult his, her or its legal advisor, because failure to timely and properly comply with the procedures specified in Section 262 of the DGCL will result in the loss of appraisal rights under the DGCL.

Stockholders wishing to exercise appraisal rights must not vote for the adoption of the merger agreement and must deliver to the Company, before the vote on the proposal to adopt the merger agreement (i.e., before the vote at the special meeting discussed in this Proxy Statement), a written demand for appraisal of such stockholder’s shares of Company common stock. If you sign and return a proxy card that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the adoption of the merger agreement. Therefore, a stockholder who submits a proxy, containing no voting instructions or instructions to vote for the adoption of the merger agreement, and who wishes to exercise appraisal rights must submit a later dated proxy containing instructions to vote against the adoption of the merger agreement or to abstain from voting on the adoption of the merger agreement. Neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL.

A demand for appraisal must reasonably inform the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of Company common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise appraisal rights, you must be the stockholder of record of such shares of Company common stock on the date the written demand for appraisal is made, and you must continue to hold such shares of record through the effective time of the merger.

Only a holder of record of shares of Company common stock, or a person duly authorized and explicitly purporting to act on such holder’s behalf, is entitled to demand an appraisal of such shares of Company common stock registered in that holder’s name. A demand for appraisal must be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, and must state that such person intends thereby to demand appraisal of his, her or its shares in connection with the merger. A demand for appraisal signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity must identify the record owner(s) and must be executed in such person’s fiduciary or representative capacity on behalf of the record owner(s). If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must identify and be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners. If a stockholder holds shares of Company stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A stockholder of record such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of Company common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal by such nominee. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal of shares must be delivered before the time of the stockholder approval of the merger to: U.S. Home Systems, Inc., 2951 Kinwest Parkway, Irving, Texas 75063, Attention: Robert A. DeFronzo.

Within 10 days after the effective date of the merger, the surviving corporation will notify each stockholder who has complied with Section 262 of the DGCL and has not voted for the adoption of the merger agreement of the date that the merger has become effective. Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any stockholder who has complied with Section 262 of the DGCL and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares held by all such stockholders. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. The surviving corporation is not under any obligation, and neither Parent nor the Company has any present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by the Company, and the aggregate number of holders of such shares. Such statement must be mailed to the stockholder within 10 days after the written request therefor has been received by the surviving corporation or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition described in the immediately preceding paragraph or request from the surviving corporation the statement described in this paragraph.

Upon the filing of a petition for an appraisal by a stockholder, a copy thereof shall be served upon the surviving corporation, and the surviving corporation will then be obligated, within 20 days after such service, to file with the Delaware Register in the Delaware Court of Chancery a duly verified list (the “Verified List”) containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation.

Upon the filing of a petition for an appraisal, the Delaware Court of Chancery may order that the Register in the Delaware Court of Chancery mail notice of the time and place fixed for the hearing on the petition to the surviving corporation and all of the stockholders shown on the Verified List. Such notice also shall be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication as the Delaware Court of Chancery deems advisable. The forms of these notices by mail and by publication shall be approved by the Court and the costs of these notices shall be borne by the surviving corporation. If a hearing on the petition for an appraisal is held, the Delaware Court of Chancery shall determine which stockholders have complied with Section 262 of the DGCL, and are otherwise entitled to an appraisal of their shares. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

After the Delaware Court of Chancery determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the Verified List and who has submitted his, her or its certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he, she, or it is not entitled to appraisal rights.

Through such proceeding the Delaware Court of Chancery shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court of Chancery shall take into account all relevant factors. In Weinberger v. UOP, Inc., et al., the Delaware Supreme Court discussed the considerations that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that in making this determination of fair value the court must consider “market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger and which throw any light on future prospects of the merged corporation ….” The Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Section 262 of the DGCL provides that fair value is to be determined “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

The Delaware Court of Chancery shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder upon the surrender to the surviving corporation of his, her or its certificates representing such shares of Company common stock, or made forthwith to stockholders whose shares are uncertificated. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.

If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not opinions as to fair value under Section 262 of the DGCL.

The costs of the proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has demanded appraisal rights as provided for in Section 262 of the DGCL will not, after the effective time of the merger, be entitled to vote his, her or its shares for any purpose or be entitled to receive the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the terms offered in the merger agreement by delivering to the Company a written withdrawal of the demand for appraisal. After this period, a stockholder may withdraw his, her or its demand for appraisal only with the surviving corporation’s written consent. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective date of the merger, a stockholder’s right to appraisal will cease and he, she or it will be entitled to receive the merger consideration for his, her or its shares pursuant to the merger agreement, as if he, she or it had not demanded appraisal of his, her or its shares. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned on such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw his, her or its demand for appraisal and accept the terms offered in the merger agreement within 60 days after the effective date of the merger.

If you properly demand appraisal of your shares of Company common stock under Section 262 of the DGCL and you fail to perfect, or effectively withdraw, waive or lose, your right to appraisal, as provided in the DGCL, your shares will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to the surviving corporation a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require the surviving corporation’s written approval.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and you must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure by a stockholder to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such stockholder’s appraisal rights. In that event, shares of Company common stock held by such stockholder will be converted into the right to receive the merger consideration.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE FULL TEXT OF WHICH IS ATTACHED AS ANNEX D HERETO, THE DGCL SHALL GOVERN.

DEREGISTRATION OF COMPANY COMMON STOCK

If the merger is consummated, the Company intends to delist the Company common stock from the NASDAQ Global Market, deregister the Company common stock under the Exchange Act and no longer file periodic reports with the SEC on account of the Company common stock.

PROPOSALS

Proposal No. 1: Adoption of the Merger Agreement

(Item 1 on the Proxy Card)

We are asking you to vote on the adoption of the merger agreement. For a detailed discussion of the terms and conditions of the merger agreement, see the section entitled “The Merger Agreement” beginning on page 67. As discussed in the section entitled “Reasons for the Merger; Recommendation of the Board of Directors” beginning on page 42, our board of directors has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to and in the best interests of the Company and its stockholders, and has approved the merger agreement and the transactions contemplated thereby, including the merger.

Vote Required; Recommendation of the Board of Directors

Approval of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the proposal. A failure to submit a proxy card, a failure to vote by telephone or over the internet or a failure to vote in person at the special meeting will result in your shares not being counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the special meeting. For purposes of the vote on Proposal No. 1, an abstention, a broker non-vote, a failure to submit a proxy card, a failure to vote by telephone or over the Internet or a failure to vote at the special meeting will have the same effect as a vote “AGAINST” such proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT.

Proposal No. 2: Advisory Approval of the “Golden Parachute” Compensation

(Item 2 on the Proxy Card)

Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act requires that the Company seek a nonbinding, advisory vote from its stockholders to approve the “golden parachute” compensation (as defined in the regulations of the SEC) that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger. As required by these provisions, we are asking our stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger, as disclosed in this proxy statement, is approved.”

More information regarding the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger is set forth in the section entitled “The Merger— Interests of Certain Persons in the Merger—Golden Parachute Compensation,” including the associated narrative discussion, beginning on page 60.

Vote Required; Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the special meeting by holders of Company common stock. Approval of this proposal is not a condition to completion of the merger. The vote with respect to this proposal is an advisory vote and will not be binding on the Company or on Parent, or the board of directors or the compensation committees of the Company or Parent. Therefore, regardless of whether stockholders approve the “golden parachute” compensation, if the merger agreement is adopted by the stockholders and the merger is completed, the “golden parachute” compensation may still be paid to the Company’s named executive officers. A failure to vote or an abstention or a broker non-vote will have no effect on the outcome of the vote for Proposal No. 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE “GOLDEN PARACHUTE” COMPENSATION.

Proposal No. 3: Approval of the Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of the Merger Agreement.

(Item 3 on the Proxy Card)

We are asking you to vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement.

Vote Required; Recommendation of the Board of Directors

Approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement requires the affirmative vote of a majority of the votes cast at the special meeting by holders of Company common stock. A failure to vote or an abstention or a broker non-vote will have no effect on the outcome of Proposal No. 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE MERGER AGREEMENT.

OTHER MATTERS

Other Matters for Action at the Special Meeting

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

Stockholders Sharing the Same Address

Some banks, brokerages and other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders sharing the same address. The Company will promptly deliver a separate copy of this proxy statement to you if you direct your request to our Secretary, Robert A. DeFronzo, at 2951 Kinwest Parkway, Irving, Texas 75063, telephone: (214) 488-6300 or call our proxy solicitor, D.F. King & Co., Inc, at 1-800-659-6590 (toll free) or (212) 269-5550 (call collect). If you want to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact us at the above address and telephone number.

Stockholder Proposals for 2013 Annual Meeting

If the merger is completed, we will not have public stockholders and there will be no public participation in any of our future stockholder meetings. However, if the merger is not completed, we expect to hold an annual meeting of stockholders for the fiscal year ended December 31, 2012. Any stockholder proposals to be considered timely for inclusion in the 2013 proxy statement must be submitted in writing to our principal executive offices, U.S. Home Systems, Inc., 2951 Kinwest Parkway, Irving, Texas 75063 and must have been received no later than December 17, 2012, which is 120 days prior to the one-year anniversary of the date of the Company’s proxy statement for its 2012 annual meeting. Stockholder proposals must also comply with the SEC’s rules concerning the inclusion of stockholder proposals in company-sponsored proxy materials as set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

For any proposal that is not submitted for inclusion in any 2013 annual meeting proxy statements but is instead sought to be presented directly at such 2013 annual meeting, SEC rules permit management to vote proxies in its discretion if such 2013 annual meeting is on or before July 14, 2013 and we (a) received notice of the proposal before the close of business on March 11, 2013 and advise stockholders in the 2013 proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) did not receive notice of the proposal prior to the close of business on March  11, 2013.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC website at www.sec.gov. To receive copies of public records not posted to the SEC’s website at prescribed rates, you may complete an online form at www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations section of our website, www.ushomesystems.com. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the

SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below (other than those documents or the portions of those documents not deemed to be filed).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed with the SEC on March 27, 2012);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (filed with the SEC on May 15, 2012);

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (filed with the SEC on August 8, 2012);

•	Current Report on Form 8-K filed with the SEC on May 21, 2012;

•	Current Report on Form 8-K filed with the SEC on June 19, 2012;

•	Current Report on Form 8-K filed with the SEC on August 7, 2012;

•	Current Report on Form 8-K filed with the SEC on September 6, 2012; and

•	Current Report on Form 8-K filed with the SEC on September 12, 2012.

Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to Secretary, Robert A. DeFronzo, at 2951 Kinwest Parkway, Irving, Texas 75063, telephone (214) 488-6300, by telephonic request directed to our proxy solicitor, D.F. King & Co., Inc., at 1-800-659-6590 (toll free) or (212) 269-5550 (call collect) or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED SEPTEMBER 17, 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SUBSEQUENT TO THAT DATE DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

THD AT-HOME SERVICES, INC.,

UMPIRE ACQUISITION CORP.,

and

U.S. HOME SYSTEMS, INC.

August 6, 2012

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 6, 2012 (this “Agreement”), by and among U.S. Home Systems, Inc., a Delaware corporation (the “Company”), THD At-Home Services, Inc., a Delaware corporation (“Parent”), and Umpire Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereby each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) (other than (i) shares of Company Common Stock to be cancelled in accordance with Section 3.1(c) and (ii) Dissenting Shares) shall be converted into the right to receive the Merger Consideration;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, (i) unanimously determined that the transactions contemplated by this Agreement, including the Merger (the “Transactions”), are fair to and in the best interests of the Company and its stockholders, (ii) unanimously approved and declared advisable this Agreement, the Merger and the other Transactions, and (iii) subject to the other terms and conditions of this Agreement, unanimously resolved to recommend that the Company’s stockholders adopt this Agreement and approve the Merger and the other Transactions (the “Company Board Recommendation”);

WHEREAS, the Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, unanimously approved and declared advisable this Agreement, the Merger and the other Transactions and Parent (in its capacity as the sole stockholder of Merger Sub) has adopted this Agreement and approved the Merger and the other Transactions;

WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and the stockholder parties named therein (the “Stockholder Parties”) have entered into the agreement attached hereto as Exhibit A (the “Voting Agreement”) pursuant to which, and subject to the terms thereof, the Stockholder Parties have agreed, among other things, to vote to approve this Agreement and to take certain other actions in furtherance of the Merger upon the terms and conditions set forth in the Voting Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

Article I

Definitions and Terms

Section 1.1 Definitions.

As used in this Agreement, the following terms have the meanings set forth below:

“409A Authorities” has the meaning set forth in Section 4.9(k).

“Acceptable Confidentiality Agreement” means a confidentiality agreement with terms no less favorable to the Company in any substantive respect than those contained in the Confidentiality Agreement; provided, that (i) such agreement shall not provide for an exclusive right to negotiate with the Company, and (ii) such agreement shall expressly provide that compliance by the Company with any provision of this Agreement is not prohibited.

“Acquisition Proposal” means any offer or proposal made by any Person or Persons other than Parent, Merger Sub or any Affiliate thereof to acquire, other than as contemplated by this Agreement, directly or indirectly in one transaction or a series of transactions, (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of ten percent (10%) or more of any class of equity securities of the Company or any of its Subsidiaries that constitute, individually or in the aggregate, ten percent (10%) or more of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer or exchange offer or any other transaction involving the Company or any of its Subsidiaries or (ii) one or more assets or businesses of the Company and its Subsidiaries that constitute ten percent (10%) or more of the revenues, net income or assets (based on fair market value) of the Company and its Subsidiaries, taken as a whole.

“Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

“Agreement” has the meaning set forth in the Preamble.

“Antitrust Laws” has the meaning set forth in Section 6.9(a).

“Audit” means any audit, written proposed adjustment, assessment of Taxes, other examination by any Taxing Authority, or any proceeding or appeal of such proceeding relating to Taxes.

“Balance Sheet Date” has the meaning set forth in Section 4.6.

“Benefit Agreement” means (i) any employment, deferred compensation, consulting, severance, change of control, termination, retention, indemnification, loan or similar agreement between the Company or any of its Subsidiaries, on the one hand, and any Participant, on the other hand, or (ii) any agreement between the Company or any of its Subsidiaries, on the one hand, and any Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement.

“Benefit Plan” means any employment, bonus, pension, profit sharing, retirement, deferred compensation, incentive compensation, stock ownership, equity or equity-based compensation, paid time off, perquisite, fringe benefit, vacation, change of control, severance, retention, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement, agreement or understanding (whether or not legally binding) sponsored, maintained, contributed to or required to be sponsored, maintained or contributed to by the Company or any of its Subsidiaries or any other Commonly Controlled Entity, in each case, providing benefits to any Participant, but not including any Benefit Agreement.

“Book Entry Shares” has the meaning set forth in Section 3.1(d).

“Business Day” means a day other than a Saturday, a Sunday or another day on which commercial banking institutions in New York, New York are authorized or required by Law to be closed.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. and the rules and regulations promulgated thereunder.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Certificates” has the meaning set forth in Section 3.1(d).

“Change of Recommendation” has the meaning set forth in Section 6.4(e).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commonly Controlled Entity” has the meaning set forth in Section 4.9(c).

“Company” has the meaning set forth in the Preamble.

“Company 401(k) Plan” has the meaning set forth in Section 6.5(e).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in the Recitals.

“Company Bylaws” has the meaning set forth in Section 4.1.

“Company Charter” has the meaning set forth in Section 4.1.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 6.5(a).

“Company Disclosure Schedule” means the disclosure schedule, delivered by the Company to Parent immediately prior to the execution of this Agreement, arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Agreement.

“Company Equity Plans” means the Company’s Amended and Restated 2000 Stock Compensation Plan, 2004 Restricted Stock Plan and 2010 Equity Incentive Plan, as in effect on the date hereof.

“Company Intellectual Property” has the meaning set forth in Section 4.12(c).

“Company Material Adverse Effect” means any change, effect, event, occurrence, circumstance or development (each an “Effect”) that, individually or in the aggregate, has resulted or would reasonably be expected to result in any material adverse change in, or material adverse effect on, the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any Effect resulting from or arising in connection with (i) conditions (or changes in) the industries and markets in which the Company and its Subsidiaries operate, (ii) conditions (or changes in) the United States or the global economy, (iii) conditions (or changes in) the United States securities markets, (iv) changes in GAAP or changes in the interpretation of GAAP, or changes in the accounting rules and regulations of the SEC after the date hereof, (v) natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof, (vi) any changes in Law after the date hereof, (vii) the announcement of the transactions contemplated by this Agreement (including, any resulting adverse changes in the Company’s relationship with its employees, customers, partner or suppliers), and (viii) the matters set forth on Section 1.1(a) of the Company Disclosure Schedule shall be excluded from the determination of Company Material Adverse Effect so long as such Effects have not had, or would reasonably be expected not to have, a disproportionate effect on the Company and its Subsidiaries taken as a whole relative to other companies in the same industry as the Company; and provided further that any Effect resulting from or arising in connection with any decrease in the market price or trading volume of the Company Common Stock or any failure by the Company to meet any projections, forecasts or revenue or earnings predictions, or any predictions or expectations of the Company or of any securities analysts (for clarity, any of the underlying causes contributing to any such decreases or failures shall not be excluded from the determination of Company Material Adverse Effect), shall also be excluded from the determination of Company Material Adverse Effect.

“Company Restricted Stock Award” means a restricted stock award issued pursuant to any of the Company Equity Plans that remains unvested as of the Effective Time.

“Company SEC Documents” has the meaning set forth in Section 4.5(a).

“Company Site Policies” has the meaning set forth in Section 4.12(i).

“Company Sites” means the Internet websites and mobile applications owned, maintained or operated by the Company or any of its Subsidiaries.

“Company Stock Options” has the meaning set forth in Section 3.4(a).

“Company Stockholder Approval” has the meaning set forth in Section 4.19.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated June 8, 2012, by and between the Company and Home Depot U.S.A., Inc.

“Consideration Fund” has the meaning set forth in Section 3.2(a).

“Contract” means any note, bond, mortgage, indenture, lease, license, contract, agreement or other consensual obligation, whether oral or written.

“Cutoff Date” has the meaning set forth in Section 6.4(b).

“DGCL” means the Delaware General Corporation Law, as amended.

“Dissenting Shares” has the meaning set forth in Section 3.3(a).

“Effective Time” has the meaning set forth in Section 2.2.

“End Date” has the meaning set forth in Section 8.1(b)(i).

“Environment” means any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium or the ambient air.

“Environmental Laws” means all Laws as of the date hereof of any Governmental Authority having jurisdiction over the business in question addressing pollution or the protection of human health or the environment, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and all similar Laws (including implementing regulations) of any Governmental Authority having jurisdiction over the assets in question addressing pollution control or protection of workers or protection of human health or the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business, whether or not incorporated, which together with the Company is treated as a single employer under Section 414(b) or (c) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fairness Opinion” has the meaning set forth in Section 4.23.

“Filed SEC Reports” has the meaning set forth in Article IV.

“GAAP” has the meaning set forth in Section 4.5(a).

“Go-Shop Period” has the meaning set forth in Section 6.4(a).

“Governmental Entity” has the meaning set forth in Section 4.4.

“Grant Date” has the meaning set forth in Section 4.2(b).

“Hazardous Materials” means any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, asbestos or asbestos-containing materials, lead-based paint, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the management, use, handling or disposal of which is in any way governed by or subject to any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Parties” has the meaning set forth in Section 6.7(a).

“Insured Parties” has the meaning set forth in Section 6.7(b).

“Intellectual Property” means rights in or to: (i) inventions or concepts (whether patentable or unpatentable); (ii) patents and patent applications, patent disclosures, utility models, certificates of invention and industrial designs, together with all continuations, continuations-in-part, divisionals, renewals, reissues, extensions and re-examinations and any application that claims priority to any of the foregoing; (iii) Know-How; (iv) trademarks (whether registered or not), service marks, trade dress, logos, slogans, trade names, service names, corporate and business names, and all applications, registrations and renewals therefor, and all goodwill associated therewith (“Trademarks”); (v) domain names and domain name registrations; (vi) registered designs and design rights copyrights, copyright applications and registrations and renewals, neighboring rights, database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing); (vii) rights under licenses and consents in relation to any such thing; and (viii) all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Know-How” means trade secrets, confidential business information, technical or commercial knowledge and manufacturing or business processes, methods and procedures.

“Knowledge” means such facts and other information that as of the date of determination are actually known to any of the Persons listed on Section 1.1(b) of the Company Disclosure Schedule, after due inquiry of the Persons with primary responsibility therefor.

“Law” means any federal, state, local or foreign law, statute, rule, regulation, final and enforceable ordinance or Order of any Governmental Entity.

“Leased Real Property” means the premises and the parcels of real property leased, subleased, licensed or otherwise used or occupied pursuant to an agreement by the Company or any of its Subsidiaries together with all fixtures, buildings, structures and improvements thereon.

“Legal Proceeding” has the meaning set forth in Section 4.10.

“License Contracts” has the meaning set forth in Section 4.12(b).

“Material Contract” has the meaning set forth in Section 4.8(d).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Money Laundering Laws” has the meaning set forth in Section 4.11(c).

“No-Shop Period Start Date” has the meaning set forth in Section 6.4(b).

“Nonqualified Deferred Compensation Plan” has the meaning set forth in Section 4.9(k).

“Notice of Adverse Recommendation” has the meaning set forth in Section 6.4(f).

“Notice of Superior Proposal” has the meaning set forth in Section 6.4(f).

“Order” means, with respect to any Person, any order, injunction, judgment, decree or ruling enacted, adopted, promulgated or applied by a Governmental Entity or arbitrator that is binding upon or applicable to such Person or its property.

“Owned Real Property” means the parcels of real property owned in fee simple by the Company or any of its Subsidiaries together with all fixtures, buildings, structures and improvements thereon and all easements and other rights and interests appurtenant thereto.

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plans” has the meaning set forth in Section 6.5(b).

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, would reasonably be expected to prevent or materially impede, interfere with, hinder or delay Parent’s or Merger Sub’s ability to consummate the Merger or any of the other Transactions.

“Participant” means any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries.

“Partnership” means any partnership, joint venture or similar entity in which the Company or any of its Subsidiaries directly or indirectly holds an ownership interest.

“Paying Agent” has the meaning set forth in Section 3.2(a).

“Permit” has the meaning set forth in Section 4.11(a).

“Person” means any natural person or any corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

“Personally Identifiable Information” means any information that, alone or in combination with other information held by the Company or any its Subsidiaries, can be used to specifically identify a Person.

“Post-Signing Returns” has the meaning set forth in Section 6.11(a)(i).

“Proxy Statement” has the meaning set forth in Section 2.3(b).

“Qualified Go-Shop Bidder” means any Person or group of Persons from whom the Company or any of its Representatives receives a written Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date that the Company Board determines, prior to the No-Shop Period Start Date, in good faith, after consultation with the Company’s financial and legal advisors, constitutes, or is reasonably expected to lead to, a Superior Proposal.

“Qualifying Transaction” means any acquisition, directly or indirectly in one transaction or a series of transactions, of (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) of fifty percent (50%) or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer or exchange offer or any other transaction involving the Company or (ii) any one or more assets or businesses of the Company and its Subsidiaries that constitute fifty percent (50%) or more of the revenues, net income or assets of the Company and its Subsidiaries, taken as a whole.

“Registered Intellectual Property” means any (i) patents and patent applications (including provisional applications), (ii) registered trademarks and applications to register trademarks (including intent-to-use applications), (iii) registered copyrights and applications for copyright registration, (iv) domain names and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity.

“Release” means any release, spill, emission, emptying, escaping, discharge, leaking, pumping, pouring, dumping, injection, deposit, disposal, leaching, or migration, through or into the Environment.

“Representatives” has the meaning set forth in Section 6.3.

“SEC” means the United States Securities and Exchange Commission.

“Section 4.8(a) Contract” has the meaning set forth in Section 4.8(d).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Rules” means the rules and regulations, including listing standards, of the NASDAQ Global Market or other United States national securities exchange registered under the Exchange Act on which the applicable common stock is then traded.

“Special Meeting” has the meaning set forth in Section 2.3(a).

“Stockholder Parties” has the meaning set forth in the Recitals.

“Subsidiary” means, as to any Person, any company, corporation, partnership, limited liability company, association or other business entity (i) of which such Person directly or indirectly owns securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power or (ii) of which such Person possesses more than fifty percent (50%) of the right to elect directors or Persons holding similar positions.

“Superior Proposal” means any bona fide written offer made by any Person (other than Parent, Merger Sub or any Affiliate thereof) that, if accepted, would result in such Person (or its stockholders) owning, directly or indirectly, a majority of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be (i) more favorable from a financial point of view to the Company’s stockholders than the Merger (taking into account all of the terms and conditions of such offer and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such offer, including pursuant to Section 6.4(f), or otherwise)) and (ii) reasonably likely to be consummated without undue delay relative to the Transactions, taking into account all financial, legal, regulatory and other aspects of such offer.

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Tax-Related Agreements” has the meaning set forth in Section 6.11(a)(ix).

“Tax Returns” means all federal, state, local and foreign returns, declarations, statements, reports, forms and information returns filed with any Taxing Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means all federal, state, local and foreign taxes, and other assessments or charges of any nature whatsoever imposed by a Taxing Authority (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

“Taxing Authority” means the Internal Revenue Service and any other domestic or foreign Governmental Entity responsible for the administration of any Taxes.

“Termination Fee” has the meaning set forth in Section 8.2(b).

“Trademarks” has the meaning set forth in the definition of the term “Intellectual Property”.

“Transactions” has the meaning set forth in the Recitals.

“United States” means the United States of America.

“Voting Agreement” has the meaning set forth in the Recitals.

“WARN” has the meaning set forth in Section 4.16(g).

Section 1.2 Other Definitional Provisions; Interpretation.

The words “hereof,” “herein” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to articles, sections, paragraphs, exhibits and schedules are to the articles, sections and paragraphs of, and exhibits and schedules to, this Agreement, unless otherwise specified.

Whenever “include,” “includes” or “including” is used in this Agreement, such word shall be deemed to be followed by the phrase “without limitation.”

Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders and words denoting natural persons shall be deemed to include business entities and vice versa.

When used in reference to information or documents, the words “made available to Parent”, “made available to Merger Sub” or similar words mean that the information or documents referred to have been made available to Parent prior to and through the date hereof in the electronic data room maintained by the Company or have been publicly filed as part of the Filed SEC Reports.

Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement.

Article II

The Merger

Section 2.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b) At the Effective Time, the Company Charter shall, by virtue of the Merger, be amended and restated in its entirety to read as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be deemed to be references to the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except that all references therein to Merger Sub shall be deemed to be references to the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

(c) The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving

Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Section 2.2 Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, on a date to be specified by the parties (the “Closing Date”), such date to be no later than the third (3rd) Business Day after satisfaction or (to the extent permitted by Law) waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions at the Closing), at the offices of Jackson Walker L.L.P., Bank of America Plaza, 901 Main Street, Suite 6000, Dallas, Texas 75202, unless another time, date or place is agreed to in writing by the parties hereto. Subject to the satisfaction or waiver of the conditions set forth in Article VII, on the Closing Date, or on such other date as Parent and the Company may agree to in writing, Parent, Merger Sub and the Company shall cause an appropriate certificate of merger or other appropriate documents (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such other date and time as is agreed upon by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time”.

Section 2.3 Meeting of Stockholders to Approve the Merger.

(a) Subject to Section 6.4(f), the Company shall, in accordance with applicable Law, the Company Charter, the Company Bylaws and applicable Securities Exchange Rules, establish a record date for, duly call, give notice of, convene and hold a special meeting of the Company’s stockholders (including any adjournment or postponement thereof, the “Special Meeting”) as promptly as practicable after the date hereof for the purpose of considering and voting on the matters requiring the Company Stockholder Approval; provided that (i) if the Company is unable to obtain a quorum of its stockholders at such time, the Company may extend the date of the Special Meeting (provided that the Company is using commercially reasonable efforts to obtain such a quorum as promptly as practicable) and (ii) the Company may postpone or adjourn the Special Meeting to the extent required by applicable securities Laws. The Company and Parent shall cooperate with one another in setting a mutually acceptable date for the Special Meeting.

(b) As promptly as practicable after the date hereof and in no event later than twenty (20) calendar days after the date hereof, the Company shall prepare and file with the SEC a proxy statement relating to this Agreement and the Transactions, including the Merger (such proxy statement, as amended or supplemented, the “Proxy Statement”), and furnish the information required to be provided to the stockholders of the Company pursuant to the DGCL and the Exchange Act. The Company will (i) cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date hereof and (ii) unless the Company Board has made a Change in Recommendation, solicit the Company Stockholder Approval. Parent will provide the Company with any information which may be required in order to effectuate the preparation and filing of the Proxy Statement pursuant to this Section 2.3(b). The Company will notify Parent promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and the staff of the SEC, on the other hand. Each of the Company and Parent shall use its commercially reasonable efforts to respond as promptly as practicable to any such comments of the SEC. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of the Company, such amendment or supplement. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and

(ii) absent a reasonable objection, shall include in such document or response all comments proposed by Parent; provided that Parent shall use commercially reasonable efforts to provide or cause to be provided its comments to the Company as promptly as reasonably practicable after such document or response is transmitted to Parent for its review. The Proxy Statement shall include the Company Board Recommendation unless the Company Board has delivered a Notice of Adverse Recommendation at least five (5) Business Days prior to the mailing of the Proxy Statement.

(c) If at any time prior to the Special Meeting any fact or event relating to Parent or Merger Sub or any of their Affiliates that should be set forth in an amendment or supplement to the Proxy Statement should occur or be discovered by Parent or Merger Sub, Parent or Merger Sub shall, promptly after becoming aware thereof, inform the Company of such fact or event.

Article III

Conversion of Shares

Section 3.1 Conversion of Company Common Stock.

(a) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock to be cancelled pursuant to Section 3.1(c) and (ii) Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $12.50 in cash, payable to the holder thereof, without any interest thereon (the “Merger Consideration”).

(b) Each share of common stock, par value one cent ($0.01) per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall continue as one share of common stock of the Surviving Corporation.

(c) All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent or Merger Sub or any other Subsidiary of Parent or The Home Depot, Inc. immediately prior to the Effective Time shall, at the Effective Time, automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) At the Effective Time, each share of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 3.1(a) shall be automatically cancelled and shall cease to exist, and the holders immediately prior to the Effective Time of shares of outstanding Company Common Stock not represented by certificates (“Book Entry Shares”) and the holders of certificates that, immediately prior to the Effective Time, represented shares of outstanding Company Common Stock (the “Certificates”) in each case shall cease to have any rights with respect to such shares of Company Common Stock other than the right to receive, upon transfer of such Book Entry Shares or delivery of such Certificates in accordance with Section 3.2, the Merger Consideration, without any interest thereon, for each such share of Company Common Stock held by them.

Section 3.2 Exchange of Certificates and Book Entry Shares.

(a) At or prior to the Closing, Parent shall deliver, in trust, to a bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Paying Agent”), for the benefit of the holders of shares of Company Common Stock immediately prior to the Effective Time (other than (i) shares of Company Common Stock to be cancelled pursuant to Section 3.1(c) and (ii) Dissenting Shares), sufficient funds for timely payment of the aggregate Merger Consideration (such cash hereinafter referred to as “Consideration Fund”).

(b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of Certificates or Book Entry Shares whose shares of Company Common Stock were converted into the right to receive Merger Consideration pursuant to Section 3.1(a): (i) a letter of transmittal, in customary form, that shall specify that delivery of such Certificates or transfer of such Book Entry Shares shall be deemed to have occurred, and risk of loss and title to the Certificates or Book Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof together with any required indemnity) or transfer of the Book Entry Shares to the Paying Agent and (ii) instructions for use in effecting the surrender of the Certificates or transfer of the Book Entry Shares in exchange for payment of the Merger Consideration, the form and substance of which letter of transmittal and instructions shall be substantially as reasonably agreed to by the Company and Parent and prepared prior to the Closing. Upon receipt of an “agent’s message” by the Paying Agent in connection with the transfer of a Book Entry Share or surrender of a Certificate for cancellation to the Paying Agent, in each case together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and with such other documents as may be required pursuant to such instructions, the holder of such Book Entry Share or Certificate shall be entitled to receive in exchange therefor, subject to any required withholding of Taxes, the Merger Consideration pursuant to the provisions of this Article III, and the Book Entry Share so transferred or Certificate so surrendered shall forthwith be cancelled. No interest will be paid to holders of Book Entry Shares or Certificates in connection with, or accrued on, the Merger Consideration. If any Merger Consideration is to be paid to a Person other than a Person in whose name the Book Entry Share transferred or Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall present proper evidence of transfer and pay to the Paying Agent any transfer or other Taxes required by reason of payment of the Merger Consideration to a Person other than the registered holder of the Book Entry Share transferred or Certificate surrendered, or shall establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not applicable.

(c) The Consideration Fund shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation; provided, however, that no investment of the Consideration Fund shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Earnings on the Consideration Fund in excess of the amounts payable to Company stockholders shall be the sole and exclusive property of Parent and the Surviving Corporation and shall be paid to Parent or the Surviving Corporation, as Parent directs. No investment of the Consideration Fund shall relieve Parent, the Surviving Corporation or the Paying Agent from making the payments required by this Article III, and following any net losses from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the applicable holders of shares of Company Common Stock immediately prior to the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Consideration Fund.

(d) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged for the Merger Consideration pursuant to this Article III, except as otherwise provided by Law.

(e) Any portion of the Consideration Fund (including the proceeds of any investments thereof) that remains unclaimed by the applicable former stockholders of the Company one (1) year after the Effective Time shall be delivered to the Surviving Corporation. Any holders of Certificates or Book Entry Shares who have not theretofore complied with this Article III with respect to such Certificates or Book Entry Shares shall thereafter look only to the Surviving Corporation for payment of their claim for Merger Consideration in respect thereof (if any).

(f) Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any Person in respect of cash from the Consideration Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book Entry Share shall not have been surrendered or transferred prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Certificate or Book Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and any holder of such Certificate or Book Entry Share who has not theretofore complied with this Article III with respect thereto shall thereafter look only to the Surviving Corporation for payment of their claim for Merger Consideration in respect thereof (if any).

(g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (such affidavit shall be in a form reasonably satisfactory to Parent and the Paying Agent) by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such Person is entitled in respect of such Certificate pursuant to this Article III.

Section 3.3 Shares of Dissenting Stockholders.

(a) Notwithstanding anything in this Agreement to the contrary, other than as provided in Section 3.3(b), any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and held by a stockholder who has not voted in favor of the Merger or consented thereto in writing and who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration unless and until such stockholder shall have effectively withdrawn or lost (through failure to perfect or otherwise) such stockholder’s right to obtain payment of the fair value of such stockholder’s Dissenting Shares under the DGCL, but shall instead be entitled only to such rights with respect to such Dissenting Shares as may be granted to such stockholder under the DGCL. From and after the Effective Time, Dissenting Shares shall not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to stockholders of record prior to the Effective Time). The Company shall promptly provide any notices of dissent or demands for appraisal of any shares of Company Common Stock to Parent, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to each such dissent or demand. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such dissent or demand, or agree to do any of the foregoing. Any payments required to be made with respect to the Dissenting Shares shall be made by Parent.

(b) If any stockholder who holds Dissenting Shares effectively withdraws or loses (through failure to perfect or otherwise) such stockholder’s right to obtain payment of the fair value of such stockholder’s Dissenting Shares under the DGCL, then, as of the later of the Effective Time and the occurrence of such effective withdrawal or loss, such stockholder’s shares of Company Common Stock shall no longer be Dissenting Shares and, if the occurrence of such effective withdrawal or loss is later than the Effective Time, shall be treated as if they had as of the Effective Time been converted into the right to receive Merger Consideration, without interest, as set forth in Section 3.1(a).

Section 3.4 Treatment of Stock Options.

(a) Subject to consummation of the Merger, immediately prior to the Effective Time, each outstanding option to purchase shares of Company Common Stock, whether or not vested or exercisable prior to or as a result of the consummation of the Merger (the “Company Stock Options”), shall be accelerated in full so that each such Company Stock Option becomes fully vested and exercisable. Subject to consummation of the Merger, at the Effective Time, each Company Stock Option outstanding, without regard to the identity of the holder, as of such time shall be cancelled, and each such Company Stock Option that has a per share exercise price lower than the Merger Consideration shall be automatically converted into the right to receive an amount in cash (less applicable withholding) equal to the product obtained by multiplying (x) the number of shares of Company Common Stock that would have been issuable upon exercise of such Company Stock Option immediately prior to the Effective Time and (y) the Merger Consideration less the per share exercise price of such Company Stock Option. For the avoidance of doubt, no amount shall be payable in respect of Company Stock Options with an exercise price per share in excess of the Merger Consideration.

(b) Prior to the Effective Time, the Company shall take all corporate or other actions (including obtaining any required consents from holders of outstanding Company Stock Options) necessary to effectuate the treatment of the Company Stock Options as contemplated by this Section 3.4 and to ensure that no holder of Company Stock Options, and no other participant in any Company Equity Plan, shall have any right thereunder to acquire any securities of the Company, the Surviving Corporation or Parent, or to receive any payment or benefit with respect to any award previously granted under the Company Equity Plans, except as provided in this Section 3.4. As soon as practicable following the Effective Time, Parent or the Surviving Corporation shall pay the amounts due and payable under this Article III to the holders of outstanding Company Stock Options. All amounts payable pursuant to this Section 3.4 shall be paid without interest.

Section 3.5 Withholding Tax. Each of Merger Sub, the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct or withhold from the consideration payable to any Person pursuant to this Agreement such amounts required to be deducted or withheld with respect to such payment under the Code or any other applicable Tax Law. If Merger Sub, the Surviving Corporation, Parent or the Paying Agent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Merger Sub, the Surviving Corporation, Parent or the Paying Agent, as the case may be, made such deduction or withholding.

Section 3.6 Tax Treatment. Parent, Merger Sub and the Company agree and acknowledge that the Merger will be treated as a taxable purchase of the outstanding shares of Company Common Stock for the Merger Consideration (and not as a “reorganization”, within the meaning of Section 368(a) of the Code) for United States federal income Tax purposes.

Article IV

Representations and Warranties of the Company

Except as disclosed in the reports and other documents filed by the Company with the SEC since January 1, 2010 and prior to the date hereof (other than any disclosures therein under the caption “Risk Factors” and any other disclosures therein of risks that are predictive or forward-looking in nature) (such reports and documents, the “Filed SEC Reports”) and, subject to Section 9.4, except as disclosed in the Company Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization. Each of the Company and its Subsidiaries is a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent a copy of its certificate of incorporation (the “Company Charter”) and bylaws, as amended (the “Company Bylaws”), and the organizational documents of each of its Subsidiaries, in each case, as in effect on the date hereof, and neither the Company nor any of its Subsidiaries is in violation of any provision of its certificate of incorporation, bylaws or other organizational documents.

Section 4.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Company Common Stock, par value $0.001 per share, of which 7,470,474 are issued and outstanding as of August 2, 2012 and (ii) 1,000,000 shares are preferred stock, par value $0.001 per share, none of which are issued or outstanding on the date hereof. All of the outstanding shares of the Company’s capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. As of the date hereof, other than pursuant to the Company Equity Plans, there are no existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any of its Subsidiaries or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company.

(b) Section 4.2(b) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of all outstanding Company Stock Options, the number of shares of Company Common Stock subject thereto, the grant dates, expiration dates, exercise or base prices (if applicable) and vesting and forfeiture schedules thereof and, to the extent permitted by applicable Law, individually identifying information regarding the holders thereof. There are no outstanding Company Restricted Stock Awards. All Company Stock Options are evidenced by stock option agreements or other award agreements, the forms of which have been made available to Parent, other than differences with respect to the number of shares covered thereby, the exercise price, regular vesting or forfeiture schedules and expiration date applicable thereto and, except for such differences, no stock option agreement or other award agreement contains material terms that are inconsistent with, or in addition to, such forms. Each grant of Company Stock Options was duly authorized no later than the date on which the grant of such Company Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents; the award agreement governing such grant (if any) was (i) duly executed and delivered by each party thereto or (ii) granted subject to customary electronic acknowledgement; such grant was made in accordance with the terms of the applicable compensation plan or arrangement of the Company, the Exchange Act and all other applicable Laws, including the Securities Exchange Rules; the per share exercise price of each grant of Company Stock Options was equal to the fair market value (within the meaning of Section 422 of the Code, in the case of each Company Stock Option intended to qualify as an “incentive stock option”, and within the meaning of Section 409A of the Code, in the case of each other Company Stock Option) of a share of Company Common Stock on the applicable Grant Date; and such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Documents in accordance with the Exchange Act and all other applicable Laws. Each Company Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code, if any, so qualifies. There are no shares of Company Common Stock that are subject to vesting over time or upon the satisfaction of any condition precedent, or which are otherwise subject to any right or obligation of repurchase or redemption on the part of the Company. Each Company Stock Option may, by its terms, be treated at the Effective Time as set forth in Section 3.4.

(c) Section 4.2(c) of the Company Disclosure Schedule lists as of the date hereof each of the Subsidiaries of the Company and, for each Subsidiary, the address and jurisdiction of incorporation or formation of such Subsidiary.

(d) All of the outstanding shares of capital stock or equivalent equity interests of each of the Company’s Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company free and clear of all liens, pledges, security interests or other encumbrances. There are no (i) outstanding options or other rights of any kind which obligate the Company or any of its Subsidiaries to issue or deliver any shares of capital stock, voting securities or other equity interests of any such Subsidiary or any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other equity interests of a Subsidiary of the Company, (ii) outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities or obligations convertible into or exchangeable into or exercisable for any shares of capital stock, voting securities or other equity interests of a

Subsidiary of the Company or (iii) other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any Subsidiary of the Company to which the Company or any of its Subsidiaries is a party.

(e) Neither the Company nor any of its Subsidiaries own any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company.

Section 4.3 Authorization; Validity of Agreement; Company Action. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Company Board and, except for the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity.

Section 4.4 Consents and Approvals; No Violations. The execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement and the consummation by the Company of the Transactions will not, (i) violate any provision of the Company Charter or the Company Bylaws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound, (iii) violate any Law applicable to the Company, any of its Subsidiaries or any of their properties or assets or (iv) other than (A) the filing of the Certificate of Merger, (B) filings required by and the expiration of applicable waiting periods pursuant to the HSR Act and other Antitrust Laws, (C) applicable requirements of the Securities Exchange Rules, and (D) applicable requirements of and filings with the SEC under the Exchange Act, require the Company to make any filing or registration with or notification to, or require the Company to obtain any authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency (a “Governmental Entity”); except, in the case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults that, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or to prevent or materially impede, interfere with, hinder or delay the Company’s ability to consummate the Merger or any of the other Transactions.

Section 4.5 SEC Reports; Disclosure Controls and Procedures.

(a) The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2009 (collectively, together with any exhibits and schedules thereto and other information incorporated herein, the “Company SEC Documents”). As of their respective filing dates (and as of the date of any amendment), the Company SEC Documents (i) complied, and each Company SEC Document filed subsequent to the date hereof will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date of such registration statement or amendment became effective, did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the financial statements (including the related notes) of the Company included or incorporated by reference in the Company SEC Documents complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, was prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments). Since the Balance Sheet Date, there has been no change in the Company’s accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Company’s financial statements, except as described in the Filed SEC Reports or after the date hereof as may be required by GAAP or applicable Law.

(b) Since January 1, 2009, the Company and each of its Subsidiaries has had in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. The Company maintains “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) sufficient to provide reasonable assurances that (a) transactions are executed only in accordance with management’s authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals to prevent or timely detect the unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that could have a material effect on the Company’s financial statements. Based on the Company’s management’s most recently completed evaluation of the Company’s internal controls over financial reporting prior to the date hereof, the Company (x) has no significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) does not have any Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has complied and is in compliance in all material respects with all applicable certification, internal control and other requirements and provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

Section 4.6 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for (a) liabilities and obligations incurred in the ordinary course of business since March 31, 2012 (the “Balance Sheet Date”), (b) liabilities and obligations incurred in connection with the Merger or otherwise as contemplated by this Agreement, (c) performance obligations pursuant to the terms of the Contracts set forth in Section 4.8 or 4.12(b) of the Company Disclosure Schedule and (d) liabilities and obligations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any Partnership or any similar Contract or arrangement where the result, purpose or intended effect thereof is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s financial statements or in the Company SEC Documents.

Section 4.7 Absence of Certain Changes. Except as expressly permitted or contemplated by this Agreement, since the Balance Sheet Date through the date hereof, the Company (i) has not suffered a Company Material Adverse Effect and (ii) has not taken any action that would be prohibited by Section 6.1(a)(i) through Section 6.1(a)(xv) if taken after the date hereof.

Section 4.8 Material Contracts.

(a) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract:

(i) that would be required to be filed by the Company pursuant to Item 601(b) of Regulation S-K of the SEC;

(ii) that (A) contains any non-competition, exclusivity or other agreement that (x) materially limits the ability of the Company and its Subsidiaries taken as a whole or (y) limits in any respect the ability of the Company’s Affiliates (other than the Company’s Subsidiaries), in each case, to compete or engage in any activities in any line of business, in any geographic area or with any person, (B) restricts the research, development, distribution, sale, supply, license, marketing or manufacturing of products or services of (x) the Company and its Subsidiaries taken as a whole in any material respect or (y) any of the Company’s Affiliates (other than the Company’s Subsidiaries) in any respect, (C) contains a right of first refusal, right of first negotiation or right of first offer in favor of a party other than the Company or its Subsidiaries, (D) requires the Company or its Subsidiaries to license to third parties any of their products, (E) grants or obligates the Company or any of its Subsidiaries to grant any right to any third party for the distribution, sale, supply, license, marketing, co-promotion or manufacturing of any product or Intellectual Property that involves payments to or from the Company or any of its Subsidiaries in excess of $100,000 on an annual basis, (F) is not terminable at-will by the Company or its Subsidiaries without any liability to the Company or any of its Subsidiaries in excess of $150,000 or (G) requires or obligates the Company or any of its Subsidiaries to purchase or sell specified minimum amounts of any product for the benefit of any third party;

(iii) that creates a Partnership;

(iv) that would, individually or in the aggregate, prevent, materially delay or materially impede the Company’s ability to consummate the Transactions; or

(v) that is an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other similar agreement, other than intercompany agreements, intercompany guarantees or trade credit incurred in the ordinary course of business consistent with past practice.

(b) Section 4.8(b) of the Company Disclosure Schedule sets forth a true and complete list of the following Contracts to which the Company or any of its Subsidiaries is a party to or bound and which is in effect as of the date hereof:

(i) all Contracts with any stockholder, current or former officer or director or Affiliate of the Company or any of its Subsidiaries;

(ii) any Benefit Agreement that (A) is not terminable at-will by the Company or its Subsidiaries without any liability to the Company or any of its Subsidiaries or (B) provides for severance payments in excess of $25,000 in the aggregate;

(iii) all Contracts that provide for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or consummation of the Transactions;

(iv) all Contracts providing for the marketing or development of leads for the Company’s products and services that individually involve payments to or from the Company or any of its Subsidiaries in excess of $100,000 on an annual basis;

(v) all Contracts relating to the acquisition or disposition of any business, or other capital stock, or other equity interest in, or all or a material portion of the assets of, any Person to which the Company or any of its Subsidiaries has any material ongoing obligation or rights;

(vi) all Contracts (excluding work orders and purchase orders entered into in the ordinary course of business consistent with past practice) with any Governmental Entity and all powers of attorney, designation of agents or other Contracts under which the Company or any of its Subsidiaries has authorized another Person to enter into Contracts or incur obligations in the name of or on behalf of the Company or represent the Company before any Governmental Entity;

(vii) all Contracts pursuant to which the Company provides products or services through or utilizing a subcontracting or similar arrangement;

(viii) all Contracts that individually involve payments to or from the Company or any of its Subsidiaries in excess of $150,000 on an annual basis (excluding work orders and purchase orders submitted in the ordinary course of business consistent with past practice); and

(ix) any commitment to enter into any of the foregoing.

(c) Section 4.8(c)(i) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all executory Contracts between or among the Company or any of its Subsidiaries, on the one hand, and any current or former Participant (or Affiliate of a current or former Participant), on the other hand, other than consulting agreements. Section 4.8(c)(ii) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all executory Contracts between or among the Company or any of its Subsidiaries, on the one hand, and any current consultant, on the other hand, other than any such Contracts entered into in the ordinary course of business and that individually involve payments to or from the Company or any of its Subsidiaries less than $100,000 on an annual basis.

(d) Each such Contract described in Section 4.8(a) is referred to herein as a “Section 4.8(a) Contract” and each such Section 4.8(a) Contract and each such Contract described in Section 4.8(b) (in each case, (i) whether or not set forth in Section 4.8(a) or 4.8(b) of the Company Disclosure Schedule and (ii) including any Contract entered into after the date hereof in accordance with the terms of this Agreement that would be a Section 4.8(a) Contract or required to be set forth in Section 4.8(b) of the Company Disclosure Schedule if it had been entered into as of the date hereof) is referred to herein as a “Material Contract.” True and complete copies of each Material Contract have been made available to Parent (or, if verbal, a written summary of the material terms of such Material Contract has been made available to Parent).

(e) Each Material Contract is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms and, to the Company’s Knowledge, each other party thereto, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors rights generally and by general principles of equity, and is in full force and effect, and the Company has performed all obligations required to be performed by it under each Material Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and, to the Company’s Knowledge, each other party to each Material Contract has performed in all material respects all obligations required to be performed by it under such Material Contract. The Company (i) is not in violation of or default of any obligation under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract to which it is a party or by which it or any of its properties or assets is bound, except, in the case of this clause (i), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (ii) as of the date hereof, has not received written notice of any material violation of or default of any such obligation (or any such condition), and (iii) following the date hereof, will not have received notice of any violation of or default of any such obligation (or any such condition), except, in the case of this clause (iii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.9 Employee Benefit Plans; ERISA.

(a) Section 4.9(a) of the Company Disclosure Schedule sets forth a correct and complete list of all Benefit Plans and Benefit Agreements.

(b) Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code, and each trust that is related to a Benefit Plan and intended to be Tax exempt under Section 501(a) of the Code, has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code or exempt from taxation under Section 501(a) of the Code or the Company has received an opinion letter from the Internal Revenue Service with respect to the compliance in form of such Benefit Plan documents with Section 401(a) of the Code and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or Tax exemption of any such Benefit Plan or related trust. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company, its Subsidiaries and all the Benefit Plans are all in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws, including Laws of foreign jurisdictions. To the Knowledge of the Company, with respect to each Benefit Plan and Benefit Agreement, the Company has provided to participants all material communications or disclosures required by Law or by the terms of such Benefit Plan or Benefit Agreement.

(c) No Benefit Plan or employee benefit plan maintained by an ERISA Affiliate (i) is subject to Title IV of ERISA or Section 412 of the Code or is a multiemployer pension plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a multiple employer plan (within the meaning of Section 4063 of ERISA) or (ii) provides for post-retirement or other post-employment welfare benefits (other than health care continuation coverage as required by applicable Law). Neither the Company nor any other Person that, together with the Company, is treated as a single employer under Section 414 of the Code (each a “Commonly Controlled Entity”) has, within the prior six (6) years, sponsored, maintained, contributed to or been required to contribute to any such plan.

(d) Except as may be required by applicable Law, or as contemplated under this Agreement, neither the Company nor any of its Subsidiaries has any announced plan or commitment to create any additional Benefit Plans which are intended to cover employees or former employees of the Company or any of its Subsidiaries or to amend or modify any existing Benefit Plan which covers or has covered employees or former employees of the Company or any of its Subsidiaries, or to create, amend or modify any Benefit Agreement.

(e) To the extent applicable, correct and complete copies of the following have been delivered or made available to Parent by the Company: (i) all Benefit Plans and Benefit Agreements (including all amendments and attachments thereto); (ii) written summaries of any Benefit Plan and any Benefit Agreement not in writing; (iii) all related trust documents; (iv) all insurance contracts or other funding arrangements; (v) the most recent annual report (Form 5500) filed with the Internal Revenue Service; (vi) the most recent determination letter from the Internal Revenue Service, if any; and (vii) the most recent summary plan description and any summary of material modification thereto.

(f) There are no investigations, examinations, audits or proceedings by any Governmental Entity with respect to or involving any Benefit Plan or any fiduciary thereof, and to the Knowledge of the Company, there are not any facts that would reasonably be expected to give rise to any such investigation, examination, audit or proceeding. There are no actions, claims, suits or proceedings against or involving any Benefit Plan or Benefit Agreement or asserting any rights or claims to benefits under any Benefit Plan or Benefit Agreement

(except claims for benefits payable in the normal operation of the Benefit Plan or Benefit Agreement), and, to the Knowledge of the Company, there are not any facts that would reasonably be expected to give rise to any such action, claim, suit or proceeding.

(g) With respect to each Benefit Plan, (i) (A) there has not occurred prior to the date hereof any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that could subject the Company or any of its Subsidiaries or any of their respective employees to any material liability and (B) following the date hereof, there will not occur any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that could subject the Company or any of its Subsidiaries or any of their respective employees to any liabilities that, in the case of this clause (i)(B), would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries nor any of their directors, employees or agents has engaged in any transaction or acted in a manner, or failed to act in a manner, that would reasonably be expected to subject the Company or any of its Subsidiaries or any of their respective employees to liability for breach of fiduciary duty under ERISA or any other applicable Law.

(h) Section 4.9(h) of the Company Disclosure Schedule discloses whether each Benefit Plan and each Benefit Agreement that is an employee welfare benefit plan is (i) unfunded or self-insured, (ii) funded through a “welfare benefit fund”, as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured.

(i) None of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Merger or any other Transaction (whether alone or as a result of any termination of employment on or following the Effective Time) will, except as expressly contemplated by this Agreement, (i) entitle any Participant to severance, termination, retention, change in control or similar compensation or benefits, (ii) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to any Benefit Plan or Benefit Agreement or (iii) prohibit any Benefit Plan or Benefit Agreement from being amended or terminated.

(j) Except as would not reasonably be expected to give rise to material liability, the Company and each of its Subsidiaries have correctly classified each individual who performs services for the Company or any of its Subsidiaries as a common law employee, an independent contractor, or a leased employee, as applicable, in accordance with the provisions of each Benefit Plan, and in accordance with ERISA, the Code, and other applicable Laws.

(k) Each Benefit Plan and each Benefit Agreement that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to Section 409A of the Code was, as of January 1, 2005, in good faith compliance with Section 409A of the Code and the then applicable guidance issued by the Internal Revenue Service thereunder (together, the “409A Authorities”). Since December 31, 2008, each Nonqualified Deferred Compensation Plan has remained in documentary and operational compliance with the 409A Authorities. No Participant is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any Tax (including federal, state, local or foreign income, excise or other Taxes (including Taxes imposed under Sections 280G and 409A of the Code)) or interest or penalty related thereto.

(l) Other than payments or benefits that may be made to the Persons listed in Section 4.9(l) of the Company Disclosure Schedule, no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval or the consummation of the Merger or any other Transaction (alone or in combination with any other event, including as a result of termination of employment on or following the Effective Time) by or for the benefit of any Person who is a “disqualified individual” (as defined in Treasury Regulation Section 1.280G-1) with respect to the Company under any Benefit Plan, Benefit Agreement or otherwise would be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(m) With respect to each Benefit Plan that is an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), all contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code, and all contributions for any period ending on or before the Effective Time which are not yet due have been made to each such employee pension benefit plan or accrued in accordance with GAAP. With respect to each Benefit Plan that is an employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA), all premiums or other payments for all periods ending on or before the Effective Time have been paid or accrued in accordance with GAAP.

Section 4.10 Litigation. As of the date hereof, there is no material action, claim, suit, proceeding or governmental investigation (each, a “Legal Proceeding”) or Order pending or outstanding against or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and (b) following the date hereof, there will be no Legal Proceeding or Order pending or outstanding against or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries that, in the case of this clause (b) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.11 Compliance with Law; Permits.

(a) The Company and each of its Subsidiaries (i) as of the date hereof, hold all material permits, licenses, exemptions, consents, certificates, authorizations, registrations, and other approvals from Governmental Entities required to operate their respective businesses as they are being conducted as of the date hereof (collectively, the “Permits”) and (ii) following the date hereof, will hold all Permits, except, in the case of this clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in violation of, or in default under, any Law, in each case, applicable to the Company or any of its Subsidiaries or any of their respective assets and properties or any Permit. Notwithstanding the foregoing, this Section 4.11 shall not apply to employee benefit plans, Taxes, environmental matters or labor and employment matters, which are addressed by the representations and warranties in Section 4.9, Section 4.13, Section 4.15, and Section 4.16, respectively.

(b) None of the Company, any of the Company’s Subsidiaries, any of their respective officers or employees, and, to the Knowledge of the Company, any supplier, distributor, licensee or agent or any other Person acting on behalf of the Company or any of its Subsidiaries, directly or indirectly, has (i) made or received any direct or indirect payments in violation of any Law (including the United States Foreign Corrupt Practices Act), including any contribution, payment, commission, rebate, promotional allowance or gift of funds or property or any other economic benefit to or from any employee, official or agent of any Governmental Entity where either the contribution, payment, commission, rebate, promotional allowance, gift or other economic benefit, or the purpose thereof, was illegal under any Law (including the United States Foreign Corrupt Practices Act), or (ii) provided or received any product or services in violation of any Law (including the United States Foreign Corrupt Practices Act), in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). As of the date hereof, no action, claim, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is any investigation by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws pending or threatened.

(d) As of the date hereof, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective Representatives or Affiliates (nor, to the Knowledge of the Company, any Person or entity acting on behalf of any of the foregoing) is currently subject to any sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury and no action, claim, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to any such sanctions is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, is any investigation by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to any such sanctions pending or threatened.

Section 4.12 Intellectual Property and Information Security.

(a) Section 4.12(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all Registered Intellectual Property owned by the Company or any of its Subsidiaries, specifying in respect of each such item, as applicable: the owner of the item; the jurisdictions in which the item is registered, or in which any application for registration has been filed; the respective registration, publication or application number of the item; and the date of application, publication or registration of the item. All Registered Intellectual Property listed in Section 4.12(a) of the Company Disclosure Schedule is owned by, or is subject to an obligation of assignment to, the Company or one of its Subsidiaries free and clear of all pledges, liens (other than (i) outbound licenses under Company Intellectual Property set forth on Section 4.12(b) of the Company Disclosure Schedule and (ii) sales and distribution Contracts and their associated product licenses entered into in the ordinary course of business consistent with past practice) and security interests. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (1) all Registered Intellectual Property owned by the Company or any of its Subsidiaries have been duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Section 4.12(a) of the Company Disclosure Schedule, and all related necessary affidavits of continuing use, renewals and maintenance have been timely filed, and all related necessary maintenance fees have been timely paid to continue all such rights in effect; (2) the registered trademarks and trademark applications listed in Section 4.12(a) of the Company Disclosure Schedule are in full force and effect and have not lapsed, been abandoned or forfeited in whole or in part; and (3) none of the Trademarks listed in Section 4.12(a) of the Company Disclosure Schedule is the subject of any ongoing oppositions, cancellations or other Legal Proceedings.

(b) Section 4.12(b) of the Company Disclosure Schedule sets forth a list of (x) all material Contracts under which the Company or any of its Subsidiaries licenses from or to a third party Intellectual Property (other than software licenses for generally available software) and (y) all material Contracts that provide for co-existence arrangements with respect to any Intellectual Property, including covenants not to sue, in each case, that are used in the conduct of the business of the Company or any of its Subsidiaries as currently conducted (such Contracts being referred to as “License Contracts”). To the Knowledge of the Company, (i) each License Contract is valid and in full force and effect; (ii) each License Contract will continue to be valid and in full force and effect on similar terms immediately following the consummation of the Transactions; and (iii) neither the Company nor any of its Subsidiaries is in breach of any License Contract, except to the extent that the failure of any of the foregoing clauses (i), (ii) or (iii) to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) One or more of the Company and its Subsidiaries owns, licenses or otherwise has the right to use all material Intellectual Property used in the conduct of the business of the Company or any of its Subsidiaries as currently conducted (the “Company Intellectual Property”), except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company Intellectual Property owned by the Company or any of its Subsidiaries is free and clear of all pledges, liens (other than (i) outbound licenses under Company Intellectual Property set forth on Section 4.12(b) of the Company Disclosure Schedule and (ii) sales and distribution Contracts and their associated product licenses entered into in the ordinary course of business consistent with past practice) and security interests, other than those which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has infringed or is infringing (including with respect to the development, testing, manufacture, distribution, marketing, use or sale by the Company or any of its Subsidiaries of their respective products or services or in connection with their operations or of their respective Intellectual Property) the rights of any Person with regard to any Intellectual Property in a manner which, individually or in the aggregate, has resulted or would reasonably be expected to result in a Company Material Adverse Effect. There is no pending action, claim, suit or proceeding in which the Company or any of its Subsidiaries has alleged that any Person or Persons has infringed or is or are infringing any Company Intellectual Property owned by the Company or any of its Subsidiaries.

(e) There is no pending or, to the Knowledge of the Company, threatened, action, claim, suit or proceeding in which it is alleged that the Company or any of its Subsidiaries has infringed or otherwise violated, or is infringing or otherwise violating, the Intellectual Property rights of any third party (including with respect to the manufacture, use, distribution, marketing, or sale by the Company or its Subsidiaries of any products or services or to the operations of the Company or its Subsidiaries) nor, to the Knowledge of the Company, is any governmental investigation alleging any such infringement or violation pending or threatened. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written claim during the past three (3) years alleging any such infringement or violation, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) Each of the Company and its Subsidiaries have taken commercially reasonable efforts to protect and preserve their respective rights in all Company Intellectual Property owned by the Company or any of its Subsidiaries. To the Company’s Knowledge, all Persons who have created Company Intellectual Property (other than Company Intellectual Property that is licensed to the Company) have assigned to one or more of the Company and its Subsidiaries (or, in the case of any such patents or patent applications acquired by the Company or any of its Subsidiaries from any third party, to such third party) all of their rights therein, to the extent that such rights would not automatically vest with the Company or any of its Subsidiaries by operation of Law or otherwise.

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, obligations for payment of monies currently due and payable by the Company or any of its Subsidiaries in connection with any option, right, license or interest relating to Intellectual Property (i) granted to the Company or any of its Subsidiaries, or (ii) granted by the Company or any of its Subsidiaries to any other Person (including any obligations of such other Person to make any fixed or contingent payments, including royalty payments), have been satisfied in a timely manner.

(h) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Transactions and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any lien in or upon, any Intellectual Property right.

(i) The Company and each of its Subsidiaries have complied in all material respects with all applicable Laws, contractual and other obligations, all of their terms of use and service agreements, and any privacy policies published by the Company and its Subsidiaries relating to (i) the privacy of users of the Company Sites or (ii) the collection, storage, use, transfer, sharing, disposal or any other processing of any Personally Identifiable Information collected or used by the Company or any of its Subsidiaries in any manner or maintained by third parties having authorized access to such information (collectively, all of the foregoing, the “Company Site Policies”). The execution, delivery and performance of this Agreement complies in all material respects with all applicable Laws relating to privacy and with the Company Site Policies published by the Company. Copies of all Company Site Policies published by the Company have been made available to Parent. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each such Company Site Policy and all materials distributed or marketed by the Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable Laws, and none of such disclosures made or contained in any such policy or in any such materials has been in violation of any applicable Laws or, to the Company’s Knowledge, misleading or deceptive.

(j) The Company and each of its Subsidiaries have at all times taken commercially reasonable steps (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to (i) protect the confidentiality of confidential information and trade secrets of the Company and its Subsidiaries or of any third party that has provided any confidential information or trade secrets to the

Company or its Subsidiaries, and (ii) ensure that all Personally Identifiable Information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Company’s Knowledge, there has been no loss, unauthorized access or misuse of Personally Identifiable Information, nor has the Company or any of its Subsidiaries experienced an event that requires it under applicable Law to provide notice to any third party or Governmental Entity of any loss or misuse of or unauthorized access to Personally Identifiable Information pursuant to applicable Laws.

(k) The Company and each of its Subsidiaries have taken commercially reasonable steps to protect the information technology systems used in connection with the operation of their businesses. To the Company’s Knowledge, there have been no unauthorized intrusions or breaches of the security of information technology systems. Without limiting the generality of the foregoing, the Company and its Subsidiaries, each, (i) represents and warrants that it has implemented and currently maintains appropriate security measures in accordance with 201 CMR 17.00: Standards for The Protection of Personal Information of Residents of the Commonwealth of Massachusetts; and (ii) represents and warrants that it is in compliance with the current PCI Data Security Standard (PCI DSS) in connection with the processing of credit, debit or other cardholder payment information, including portions thereof.

Section 4.13 Taxes.

(a) (i) All material Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries, or any consolidated, combined, affiliated or unitary group of which the Company or any of its Subsidiaries is a member have been filed, (ii) each such Tax Return was true, complete and correct in all material respects, (iii) the Company and each of its Subsidiaries has paid or caused to be paid all material Taxes required to be paid, other than Taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings and for which reserves have been reflected on the Company’s financial statements (in accordance with GAAP) adequate to reflect such Taxes, and (iv) there are no material liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for liens for property Taxes not yet due and payable and liens for Taxes that are being contested in good faith by appropriate proceedings and for which reserves have been reflected on the Company’s financial statements (in accordance with GAAP) adequate to reflect such Taxes.

(b) Neither the Company nor any of its Subsidiaries is a party to or bound by any agreement providing for the allocation, indemnification or sharing of material Taxes, except for any such agreements that

(i) are solely between the Company and any of its Subsidiaries or (ii) will terminate and have no further force or effect as of or prior to the Effective Time such that, after the Effective Time, neither the Company nor any of its Subsidiaries shall have any further rights or obligations under such agreement.

(c) As of the date hereof, (i) no Audits of the Company or any of its Subsidiaries are presently pending and neither the Company nor any of its Subsidiaries has received written notice of any Audits from any Taxing Authority, which Audits have not been previously resolved, and (ii) each deficiency resulting from any completed Audit of the Company or any of its Subsidiaries has been paid or is being contested in good faith by appropriate proceedings and for which reserves have been reflected on the Company’s financial statements (in accordance with GAAP) adequate to reflect such Taxes.

(d) Section 4.13(d) of the Company Disclosure Schedule sets forth a true and complete list of each United States federal income Tax Return of the Company and each of its Subsidiaries for which the relevant statute of limitations has not expired, and each state income Tax Return of the Company and each of its Subsidiaries for the calendar years ending December 31, 2009, 2010 and 2011. As of the date hereof, there is no currently effective agreement extending, or having the effect of extending, the period of assessment or collection of any Taxes of the Company or any of its Subsidiaries, nor has any written request been made for any such extension with respect to any material Tax Return.

(e) As of the date hereof, the Company and each of its Subsidiaries has complied in all respects with all applicable statutes, laws, ordinances, rules and regulations requiring the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any federal, state, local or foreign Law) and has in all respects, within the time and the manner prescribed by Law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) Within the two (2) year period ending on the date hereof, none of the Company or any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” as such terms are defined in Section 355 of the Code in a distribution of stock qualifying for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code.

(g) As of the date hereof, no written claim has been made by any Taxing Authority in a jurisdiction where any of the Company or its Subsidiaries does not file a Tax Return that it is, or may be, subject to Tax by that jurisdiction, which claim has not previously been resolved.

(h) Neither the Company nor any of its Subsidiaries has ever engaged in any “listed transaction” (within the meaning of Treasury Regulation Section 1.6011-4(b)(2)) or similar transaction under any state, local or foreign Law.

(i) The Company does not have any liability for Taxes of any other Person (i) under Treasury Regulation Section 1.1502-6 and similar provisions under any state, local or foreign Law or (ii) as a transferee or successor.

(j) Neither the Company nor any of its Subsidiaries has applied in writing for and not yet received a ruling or determination from a Taxing Authority.

Section 4.14 Title to Assets; Real Property.

(a) The Company and/or one or more of its Subsidiaries have valid title to, or valid leasehold or sublease interests or other comparable contract rights in or relating to, all of the tangible assets necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted; and all such assets, other than assets in which the Company or any of its Subsidiaries has a leasehold or sublease interest or other comparable contract right, are free and clear of all pledges, liens and security interests, except for such pledges, liens or security interests that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, the ability of the Company or any of its Subsidiaries to conduct their respective businesses as currently conducted.

(b) Section 4.14(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a true, complete and accurate list of the Owned Real Property. All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Owned Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used.

(c) Section 4.14(c) of the Company Disclosure Schedule includes a true, complete and accurate list of all Leased Real Property and all leases or subleases related to the Leased Real Property (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto). The Company has made available to Parent a true and complete copy of each such lease or sublease document, and in the case of any oral lease or sublease, a written summary of the material terms of such lease or sublease.

(d) The Company or a Subsidiary of the Company has good and marketable title to all of the Owned Real Property free and clear of all pledges, liens and security interests, except for such pledges, liens or security interests that individually or in the aggregate have not and would not reasonably be expected to have a Company Material Adverse Effect. The Company or a Subsidiary of the Company has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof. Other than the rights of Parent and Merger Sub pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.

(e) As of the date hereof the Company (or one of its Subsidiaries, if such Subsidiary is identified as the lessee or tenant under a lease pertaining to the Leased Real Property disclosed on Section 4.14(c) of the Company Disclosure Schedule) has a valid leasehold interest in the Leased Real Property, free and clear of any pledges, liens and security interests, except for such pledges, liens or security interests that individually or in the aggregate have not and would not reasonably be expected to have a Company Material Adverse Effect.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) each lease or sublease is (A) legal, valid, binding, enforceable against the Company or one of its Subsidiaries, and, to the Knowledge of the Company, against the applicable lessor and (B) in full force and effect in all material respects;

(ii) the execution and delivery of this Agreement and the consummation of the Transactions does not require the consent of any other party to such lease or sublease, will not result in a breach of or default under such lease or sublease, or otherwise cause such lease or sublease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the Transactions;

(iii) neither the Company’s nor any Subsidiary’s possession and quiet enjoyment of the Leased Real Property under such lease or sublease has been disturbed in any material respect, and to the Knowledge of the Company, there are no material disputes with respect to such lease or sublease; and

(iv) neither the Company nor any Subsidiary nor any other party to the lease or sublease is in breach or default under such lease or sublease in any material respect for which a notice of default has been given, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such lease or sublease for which a notice describing such event or circumstance has been given.

(g) The Owned Real Property and the Leased Real Property comprise all of the real property used or intended to be used by the Company and any of its Subsidiaries.

Section 4.15 Environmental.

(a) The Company and each of its Subsidiaries possess all Permits required under, and each is in material compliance with, all Environmental Laws. Section 4.15(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Permit required by the Company or any of its Subsidiaries under any Environmental Laws.

(b) None of the Company or any of its Subsidiaries has received notice of actual or threatened liability under CERCLA or any similar foreign, state or local Law from any Governmental Entity or any third party and, to the Knowledge of the Company, there is no fact or circumstance which could form the basis for the assertion of any claim against the Company or any of its Subsidiaries under any Environmental Law including CERCLA, or any similar Law with respect to any on-site or off-site location.

(c) None of the Company or any of its Subsidiaries has entered into or agreed to enter into any Order relating to compliance with Environmental Laws or the cleanup of Hazardous Materials.

(d) (i) None of the Company or any of its Subsidiaries has been in violation of or alleged to have been in violation of or (ii) subject to any Legal Proceeding pursuant to applicable Environmental Laws either now or any time during the past five (5) years, except, in the case of clause (i), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(e) None of the Company or any of its Subsidiaries is subject to any claim, obligation, liability, loss, damage or expense of any kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law, or arising out of the ownership, use, control or operation by the Company or any of its Subsidiaries of any plant, facility, site, area or property (including the Owned Real Property, the Leased Real Property and any plant, facility, site, area or property currently or previously owned or leased by the Company or any of its Subsidiaries) from which any Hazardous Materials were Released into the Environment or to which Hazardous Materials have been sent.

(f) The Company and its Subsidiaries have made available to the Parent true, correct and complete copies of all material reports, correspondence, memoranda and computer data relating to matters governed by or subject to Environmental Laws.

(g) To the Knowledge of the Company, none of the Company or any of its Subsidiaries manufactures or has ever manufactured any product containing asbestos.

(h) None of the Company or any of its Subsidiaries has paid any fine, penalty or assessment within the prior five (5) years with respect to Environmental Laws.

(i) To the Knowledge of the Company, no Owned Real Property or Leased Real Property, improvements or equipment included within the Leased Real Property or the assets necessary for the conduct of the business of the Company and its Subsidiaries contain any asbestos-containing materials, polychlorinated biphenyls, underground storage tanks, open or closed pits, sumps or other empty, discarded or abandoned containers used to store raw materials, products or waste on or under any such properties or assets.

(j) None of the Company or any of its Subsidiaries has imported, manufactured, stored, managed, used, operated, transported, treated or disposed of any Hazardous Material other than in compliance with all Environmental Laws.

Section 4.16 Labor Matters.

(a) As of the date hereof, there are no pending or, to the Knowledge of the Company, threatened labor disputes, strikes, lockouts, requests for representation, union organization attempts, slowdowns or work stoppages involving the employees of the Company or any of its Subsidiaries, and since January 1, 2010, no such labor dispute, strike, lockout, request, attempt, slowdown or work stoppage has occurred.

(b) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union with respect to its employees, and since January 1, 2010, neither the Company nor any of its Subsidiaries has been a party to or bound by any such agreement or Contract. As of the date hereof, none of the employees of the Company or any of its Subsidiaries is represented by any labor union or similar organization with respect to their employment by the Company or such Subsidiary, and since January 1, 2010, none of the employees of the Company or any of its Subsidiaries has been represented by such a union or organization.

(c) As of the date hereof, there is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries, and since January 1, 2010, there has not been any such practice or proceeding. Following the date hereof, there will be no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries that would reasonably be expected to result in a Company Material Adverse Effect.

(d) The Company and its Subsidiaries are, as of the date hereof, and have been, since January 1, 2010, in compliance in all material respects with applicable Laws respecting employment, employment practices, worker classification, occupational safety and health, labor relations, terms and conditions of employment and wages and hours. Following the date hereof, the Company and its Subsidiaries will be in compliance with applicable Laws respecting employment, employment practices, worker classification, occupational safety and health, labor relations, terms and conditions of employment and wages and hours, except as would not reasonably be expected to result in a Company Material Adverse Effect.

(e) As of the date hereof, no Person, including any Governmental Entity, has made any claim or filed any suit, action, claim, proceeding or investigation, or to the Knowledge of the Company and, except as would not reasonably be expected to result in a Company Material Adverse Effect, has any claim or basis for any suit, action, claim, proceeding or investigation, against the Company or any of its Subsidiaries (i) arising out of any Law referenced in Section 4.16(d); (ii) alleging breach of any express or implied contract of employment; (iii) alleging wrongful termination of employment or service; (iv) claiming a right to indemnification from the Company or any of its Subsidiaries; (v) alleging that the Company or any of its Subsidiaries has improperly classified any individual as an independent contractor; or (vi) relating to discrimination in employment or employment practices or occupational safety and health standards (including The Fair Labor Standards Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Rehabilitation Act of 1973, as amended, the Age Discrimination in Employment Act of 1967, as amended, or the Americans with Disabilities Act of 1990, the Texas Commission on Human Rights Act, ERISA, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act, the Family and Medical Leave Act of 1993, WARN, the Occupational Safety and Health Act, the Davis-Bacon Act, the Walsh-Healy Act, the Service Contract Act, or Executive Order 11246 (all as amended)).

(f) Section 4.16(f) of the Company Disclosure Schedule, lists the names, location of employment, position, immigration status (e.g., H-1B, L-1A) and employment authorization expiration date of any employee of the Company or any of its Subsidiaries who is not either a legal permanent resident or a United States citizen. As used herein, the term “foreign national” means a person who is not a citizen of the United States. The Company and each of its Subsidiaries are in compliance in all material respects with all relevant provisions of the Immigration and Nationality Act, 8 U.S.C. Section 1101 et seq. and any other Laws, policies, guidance documents, judgments, decrees, injunctions, or agreements issued by any Governmental Entity or related to the employment of foreign nationals, including the obligation to retain a properly-executed Form I-9 for every active employee hired on or after November 6, 1986, and for every terminated employee for whom there remains a Form I-9 retention obligation under 8 U.S.C. Section 1324a. There are no unresolved past, pending or threatened administrative, regulatory or judicial actions, proceedings, investigations, obligations, liabilities, losses, decrees, judgments, penalties, fines, fees, demands, demand letters, Orders, directives, claims, or notices of noncompliance or violation relating in any way to the Company or any of its Subsidiaries or their businesses, in connection with the employment of foreign nationals.

(g) To the Company’s Knowledge, the Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder and similar state Laws (collectively, “WARN”). The Company and its Subsidiaries have not given, and have not been required to give, any notice under WARN to any employee or taken any action that would constitute a “plant closing” or “mass layoff” as such terms are defined in WARN, in each case within ninety (90) days prior to the date hereof.

(h) None of the Company or any of its Subsidiaries are parties to any employee leasing, professional employer organization, or management services agreement with any Person.

(i) Correct and complete copies of all employee handbooks, manuals and policies have been delivered or made available to Parent by the Company.

Section 4.17 Brokers or Finders. No investment banker, broker, finder, financial advisor or intermediary, other than Bryant Park Capital Securities, Inc. and Bryant Park Capital Valuation Services LLC, the fees and expenses of which will be paid by the Company, is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered to Parent complete and accurate copies of all Contracts under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the Persons to whom such fees are payable.

Section 4.18 Inventory; Warranties.

(a) The Company’s inventory, both as of the date hereof and on the Closing Date, (i) is sufficient for the operation of the business of the Company and its Subsidiaries, taken as a whole, in the ordinary course and consistent with past practice, (b) consists of items that are good and merchantable within normal trade tolerances, (c) is of a quality and quantity presently usable or saleable in the ordinary course and consistent with past practice (subject to applicable reserves), and (d) is subject to reserves determined in accordance with GAAP, specifically including reserves for obsolescence and excess inventory. To the Knowledge of the Company, no previously sold inventory is subject to returns in excess of those historically experienced by the Company.

(b) The Company has conducted its business at all times in a manner that does not subject the Company or its business to any United States export and re-export controls, including the United States Export Administration Act and Regulations and Foreign Assets Control Regulations, or any other import/export controls in other countries.

(c) The Company and its Subsidiaries make no express warranty or guaranty as to goods sold, or services provided by, the Company or any of its Subsidiaries, and there is no pending or, to the Knowledge of the Company, threatened claim alleging any breach of any such warranty or guaranty that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has no exposure to or liability under any such warranty (i) beyond that which is typically assumed in the ordinary course of business by companies or firms engaged in businesses comparable in kind, size and scope to the Company’s business or (ii) other than claims for warranties typically assumed by the Company and its Subsidiaries in the ordinary course of business consistent with past practice.

Section 4.19 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the approval and adoption of this Agreement, the Merger and the other Transactions (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the Merger and the other Transactions.

Section 4.20 Company Board Recommendation. The Company Board has unanimously adopted resolutions effecting the Company Board Recommendation. As of the date hereof, the Company Board Recommendation has not been amended, rescinded or modified.

Section 4.21 Proxy Statement.

(a) The Proxy Statement when filed, distributed or disseminated, as applicable, shall comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(b) The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The representations and warranties contained in this Section 4.21 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company in writing by Parent or Merger Sub specifically for use therein.

Section 4.22 Interested Party Transactions. Neither the Company nor any of its Subsidiaries is a party to any transaction or agreement (other than ordinary course directors’ compensation and employment arrangements or any Company Equity Plans) with any Affiliate, stockholder that beneficially owns five percent (5%) or more of the outstanding Company Common Stock, or director or executive officer of the Company. No event has occurred since the date of the Company’s last proxy statement to its stockholders that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 4.23 Opinion of Financial Advisor. The Company Board has received from Bryant Park Capital Valuation Services LLC, an affiliate of the Company’s financial advisor, Bryant Park Capital Securities, Inc., an opinion (the “Fairness Opinion”), dated as of the date hereof, to the effect that, as of such date and based upon and subject to the matters and limitations set forth therein, the Merger Consideration to be received by the holders of shares of Company Common Stock (other than Parent, Merger Sub or any other direct or indirect Subsidiary of Parent) pursuant to the Merger is fair, from a financial point of view, to such holders. A signed copy of such opinion shall be delivered to Parent as soon as reasonably practicable following the date hereof for information purposes only.

Section 4.24 State Takeover Statutes. The Company Board has unanimously approved the terms of this Agreement, the Voting Agreement and the consummation of the Merger and the other Transactions, and such approval represents all the actions necessary to render inapplicable to this Agreement, the Voting Agreement, the Merger and the other Transactions, the restrictions on “business combinations” set forth in Section 203 of the DGCL, to the extent such restrictions would otherwise be applicable to this Agreement, the Voting Agreement, the Merger and the other Transactions. No other state takeover statute or similar state statute or regulation applies to this Agreement, the Voting Agreement, the Merger or the other Transactions.

Section 4.25 Relationships with Distributors and Suppliers. Between January 1, 2011 and the date hereof, no distributor or supplier of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole has canceled or otherwise terminated, or provided written notice to the

Company or any of its Subsidiaries of its intent, or threatened in writing, to terminate its relationship with the Company or its applicable Subsidiary, or, between January 1, 2011 and the date hereof, decreased or limited in any material respect, or provided written notice to the Company or any of its Subsidiaries of its intent, or threatened in writing, to decrease or limit in any material respect, its purchases from, sales to or distribution activity with respect to the Company or any of its Subsidiaries.

Section 4.26 Insurance. Section 4.26 of the Company Disclosure Schedule contains a complete and accurate list of all material policies of fire, liability, workers compensation, directors and officers liability, automobile, title, warehouse and other forms of insurance owned or held by the Company or any of its Subsidiaries (or their respective assets or business) with policy periods in effect as of the date hereof, and the Company has heretofore provided or made available to Parent a complete and accurate copy of all such policies. All such insurance policies are in full effect, no written notice of cancellation has been received by the Company under such policies, and there is no existing default or violation (or any condition that with the giving of notice or lapse of time or both would cause such default or violation) under any such insurance policy, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Article V

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization. Each of Parent and Merger Sub is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company a copy of the certificate of incorporation and bylaws of Parent and Merger Sub, as currently in effect, and neither Parent nor Merger Sub is in violation of any provision of its certificate of incorporation or bylaws.

Section 5.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, approval and adoption of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary action of Parent and Merger Sub (the written consent of the sole stockholder of which has not been modified or revoked), and no other action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 5.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions will not, (i) violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any Contract to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound, (iii) violate any Law applicable to Parent, any of its Subsidiaries or any of their properties or assets or (iv) other than (A) the filing of the Certificate of Merger, (B) filings required by and the expiration of applicable waiting periods pursuant to the HSR Act and other Antitrust Laws, (C) applicable requirements of the Securities Exchange Rules, and (D) applicable requirements of and filings with the SEC under the Exchange Act, require on the part of Parent or Merger Sub any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity; except, in the case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults that, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4 Information Supplied. The information with respect to Parent and any of its Subsidiaries that Parent furnishes to the Company in writing specifically for use in the Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made by Parent or Merger Sub with respect to any other information contained in the Proxy Statement, including any supplement or amendment thereto).

Section 5.5 Merger Sub’s Operations. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not owned any assets, engaged in any business activities or conducted any operations other than in connection with the Transactions.

Section 5.6 Sufficient Funds. Parent has, and as of the Closing will have, sufficient immediately available funds to pay when due the aggregate Merger Consideration and to pay when due all of its fees and expenses related to the Transactions.

Section 5.7 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective Affiliates is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as such term is defined in Section 203 of the DGCL (other than as contemplated by this Agreement or the Voting Agreement).

Section 5.8 Investigation by Parent and Merger Sub. Each of Parent and Merger Sub has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries and acknowledges that each of Parent and Merger Sub has been provided access to the properties, premises and records of the Company and its Subsidiaries for this purpose. In entering into this Agreement, each of Parent and Merger Sub has relied solely upon its own investigation and analysis, and each of Parent and Merger Sub acknowledges that, except for the representations and warranties of the Company expressly set forth in Article IV, none of the Company or its Subsidiaries nor any of their respective Representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or Merger Sub or any of their Representatives. Without limiting the generality of the foregoing, none of the Company or its Subsidiaries nor any of their respective Representatives or any other Person has made a representation or warranty to Parent or Merger Sub with respect to (a) any projections, estimates or budgets for the Company or its Subsidiaries or (b) any material, documents or information relating to the Company or its Subsidiaries made available to each of Parent or Merger Sub, confidential memorandum, other offering materials or otherwise, except as expressly and specifically covered by a representation or warranty set forth in Article IV.

Article VI

Covenants

Section 6.1 Interim Operations of the Company.

(a) Other than (x) with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, (y) as expressly contemplated or permitted by this Agreement or (z) as set forth on Section 6.1(a) of the Company Disclosure Schedule, from and after the date hereof to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VIII, the Company shall, and shall cause each of its Subsidiaries to, conduct its business only in the ordinary and usual course of business in all material respects consistent with past practice and use commercially reasonable efforts to (i) preserve intact their current business organization and (ii) maintain their relationships with material suppliers and distributors. Without limiting the generality of the foregoing, other than (x) with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, (y) as expressly contemplated or permitted by this Agreement or (z) as set forth in Section 6.1(a) of the Company Disclosure Schedule, from and after the date hereof to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VIII, neither the Company nor any of its Subsidiaries will:

(i) amend its certificate of incorporation or bylaws (or equivalent organizational documents);

(ii) except for Company Common Stock to be issued or delivered pursuant to Company Stock Options in accordance with their terms on the date hereof issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any shares of capital stock of any class or any other ownership interest of the Company or any of its Subsidiaries, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock or any other ownership interest of the Company or any of its Subsidiaries, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any other ownership interest of the Company or any of its Subsidiaries or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or any other ownership interest of the Company or any of its Subsidiaries (including “phantom” rights and stock appreciation rights), or (B) any other securities of the Company or any of its Subsidiaries in respect of, in lieu of, or in substitution for, Company Common Stock outstanding on the date hereof;

(iii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any outstanding Company Common Stock, Company Stock Options, Company Restricted Stock Awards or other securities of the Company or any of its Subsidiaries;

(iv) split, combine, subdivide or reclassify any Company Common Stock or declare, set aside for payment or pay any dividend or other distribution (whether in cash, stock or other property) in respect of any Company Common Stock, or any other securities of the Company or any of its Subsidiaries or otherwise make any payments to stockholders in their capacity as such (other than the declaration, setting aside or payment from a wholly owned Subsidiary of the Company to the Company and the declaration and payment of quarterly cash dividends by the Company to the holders of Company Common Stock in such amount and manner as set forth in Section 6.1(a)(iv) of the Company Disclosure Schedule);

(v) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than the Transactions;

(vi) directly or indirectly acquire (A) by purchase, merger or otherwise, any business or equity interest of any Person or (B) any asset or assets, except for new capital expenditures, which shall be subject to the limitations of clause (viii) below, and except for purchases of assets which, individually, are less than or equal to $100,000 or, in the aggregate, are less than or equal to $250,000;

(vii) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or dispose of any of its properties or other assets or any interests therein, except for sales or dispositions of inventory, used or obsolete equipment or scrap materials in the ordinary course of business consistent with past practice and any of the foregoing which, individually, are less than or equal to $100,000 or, in the aggregate, are less than or equal to $250,000;

(viii) make any new capital expenditure or other expenditures (including in respect of research and development), other than those which, individually, are less than or equal to $100,000 or, in the aggregate, are less than or equal to $250,000;

(ix) incur any indebtedness for borrowed money in addition to that incurred as of the date hereof, or guarantee any such indebtedness or make any material loans, advances or capital contributions to, or investments in, any other Person, other than (A) to the Company or any wholly owned Subsidiary of the Company, (B) to employees in respect of travel or other expenses in the ordinary course of business consistent with past practice or (C) borrowings under the Company’s credit facility or trade payables incurred in the ordinary course of business in a total amount for this clause (C) not exceeding $250,000 in the aggregate;

(x) except as required by the terms of any Benefit Plan or Benefit Agreement, (A) increase the compensation or benefits, or pay any bonus to, any Participant, (B) grant any Participant change of control, severance, retention or termination compensation or benefits, or any increase therein, (C) enter into, amend or terminate any Benefit Agreement, (D) establish, adopt, enter into, amend or terminate any collective bargaining agreement or Benefit Plan (including any Company Stock Option, Company Restricted Stock Award or other award thereunder), (E) accelerate the time of payment or vesting of any rights or benefits, or make any material determinations, under any Benefit Plan or Benefit Agreement, (F) pay any amount or benefit under, or grant any awards under any bonus, incentive, performance or other compensation plan or arrangement, Benefit Plan or Benefit Agreement (including the grant of Company Stock Options, Company Restricted Stock Award or other equity or equity based awards or the removal or modification of any restrictions in any Benefit Agreement or Benefit Plan or awards made thereunder) or (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, Contract or arrangement or Benefit Plan or Benefit Agreement;

(xi) change in any material respect any of the financial accounting methods used by the Company unless required by GAAP or applicable Law;

(xii) (A) enter into any Material Contract or (B) except as permitted pursuant to Section 6.4, modify, amend or terminate any Contract or waive, release, assign or fail to exercise or pursue any material rights or claims thereunder, which if so modified, amended, terminated, waived, released, assigned or not exercised or pursued would reasonably be expected to (x) have Company Material Adverse Effect, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the Merger or any of the other Transactions;

(xiii) except as required by applicable Law, (A) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction of the foregoing (x) that are covered by existing insurance policies, (y) that individually, are less than or equal to $100,000 or, in the aggregate, are less than or equal to $250,000 or (z) in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reserved against in the most recent financial statements of the Company included in the Filed SEC Reports (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (B) cancel any indebtedness owing to the Company or any of its Subsidiaries, (C) waive or assign any claims or rights of substantial value (other than in connection with the settlement of delinquent accounts receivable in the ordinary course of business consistent with past practice), (D) except as permitted pursuant to Section 6.4, waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar Contract to which the Company or any of its Subsidiaries is a party;

(xiv) sell, transfer or license to any Person or adversely amend or modify any rights to any Company Intellectual Property; or

(xv) enter into any Contract, agreement, commitment or arrangement to do any of the foregoing.

Section 6.2 Advice of Changes; Filings. The Company and Parent shall promptly advise the other party orally and in writing of (a) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement becoming untrue or (b) the failure of it (and, in the case of Parent, of Merger Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it (and, in the case of Parent, of Merger Sub) under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall, to the extent permitted by Law, promptly provide the other with copies of all filings made by such party (and, in the case of Parent, by Merger Sub) with any Governmental Entity in connection with this Agreement, the Merger and the other Transactions, other than the portions of such filings that include confidential information not directly related to the Transactions.

Section 6.3 Access to Information. From and after the date hereof, the Company shall (and shall cause each of its Subsidiaries to) afford to directors, officers, employees, counsel, investment bankers, accountants and other authorized representatives (“Representatives”) of Parent and Merger Sub reasonable access, in a manner not disruptive to the operations of the business of the Company and its Subsidiaries, during normal business hours and upon reasonable notice, to the properties, books and records of the Company and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Representatives all information concerning the business, properties and personnel of the Company and its Subsidiaries in each case as may reasonably be requested; provided, however, that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent or Merger Sub if such disclosure would, in the reasonable judgment of the Company, (i) violate applicable Law or the provisions of any agreement to which the Company or any of its Subsidiaries is a party or (ii) jeopardize any attorney-client or other legal privilege.

Section 6.4 Board Recommendation; Acquisition Proposals.

(a) Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (Eastern time) on September 5, 2012 (the “Go-Shop Period”), the Company and its Subsidiaries and their respective Representatives shall have the right, under the direction of the Company Board or any committee thereof, to, directly or indirectly: (i) initiate, solicit, facilitate and encourage Acquisition Proposals, including by way of contacting third parties, public disclosure and providing access to non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, that the Company shall within twenty-four (24) hours provide to Parent any information that is provided to any Person given such access which was not previously provided to Parent or its Representatives; (ii) enter into, engage in and maintain discussions or negotiations with respect to Acquisition Proposals and (iii) otherwise cooperate with, assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations. Within twenty-four (24) hours after the Company’s receipt of a request to notify from Parent, the Company shall notify Parent in writing of the identity of each Qualified Go-Shop Bidder (if any), provide a description of the status of any discussions with such Qualified Go-Shop Bidder and provide to Parent an unredacted copy of any written (or a written summary of the material terms of any non-written) Acquisition Proposal, including any financing commitments (including redacted fee letters) relating thereto. During the Go-Shop Period, Parent shall use its commercially reasonable efforts to make its authorized representatives available, during normal business hours and upon reasonable notice, to respond to the questions of a Qualified Go-Shop Bidder concerning the Company’s current commercial relationship with Parent and its Affiliates; provided, however, that nothing herein shall require Parent to disclose any information to a Qualified Go-Shop Bidder if such disclosure would, in the reasonable judgment of Parent, (x) reveal trade secrets or commercially sensitive information of Parent or its Affiliates, (y) violate applicable Law or the provisions of any agreement to which Parent or any of its Affiliates is a party or (z) jeopardize any attorney-client or other legal privilege. Nothing in this Agreement shall be deemed to authorize or consent to the disclosure of, and the Company and each of its Subsidiaries agree not to disclose to any Person (including to any Qualified Go-Shop Bidder) and agree to keep confidential, any confidential commercial arrangements among Parent or any of its Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand.

(b) From and after 12:00 a.m. (Eastern time) on September 6, 2012 (the “No-Shop Period Start Date”), the Company will not, nor shall it authorize or permit any of its Subsidiaries or any of its or their respective officers, directors, employees and other Representatives to, directly or indirectly (i) initiate, solicit, or take any action to knowingly facilitate or knowingly encourage any Acquisition Proposal, or participate or engage in any negotiations, inquiries or discussions with respect to any Acquisition Proposal, (ii) in connection with any potential Acquisition Proposal, disclose or furnish any information or data to any Person or afford any Person other than Parent or its Representatives access to its properties, books, or records, (iii) enter into or execute, or propose to enter into or execute, any agreement relating to an Acquisition Proposal, (iv) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (v) approve any transaction under, or any Person becoming an “interested stockholder” under, Section 203 of the DGCL or (vi) approve, endorse, recommend or make or authorize any public statement, recommendation, or solicitation in support of any Acquisition Proposal or any offer or proposal relating to an Acquisition Proposal other than with respect to the Merger. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be a breach of this Section 6.4(b) by the Company. From and after the No-Shop Period Start Date, the Company will, and will direct its Representatives to, (A) immediately cease and cause to be terminated all discussions and negotiations with any Person regarding any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal and (B) promptly after the date hereof request the prompt return or destruction of all confidential information previously provided to any such Person(s) within the last twelve (12) months. Notwithstanding the commencement of the obligations of the Company under this Section 6.4(b), from and after the No-Shop Period Start Date through September 15, 2012 (the “Cutoff Date”), the Company may continue to engage in the actions described in clause (ii) and clause (iii) of Section 6.4(a) with a Qualified Go-Shop Bidder (for so long as such Person or group is a Qualified Go-Shop Bidder). Notwithstanding the foregoing, a Person or group shall cease to be a Qualified Go-Shop Bidder when such Person or group, as of the No-Shop Period Start Date, ceases to provide (directly or indirectly) at least 50% of the equity financing (measured by voting power and value) of such Person or group at any time following the No-Shop Period Start Date and the Company receives notice or knowledge thereof.

(c) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Company receives a bona fide written unsolicited Acquisition Proposal on or after the No-Shop Period Start Date that did not result from a breach of this Section 6.4, the Company and the Company Board may participate in discussions or negotiations with, or furnish any information to, any Person or Persons (but only after any such Person or Persons enter into an Acceptable Confidentiality Agreement) making such Acquisition Proposal and their respective Representatives and potential sources of debt financing, if prior to Company Stockholder Approval (i) the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Person or Persons have submitted to the Company an Acquisition Proposal that is, or would reasonably be expected to lead to, a Superior Proposal (it being agreed that, so long as the Company, its Subsidiaries and its and their Representatives have otherwise complied with this Section 6.4, the Company Board may correspond in writing with any Person making such a written Acquisition Proposal to request the clarification of the terms and conditions thereof so as to determine whether such Acquisition Proposal is, or would reasonably be expected to lead to, a Superior Proposal) and (ii) the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information would reasonably be expected to be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Law; provided that all such information so furnished has been previously provided to Parent or is provided to Parent substantially concurrent with it being so furnished to such Person or its Representatives.

(d) The Company Board shall not take any of the actions referred to in Section 6.4(c) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and after taking such action the Company shall continue to advise Parent on a current basis of the status and terms of any discussions and negotiations relating thereto. In addition, after the date hereof and including during the Go-Shop Period, the Company shall promptly (and in any event within twenty-four (24) hours) advise Parent orally and in writing of any Acquisition Proposal, the financial and other material terms and conditions of any such Acquisition Proposal (including any changes thereto) and the identity of the Person making any such Acquisition Proposal. The Company shall (i) keep Parent fully informed of the status and material details (including any change to the terms thereof) of any such Acquisition Proposal and any substantive discussions and any negotiations concerning the material terms and conditions thereof and (ii) provide to Parent as soon as practicable (and in any event within twenty-four (24) hours) after receipt or delivery thereof copies of all correspondence and other written material (including all draft agreements and any comments thereon) relating to any such Acquisition Proposal exchanged between the Company or any of its Subsidiaries (or their Representatives), on the one hand, and the Person making an Acquisition Proposal (or its Representatives), on the other hand.

(e) Subject to Section 6.4(f) and Section 6.4(g), neither the Company Board nor any committee thereof shall, directly or indirectly, (A)(i) withdraw (or modify in a manner adverse to Parent or Merger Sub), or propose publicly to withdraw (or so modify), the Company Board Recommendation, (ii) approve, adopt, or recommend, or propose publicly to approve, adopt, or recommend, any Acquisition Proposal or, after the No-Shop Period Start Date (or after the Cutoff Date with respect to any Qualified Go-Shop Bidder), take any action or make any statement inconsistent with the Company Board Recommendation or (iii) in the event of a tender offer or exchange offer for any outstanding Company Common Stock, fail to recommend against acceptance of such tender offer or exchange offer by the Company’s stockholders within ten (10) Business Days of the commencement thereof (for the avoidance of doubt, the taking of no position or a neutral position by the Company Board in respect of the acceptance of any tender offer or exchange offer by its stockholders shall constitute a failure to recommend against any such offer) (any action described in clauses (i)-(iii) being referred to as a “Change of Recommendation”) or (B) approve or recommend, or publicly propose to approve or recommend, or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other agreement, arrangement, or understanding (i) constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal or (ii) requiring it to abandon, terminate, or fail to consummate the Transactions.

(f) Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, the Company Board may, if the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to take such action would be inconsistent with the directors’ fiduciary duties to the Company’s stockholders under applicable Law (x) make a Change of Recommendation or (y) in response to a Superior Proposal that did not result from a breach of this Section 6.4, cause the Company to terminate this Agreement and concurrently with or after such termination, cause the Company to enter into an acquisition agreement with respect to a Superior Proposal; provided, however, that no Change of Recommendation may be made that relates to an Acquisition Proposal unless such Acquisition Proposal constitutes a Superior Proposal and; provided further that (1) no Change of Recommendation may be made and (2) no termination of this Agreement pursuant to this Section 6.4(f) may be made, in each case (A) until after the fifth (5th) Business Day following Parent’s receipt of written notice from the Company advising Parent that the Company Board intends to make a Change of Recommendation (a “Notice of Adverse

Recommendation”) or terminate this Agreement pursuant to this Section 6.4(f) (a “Notice of Superior Proposal”) and specifying the reasons therefor, including, if the basis of the proposed action by the Company Board is a Superior Proposal, the terms and conditions of, and attaching the most current version of the proposed agreement under which, any such Superior Proposal is proposed to be consummated (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation or Notice of Superior Proposal and a new five (5) Business Day period) and (B) unless Parent does not make, within five (5) Business Days after its receipt of a Notice of Adverse Recommendation or Notice of Superior Proposal, an offer that is at least as favorable to the Company’s stockholders as such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation or Notice of Superior Proposal and a new five (5) Business Day period). The Company agrees that, during the five (5) Business Day period prior to (i) the Company Board making a Change of Recommendation or (ii) the termination of this Agreement by the Company pursuant to this Section 6.4(f), the Company and its Representatives shall negotiate in good faith with Parent and its Representatives regarding any revisions to the terms of this Agreement proposed by Parent. In determining whether to make a Change of Recommendation or to cause the Company to terminate this Agreement pursuant to this Section 6.4(f), the Company Board shall take into account any changes to the terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation, a Notice of Superior Proposal or otherwise.

(g) Nothing contained in this Section 6.4 shall prohibit the Company Board from (i) complying with Rule 14d-9 or Rule 14e-2(a), promulgated under the Exchange Act with regard to an Acquisition Proposal so long as any position taken or statement made to so comply is consistent with this Section 6.4; provided that any such position taken or statement made that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or an Acquisition Proposal shall be deemed to be a Change of Recommendation unless the Company Board reaffirms the Company Board Recommendation in such statement or in connection with such action or (ii) issuing a “stop, look and listen” disclosure or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act.

Section 6.5 Employee Benefits.

(a) During the period commencing at the Effective Time and ending on the date which is twelve (12) months from the Effective Time (or if earlier, the date of the termination of the employee’s employment with Parent and its Subsidiaries), Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) other than Company Continuing Employees that have entered into individual arrangements, with base salary, incentive compensation opportunities, and employee benefits that are, substantially in the aggregate, no less favorable than the base salary, incentive compensation opportunities, and employee benefits provided by the Company and its Subsidiaries on the date of this Agreement.

(b) With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA maintained by Parent or any of its Subsidiaries, excluding both any retiree healthcare plans or programs maintained by Parent or any of its Subsidiaries and any equity compensation arrangements maintained by Parent or any of its Subsidiaries (collectively, “Parent Benefit Plans”) in which any Company Continuing Employees will participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent, for vesting and eligibility purposes in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate after the Effective Time.

(c) Parent shall or shall cause the Surviving Corporation to take commercially reasonable efforts to maintain the Company’s group health plans through the end of the calendar year in which the Effective Time occurs. Parent shall waive or shall cause the Surviving Corporation of any of their Subsidiaries to waive limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to Company Continuing Employees to the extent such limitations were not applicable to such Company Continuing Employees under the comparable Benefit Plans as of the time immediately preceding the Closing.

(d) The parties hereto acknowledge and agree that the terms set forth in this Section 6.5 (i) shall not confer upon any employee of the Company or any other Person any rights, remedies, obligations, or liabilities, including any right to any continued employment with the Surviving Corporation, Parent or any of their respective Subsidiaries, or rights to compensation or benefits of any nature or kind whatsoever, and (ii) shall not limit the right of Surviving Corporation, Parent or any of their respective Subsidiaries to terminate any Company Continuing Employee after the Effective Time or to modify the terms or conditions of any Company Continuing Employee’s employment or benefits.

(e) The Company shall adopt resolutions terminating, effective no later than the day prior to the Closing Date, any Benefit Plan which is intended to meet the requirements of Section 401(k) of the Code, and which is sponsored, or contributed to, by the Company or any of its Subsidiaries (collectively, the “Company 401(k) Plan”). At the Closing, the Company shall provide to Parent (a) executed resolutions of the Board of Directors of the Company authorizing such termination, and (b) an executed amendment to the Company 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the Company 401(k) Plan will be maintained at the time of termination.

(f) The Company shall adopt resolutions terminating, effective no later than the Closing the Company Equity Plans and the Executive Management Cash Bonus Plan. At the Closing, the Company shall provide to Parent executed resolutions of the Board of Directors of the Company authorizing such terminations.

(g) Prior to the Closing, the Company shall take the actions specified on Section 6.5(g) of the Company Disclosure Schedule.

Section 6.6 Publicity. The initial press release by each of Parent and the Company with respect to the execution of this Agreement shall be acceptable to Parent and the Company. Neither the Company nor Parent (nor any of their respective Affiliates) shall issue any other press release or make any other public announcement with respect to this Agreement or the Transactions without the prior agreement of the other party, except (a) as may be required by Law or by any Securities Exchange Rule, in which case the party proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to consult in good faith with the other party before making any such public announcements, and (b) with respect to Parent, for any customary disclosures resulting from the status of Parent’s Affiliate, The Home Depot, Inc., as a publicly-traded company; provided that the Company will no longer be required to obtain the prior agreement of or consult with Parent in connection with any such press release or public announcement if the Company Board has effected a Change of Recommendation or in connection with any such press release or public announcement pursuant to Section 6.4(g).

Section 6.7 Directors’ and Officers’ Insurance and Indemnification.

(a) Parent shall, and shall cause the Surviving Corporation to, assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company or any of its Subsidiaries (the “Indemnified Parties”) as provided in the Company Charter, Company Bylaws or the certificate of incorporation, bylaws or other organizational documents of the Company’s Subsidiaries or any indemnification agreement between an Indemnified Party and the Company or any of its Subsidiaries (in each case, as in effect on the date hereof or as amended or entered into prior to the Effective Time with the consent of Parent) and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years after the Effective Time or, if longer, for such period as is set forth in any applicable indemnification agreement with an Indemnified Party in effect on the date of hereof, and, with respect to any Legal Proceeding commenced during either such period, until the final disposition of such Legal Proceeding. The certificate of incorporation and bylaws of the Surviving Corporation shall maintain in effect for not less than six (6) years after the Effective Time the provisions with respect to indemnification and advancement of expenses set forth in the Company Charter and Company Bylaws as amended, restated and in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by Law.

(b) Parent shall obtain, at the Effective Time, a prepaid (or “tail”) directors’ and officers’ liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time for six (6) years from the Effective Time, covering each person currently covered by the Company’s directors’ and officers’ liability insurance policy (a complete and accurate copy of which has been heretofore made available to Parent) (collectively, the “Insured Parties”) on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligations under this Section 6.7(b), Parent shall not be obligated to pay aggregate annual premiums in excess of 200% of the per annum rate of premium currently paid by the Company and its Subsidiaries for such insurance on the date of this Agreement and in the event the cost of such coverage shall exceed that amount, Parent shall be obligated to obtain as much coverage for not less than six (6) years from the Effective Time as may be obtained for such amount.

(c) This Section 6.7 is intended to benefit the Insured Parties and the Indemnified Parties, and shall be binding on all successors and assigns of Parent, Merger Sub, the Company and the Surviving Corporation.

(d) In the event that Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfers or conveys a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of Parent or the Surviving Corporation or their respective successors or assigns, as the case may be, assume the obligations set forth in this Section 6.7.

Section 6.8 State Takeover Laws. The Company Board shall take all action reasonably necessary to render any “control share acquisition”, “fair price”, “business combination” or other anti-takeover Law that becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other Transaction, inapplicable to the foregoing.

Section 6.9 Commercially Reasonable Efforts.

(a) Notwithstanding anything in this Agreement to the contrary, the parties hereto agree to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and to make all other filings required by applicable foreign Antitrust Laws with respect to the Transactions as promptly as practicable and in any event prior to the expiration of any applicable legal deadline (provided that the filing of a Notification and Report Form pursuant to the HSR Act will be made within ten (10) Business Days after the date hereof) and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, or any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition (collectively “Antitrust Laws”). The parties shall consult, coordinate and cooperate with, and give due consideration to all reasonable additions, deletions, or changes suggested by the other party in connection with, making any filing of any form, application, report or other submission in connection with or relating to such Antitrust Laws. Without limiting the foregoing, each of the parties hereto agrees to use its commercially reasonable efforts to (i) keep the other party informed of any material communication received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case relating to the Transactions and (ii) provide each other with copies of all material written communications to or from any Governmental Entity relating to any Antitrust Laws (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals submitted to any such Governmental Entity). Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis if appropriate. Nothing in this Agreement shall be deemed to require Parent to agree to, proffer to, suggest, propose, negotiate, commit to, or effect, by consent decree, hold separate order or otherwise, any sale, divestiture, disposition, prohibition or limitation of any assets or any portion of any business of Parent, the Company or any of their respective Affiliates and the Company shall not, without the prior written consent of Parent, publicly or before any Governmental Entity or third party, take any action or make any statement or proposal inconsistent with the foregoing.

(b) Subject to the terms hereof, and except with regard to the Antitrust Laws which shall be governed by Section 6.9(a), the Company, Parent and Merger Sub shall, and Parent and the Company shall cause their respective Subsidiaries to, each use their commercially reasonable efforts to:

(i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Transactions as promptly as reasonably practicable;

(ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders and send any notices, in each case, which are required to be obtained, made or sent by the Company or Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions; provided that in connection therewith none of the Company or its Subsidiaries will be required to (nor, without the prior written consent of Parent, will) make or agree to make any payment or accept any material conditions or obligations, including amendments to existing conditions and obligations;

(iii) as promptly as practicable, make all necessary filings and notifications, and thereafter make any other submissions and applications with respect to this Agreement and the Transactions required under any applicable statute, law, rule or regulation; and

(iv) execute or deliver any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.

The Company and Parent shall cooperate with each other in connection with the making of all such filings, submissions, applications and requests. The Company and Parent shall each use their commercially reasonable efforts to furnish to each other (on an outside counsel basis if appropriate) all information required for any filing, submission, application or request to be made pursuant to the rules and regulations of any applicable statute, law, rule or regulation in connection with the Transactions. For the avoidance of doubt, Parent and the Company agree that nothing contained in this Section 6.9(b) shall modify, limit or otherwise affect their respective rights and responsibilities under Section 6.9(a).

Section 6.10 Section 16 Matters. Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition of shares of Company Common Stock and Company Stock Options pursuant to this Agreement by any officer or director of the Company who is a covered person for purposes of Section 16 of the Exchange Act shall be an exempt transaction for purposes of Section 16 of the Exchange Act.

Section 6.11 Tax Matters.

(a) During the period from the date hereof to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, unless otherwise specifically provided for herein, the Company shall, and shall cause each of its Subsidiaries to:

(i) timely file all Tax Returns required to be filed after the date hereof but prior to the Closing by or on behalf of each such entity (“Post-Signing Returns”) and timely pay all Taxes in respect of such Post-Signing Returns;

(ii) not take any position on a Post-Signing Return that is inconsistent with past custom and practice (unless required by GAAP or applicable Law) without the consent of Parent (which consent shall not be unreasonably withheld or delayed);

(iii) not make, change or rescind any material Tax election or settle or compromise any material Tax liability, in each case without the consent of Parent (which consent shall not be unreasonably withheld or delayed);

(iv) promptly notify Parent of any Audits that are or become pending against or with respect to the Company or any of its Subsidiaries and not settle or compromise any such Audit without the consent of Parent (which consent shall not be unreasonably withheld or delayed);

(v) accrue a reserve in the books and records and financial statements of the Company and each of its Subsidiaries at such times and in such amounts as are in accordance with past practice for all Taxes of the Company or any of its Subsidiaries for which no Post-Signing Return is due prior to the Effective Time;

(vi) not (A) change any Tax accounting period or method or (B) file any amended Tax Return of the Company or any of its Subsidiaries, in each case without the consent of Parent (which consent shall not be unreasonably withheld or delayed);

(vii) not (A) surrender any right to claim a Tax refund, nor consent to any extension or waiver of the limitations period for the assessment of Taxes without the consent of Parent (which consent shall not be unreasonably withheld or delayed) or (B) take any action outside of the ordinary course of business if taking such action would affect the Taxes of the Company or any of its Subsidiaries after the Closing Date;

(viii) not change the Tax residency of the Company or any of its Subsidiaries; and

(ix) cause all existing Tax sharing agreements, Tax indemnity obligations and similar agreements, arrangements or practices (“Tax-Related Agreements”) with respect to Taxes to which the Company or any of its Subsidiaries is or may be a party or by which the Company or any of its Subsidiaries is or may otherwise be bound (other than Tax-Related Agreements between or among the Company and its Subsidiaries) to be terminated and have no further force or effect as of or prior to the Effective Time such that, after the Effective Time, neither the Company nor any of its Subsidiaries shall have any further rights or obligations under such Tax-Related Agreement.

(b) Parent, Merger Sub and the Company shall cooperate with each other fully in connection with any Audit or Legal Proceeding with respect to Taxes and provide each other with all information as is reasonably necessary for the parties to satisfy the reporting obligations, if any, under Section 6043A of the Code.

(c) All real and personal property transfer, documentary, sales, use registration, value-added, stamp duty and other similar Taxes incurred in connection with the Transactions shall be borne by Parent.

Section 6.12 Obligations of Merger Sub. Parent shall cause Merger Sub to perform its obligations under this Agreement, including the payment by Merger Sub of the Merger Consideration following the Effective Time in accordance with Article III, and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.13 Further Assurances. At any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 6.14 FIRPTA Certificate. The Company shall deliver to Parent a certification dated as of the Closing Date signed by the Company and to the effect that the shares of Company Common Stock are not “United States real property interests” within the meaning of Section 897 of the Code; provided, however, that if the Company fails to deliver such certificate, the transactions shall nonetheless close and Parent shall withhold from the Merger Consideration and pay over to the appropriate Taxing Authority the amount required to be withheld under Section 1445 of the Code.

Article VII

Conditions

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or waiver by the Company, Parent and Merger Sub, if permissible under Law) of the following conditions:

(a) the Company Stockholder Approval shall have been obtained;

(b) no Governmental Entity having jurisdiction over the Company, Parent or Merger Sub shall have enacted or issued any Law or Order or taken any other action enjoining or otherwise prohibiting consummation of the Transactions substantially on the terms contemplated by this Agreement; and

(c) the waiting period (and any extensions thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or otherwise been terminated.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent and Merger Sub if permissible under Law) of the following conditions:

(a) the representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;

(b) the Company shall not have failed, in any material respect, to perform or to comply with any agreement or covenant required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;

(c) there shall not have been instituted or pending any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Merger Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other Transactions, or seeking to place limitations on the ownership of the shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent, Merger Sub or any other Affiliate of Parent, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective Subsidiaries of any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to divest or hold separate any portion of any business or of any assets of the Company, Parent or any of their respective Subsidiaries, in each case, as a result of the Merger or any of the other Transactions or (iii) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any respect the business or operations of the Company or any of its Subsidiaries; and

(d) since the date hereof, a Company Material Adverse Effect shall not have occurred and be continuing.

Section 7.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company if permissible under Law) of the following conditions:

(a) the representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect; and

(b) Parent and Merger Sub shall not have failed, in any material respect, to perform or to comply with any agreement or covenant required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Section 7.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3 to be satisfied if such failure was caused by such party’s failure to act in good faith or use its commercially reasonable efforts to consummate the Transactions, as required by and subject to Section 6.9.

Article VIII

Termination

Section 8.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after any requisite Company Stockholder Approval:

(a) by the mutual consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if as a result of the failure of any of the conditions set forth in Article VII, the Merger shall not have been consummated on or prior to February 6, 2013 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of such conditions to be satisfied on or prior to such date;

(ii) if any Governmental Entity having jurisdiction over the Company, Parent or Merger Sub shall have enacted or issued any Law or Order or taken any other action, in each case such that the conditions set forth in Section 7.1(b) or Section 7.1(c) would not be satisfied, and such Law, Order or other action shall have become final and non-appealable, unless the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not have complied with its obligations under Section 6.9; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Special Meeting duly convened therefor at which a vote on the approval of this Agreement was taken or at any adjournment or postponement thereof;

(c) by the Company:

(i) upon a breach of any covenant or agreement on the part of Parent or Merger Sub, or if any representation or warranty of Parent or Merger Sub shall be untrue, which breach or failure to be true (A) would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is incapable of being cured prior to the End Date or, if capable of being cured, is not cured prior the date that is thirty (30) days from the date that the Parent is notified by the Company of such breach; provided that the right to terminate this Agreement under this Section 8.1(c)(i) shall not be available to the Company if it has failed to perform in any material respect any of its obligations under or in connection with this Agreement; or

(ii) prior to obtaining the Company Stockholder Approval in accordance with Section 6.4; or

(d) by Parent or Merger Sub:

(i) upon a breach of any covenant or agreement on the part of the Company, or if any representation or warranty of the Company shall be untrue, which breach or failure to be true (A) would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (B) is incapable of being cured prior to the End Date or, if capable of being cured, is not cured prior the date that is thirty (30) days from the date that the Company is notified by Parent of such breach; provided that the right to terminate this Agreement under this Section 8.1(d)(i) shall not be available to Parent if it has failed to perform in any material respect any of its obligations under or in connection with this Agreement;

(ii) if, prior to obtaining the Company Stockholder Approval, the Company Board (A) shall have made a Change of Recommendation or (B) after the No-Shop Period Start Date fails publicly to reaffirm the Company Board Recommendation (x) within ten (10) Business Days of receipt of a written request by Parent to provide such reaffirmation following an Acquisition Proposal or (y) if the End Date is less than ten (10) Business Days from the receipt of such a request by Parent, by the close of business on the Business Day immediately preceding the End Date; or

(iii) if the Company or the Company Board shall have intentionally and materially breached any of their obligations under Section 6.4, or if the Company materially breaches its obligations under this Agreement by reason of a failure to call the Special Meeting in accordance with Section 2.3.

Section 8.2 Effect of Termination.

(a) In the event of the termination of this Agreement in accordance with Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made and a reasonably detailed description of the basis therefor, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers, employees, stockholders, Representatives, agents or advisors other than, with respect to Parent, Merger Sub and the Company, the obligations pursuant to this Section 8.2 and Article IX; provided, however, that except as set forth in Section 8.2(b), nothing contained in this Section 8.2 shall relieve Parent, Merger Sub or the Company from liability for fraud or knowing and intentional breach of this Agreement.

(b) If

(i) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii), or by Parent or Merger Sub pursuant to Section 8.1(d)(ii) or Section 8.1(d)(iii); or

(ii) (A) this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii), (B) there has been publicly disclosed for the first time after the date hereof and prior to the date of termination of this Agreement an Acquisition Proposal (or the intention by any Person to make an Acquisition Proposal) and (C) within twelve (12) months after such termination, either (1) the Company enters into a definitive agreement with respect to a Qualifying Transaction pursuant to any Acquisition Proposal or (2) the Company consummates any Qualifying Transaction contemplated by any Acquisition Proposal, then, in each case, the Company shall pay to Parent the Termination Fee (as defined below) in cash, payable (x) concurrently with any termination by the Company pursuant to Section 8.1(c)(ii), (y) within five (5) Business Days of any termination by Parent or Merger Sub pursuant to Section 8.1(d)(ii) or Section 8.1(d)(iii) or (z) on the date of the first to occur of the events referred to in clause (C) above; it being understood that in no event shall the Company be required to pay the fee referred to in this Section 8.2(b) on more than one occasion. Upon payment of such fee, the Company shall have no further liability to Parent or Merger Sub with respect to this Agreement or the Transactions, provided that nothing herein shall release the Company from liability for fraud or knowing and intentional breach of this Agreement. All payments contemplated by this Section 8.2(b) shall be made by wire transfer of immediately available funds to an account designated by Parent and shall be reduced by any amounts required to be deducted or withheld therefrom under applicable Law in respect of Taxes. As used herein, “Termination Fee” means an amount, in cash, equal to $2,866,000, except the Termination Fee means $1,911,000 if, prior to 11:59 P.M. (Eastern time) on the Cutoff Date, this Agreement is terminated (A) by the Company pursuant to Section 8.1(c)(ii) and in order to enter into an acquisition agreement with respect to a Superior Proposal made by a Qualified Go-Shop Bidder or (B) by Parent or Merger Sub pursuant to Section 8.1(d)(ii) and the event giving rise to the termination is the submission of an Acquisition Proposal by a Qualified Go-Shop Bidder.

Article IX

Miscellaneous

Section 9.1 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the receipt of the Company Stockholder Approval, no such amendment, modification or supplement that by Law requires the approval of the stockholders of the Company shall be effected without the approval of such stockholders.

Section 9.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 9.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time.

Section 9.3 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed facsimile or electronic transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

(a)	if to Parent or Merger Sub, to:

THD At-Home Services, Inc.

c/o The Home Depot, Inc.

Building C-20

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

Telephone: (770) 384-5724

Facsimile: (770) 384-5824

Email: Briley_Brisendine@homedepot.com

Attention: Deputy General Counsel — Corporate Services & Store Operations

with a copy to:

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309-3521

Telephone: (404) 572-4875

Facsimile: (404) 572-5133

Email: calsmith@kslaw.com

Attention: Cal Smith

(b)	if to the Company, to:

U.S. Home Systems, Inc.

2951 Kinwest Parkway

Irving, Texas 75063

Telephone: (214) 488-6324

Facsimile: (214) 614-4775

Email: RGoodner@ushomesystems.com

Attention: General Counsel

with a copy to:

Jackson Walker L.L.P.

Bank of America Plaza

901 Main Street, Suite 6000

Dallas, Texas 75202

Telephone: (214) 953-5801

Facsimile: (214) 661-6688

Email: jryan@jw.com

Email: afrutos@jw.com

Attention: James S. Ryan III and Alex Frutos

or to such other address, facsimile number or Email for a party as shall be specified in a notice given in accordance with this section; provided that any notice received by facsimile or electronic transmission or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided further that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.3 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.3. Nothing in this Section 9.3 shall be deemed to constitute consent to the manner or address for service of process in connection with any Legal Proceeding, including litigation arising out of or in connection with this Agreement.

Section 9.4 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Information provided in any section or paragraph of the Company Disclosure Schedule shall qualify (a) the corresponding section or paragraph in this Agreement and (b) the other sections and paragraphs in this Agreement to the extent that it is reasonably apparent from the text of such disclosure, without reference to extrinsic evidence, that such disclosure also qualifies or applies to such other sections and paragraphs. The inclusion of any item in the Company Disclosure Schedule shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

Section 9.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.6 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the Company Disclosure Schedule and the exhibits and instruments referred to herein), the Voting Agreement and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except (i) for the rights of the holders of the Company Common Stock to receive the Merger Consideration and the holders of the Company Stock Options to receive the consideration described in Section 3.4, as the case may be, following the Effective Time in accordance with Article III, (ii) as provided in Section 6.7 (which is intended for the benefit of the Indemnified Parties and the Insured Parties, all of whom shall be third-party beneficiaries of these provisions from and after the Effective Time) and (iii) prior to the Effective Time, each holder of Company Common Stock shall be a third-party beneficiary of this Agreement for the purpose of pursuing claims for damages (including damages based on the loss of the economic benefits of the Merger, including the loss of the premium offered to such holder) under this Agreement in the event of a failure by Parent or Merger Sub to effect the Merger as required by this Agreement or a material breach by Parent or Merger Sub that contributed to a failure of any of the conditions to Closing from being satisfied, provided that such rights granted pursuant to clause (iii) shall be enforceable only by the Company in its sole and absolute discretion, on behalf of the holders of Company Common Stock, and any amounts received by the Company in connection therewith may be retained by the Company.

Section 9.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 9.9 Jurisdiction. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if no such state court has proper jurisdiction, the U.S. District Court for the District of Delaware, and any appellate court from any court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, if no such state court has proper jurisdiction, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware state or Federal court. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.10 Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.9 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.3. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 9.11 Specific Performance. Each of the parties hereto acknowledges and agrees that, in the event of any breach of this Agreement, each nonbreaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 9.9, without posting any bond or other undertaking. The Company, on the one hand, and Parent and Merger Sub, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to (x) prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent or Merger Sub, on the other hand, and (y) specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Parent, Merger Sub and the Company under this Agreement.

Section 9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Parent or Merger Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement (a) in the case of Parent, to any direct or indirect wholly owned Subsidiary of Parent and (b) in the case of Merger Sub, to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub, as applicable, of any of its obligations hereunder; provided that any such assignment shall not relieve Parent of obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

Section 9.13 Expenses. Except as explicitly provided otherwise in this Agreement, all costs and expenses incurred in connection with the Merger, this Agreement and the consummation of the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Merger or any of the other Transactions is consummated.

Section 9.14 Headings. Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

Section 9.15 Waivers. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.16 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 9.17 Opinion of Financial Advisor. It is understood and agreed that the Fairness Opinion is solely for the benefit of the Company Board and may not be relied on by Parent, Merger Sub or any other direct or indirect Subsidiary of Parent or any other Person.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Name:	Murray H. Gross
Title:	Chairman of the Board, President and Chief Executive Officer

THD AT-HOME SERVICES, INC.

By:	/s/ Carol B. Tomé
Name:	Carol B. Tomé
Title:	Vice President and Treasurer

UMPIRE ACQUISITION CORP.

By:	/s/ Carol B. Tomé
Name:	Carol B. Tomé
Title:	Vice President and Treasurer

[Signature page to Agreement and Plan of Merger]

ANNEX B

Opinion of Bryant Park Capital Valuation Services, LLC

[Letterhead of Bryant Park Capital Valuation Services LLC]

CONFIDENTIAL

August 3, 2012

The Board of Directors

U.S. Home Systems, Inc.

2951 Kinwest Parkway

Irving, TX 75063

Members of the Board:

U.S. Home Systems, Inc., a Delaware corporation (the “Company”), has engaged Bryant Park Capital Valuation Services LLC (“BPCVS”) to serve as financial advisor to the Company and to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the holders of the Company Common Stock (as herein defined), of the consideration to be received in the contemplated transaction described below.

We understand that the Company is considering a transaction whereby THD At-Home Services, Inc., a Delaware corporation (“THD”), will acquire the Company. Under the terms of an Agreement and Plan of Merger, draft dated as of August 2, 2012 (the “Merger Agreement”), by and among the Company, THD and Umpire Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of THD (“Merger Sub”), THD shall cause Merger Sub to merge (the “Transaction”) with and into the Company, as a result of which the Company will become a wholly owned subsidiary of THD, and all of the issued and outstanding shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), other than treasury stock and shares of Company Common Stock owned by the Company or THD or Merger Sub or any other subsidiary of THD or The Home Depot, Inc., will be converted into the right to receive $12.50 in cash per share, without interest (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

In connection with the Opinion, BPCVS has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. In arriving at our opinion, we have among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company and provided to us for purposes of our analysis; (iii) met with and held discussions with certain members of the Company’s management to discuss the Company’s operations and future prospects; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we deemed to be generally relevant; (v) reviewed the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed generally relevant and the consideration paid for such companies; (vi) reviewed current and historical market prices of the Company Common Stock, as well as the trading volume and public float of the Company Common Stock; (vii) reviewed a draft of the Merger Agreement; and (viii) conducted such other financial studies, analyses and investigations and took into account such other matters as we deemed necessary or appropriate.

In giving our opinion we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and we have not assumed responsibility for independent verification of such information or conducted or been furnished with any current independent valuation or appraisal of any assets of the Company or any appraisal or estimate of liabilities of the Company. With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We have also relied upon the assurances of management of the Company that it is unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view as to, such financial forecasts or the assumptions on which they are based.

Our opinion is based upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof and does not address the fairness of the Consideration as of any other date. These conditions have been and remain subject to volatility and uncertainty, and we express no view as to the impact of such volatility and uncertainty after the date hereof on the Company or the contemplated benefits of the Transaction. In rendering this opinion, we have assumed, with your consent that (i) the final executed form of the Merger Agreement does not differ in any material respect from the draft that we have examined, (ii) the Transaction will be consummated in accordance with the terms of the Merger Agreement without any adverse waiver or amendment of any material term or condition thereof, (iii) except as expressly disclosed by the Company to us, there has been no material change in the assets, financial condition, results of operations, cash flows, business, or prospects of the Company since the date of the most recent financial statements and other information made available to BPCVS, and (iv) the Board of Directors and the Company have been properly advised by counsel as to all legal matters with respect to the Transaction, including whether all procedures required by law and the constituent documents of the Company to be taken in connection with the Transaction have been duly, validly and timely taken. We have also assumed that all governmental, regulatory, corporate or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or the Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Our opinion expressed herein has been prepared at the request of the Company for the information of the Board of Directors of the Company in connection with its consideration of the Merger Agreement and the Consideration in the Transaction. We are not opining on, and this opinion does not constitute an opinion with respect to, the merits of Company’s underlying business decision to effect the Transaction, or the relative merits of any alternative transactions discussed by the Board of Directors of the Company, any legal, tax or accounting issues concerning the Transaction, or any terms of the Transaction (other than the Consideration). Our opinion does not constitute a recommendation as to how holders of the Company Common Stock should vote or act in connection with the Transaction or any aspect thereof. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction or any class of such persons.

We are not expressing any opinion as to the market price or value of the Company Common Stock (or anything else) after the announcement or the consummation of the Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion or an analysis of the credit worthiness of the Company.

This Opinion is solely that of BPCVS, and BPCVS’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter dated March 12, 2012 between and among Bryant Park Capital LLC, Bryant Park Capital Securities, Inc. and BPCVS (collectively, “BPC”) and the Company (together with the supplemental engagement letter dated June 6, 2012, the “Engagement Letter”). This Opinion is furnished solely for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Merger Agreement and the Consideration in the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without BPCVS’ express consent. This opinion may not be reproduced, disseminated, quoted or referred to at any time without our prior written consent, except that a copy of the opinion may be reproduced in full and otherwise referred to in the Company’s proxy statement and related filings describing the Transaction; provided, however, that all references to us or our opinion in any such document and the description of our opinion therein shall be subject to our prior approval.

BPCVS has acted as financial advisor to the Company and will receive a fee for its services in connection with this Opinion. The Company has also agreed to reimburse certain of BPCVS’s expenses arising out of its engagement. No portion of BPCVS’s fee in respect of this Opinion is contingent upon either the conclusion expressed in this Opinion or whether or not the Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of BPCVS’s fee in respect of this Opinion is payable upon BPCVS’ stating to the Company that it is prepared to deliver its Opinion. Additionally, pursuant to the terms of the Engagement Letter, the Company has agreed to indemnify BPCVS from certain liabilities arising from this engagement and the delivery of this fairness opinion.

Pursuant to the terms of the Engagement Letter, Bryant Park Capital Securities, Inc. (“BPC Securities”), an affiliate of BPCVS, has also acted as financial advisor to the Company in connection with the Transaction and will receive a fee for its services (excluding the services of BPCVS in connection with this Opinion), a significant portion of which is contingent upon consummation of the Transaction. Additionally, the Company has agreed to reimburse certain of the expenses of BPC Securities arising out of its engagement and to indemnify BPC Securities from certain liabilities arising from this engagement.

Other than this engagement, during the two years preceding the date of this Opinion, neither BPCVS nor BPC Securities has had any material relationship with any party to the Transaction for which compensation, which may present a conflict or affect its independence, has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of the Company Common Stock in connection with the Transaction.

The issuance of this opinion was approved by an authorized Fairness Opinion Review Committee of BPCVS.

Very truly yours,

/s/ Bryant Park Capital Valuation Services LLC

Bryant Park Capital Valuation Services LLC

Annex C

VOTING AGREEMENT

VOTING AGREEMENT, dated as of August 6, 2012 (this “Agreement”), by and among THD At-Home Services, Inc., a Delaware corporation (“Parent”) and the Persons named on Schedule 1 hereto (each a “Stockholder” and collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, U.S. Home Systems, Inc., a Delaware corporation (the “Company”), and Umpire Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each issued and outstanding share of the common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration specified therein.

WHEREAS, as of the date hereof, each of the Stockholders is the beneficial owner of such Stockholder’s Existing Shares (as defined herein).

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein);

WHEREAS, the Company Board has approved the Merger Agreement and the transactions contemplated thereby, and has approved the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by each of the Stockholders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized and other defined terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Action” means any suit, claim, action, arbitration, known investigation of a Governmental Entity, or alternative dispute resolution action or any other judicial, administrative or arbitral proceeding.

“Affiliate” means, with respect to any Person, any other Person that is, directly or indirectly, controlling, controlled by or under common control with, such Person; provided that the Company shall not be deemed an Affiliate of any Stockholder.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Shares” of a Stockholder (and each Stockholder’s “Covered Shares”) means the specified Stockholder’s Existing Shares, together with any shares of Company Common Stock or other voting capital stock of the Company and any shares of the Company Common Stock or other stock of the Company issuable upon the conversion, exercise or exchange of securities that are convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that such specified Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means all transfer and voting restrictions, liens, security interests, mortgages, pledges, hypothecations, easements, covenants, declarations, conditions and restrictions, defects in or clouds on title and other encumbrances of every kind and nature (including options, preemptive right, rights of first negotiation and rights of first refusal), whether arising by agreement, operation of Law or otherwise. The term “Encumber” shall have a correlative meaning.

“Existing Shares” of a Stockholder (and a Stockholder’s “Existing Shares”) means the shares of Company Common Stock that are Beneficially Owned by the specified Stockholder as of the date hereof, as set forth opposite such Stockholder’s name on Schedule 1 hereto.

“Expiration Date” shall mean the date on which this Agreement shall terminate in accordance with its terms.

“Permitted Transfer” means a Transfer of Covered Shares by a Stockholder (a) to an Affiliate of such Stockholder, provided that, such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer, (b) to any member of the Stockholder’s immediate family or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family, in each case for estate planning purposes, or (c) by will or intestacy; provided, in each case, that prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Stockholder shall have made hereunder.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity.

“Transfer” means, directly or indirectly, to sell, transfer, assign, Encumber, or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, Encumbrance or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1 Agreement to Vote.

(a) Each Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Special Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to count as present, vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company Charter and Company Bylaws) covering, all of such Stockholder’s Covered Shares (a) in favor of the adoption and approval of the Merger Agreement and approve the Merger and other transactions contemplated by the Merger Agreement and any action reasonably requested by the Parent in furtherance of the foregoing, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone any meeting of the Company Stockholders at which any of the foregoing matters are submitted for consideration and vote of the Company Stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (b) against any action or agreement that would result in any of the conditions contained in ARTICLE VII of the Merger Agreement not being fulfilled or satisfied; and (c) against any Acquisition Proposal or any agreement related thereto and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the Transactions or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of such Stockholder’s obligations under this Agreement or to dilute in any material respect the benefits to Parent of the Merger and the other Transactions, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries (other than the Merger); (y) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; or (z) any change in the present capitalization of the Company or any amendment or other change to the Company Charter or Company Bylaws.

(b) Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of the DGCL) in connection with the Merger.

(c) Unless this Agreement has been terminated in accordance with its terms, the obligations of such Stockholder specified in Section 2.1(a) shall apply whether or not the Merger or any action described above is recommended by the Company Board (or any committee thereof).

2.2 No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy (except pursuant to Section 2.3), consent or power of attorney with respect to the Covered Shares of such Stockholder that is inconsistent with, or that would have any adverse effect on its ability to meet, its obligations hereunder and (c) has not taken and shall not take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect as of any time when this Agreement remains in effect or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement. Each Stockholder hereby represents that all proxies, powers of attorney, instructions or other requests given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and the Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Covered Shares.

2.3 Proxy. Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Carol B. Tomé, the Vice President and Treasurer of Parent, Teresa Wynn Roseborough, the Vice President and Secretary of Parent, and L. Briley Brisendine, Jr., Assistant Secretary of Parent, and any individual who shall hereafter succeed any such persons, and any other Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote or execute written consents with respect to the Covered Shares of such Stockholder in accordance with Section 2.1(a)(ii) prior to the Expiration Date at any annual or special meetings of stockholders of the Company (or adjournments thereof) at which any of the matters described in Section 2.1(a) is to be considered; provided however, that such Stockholder’s grant of the proxy contemplated by this Section 2.3 shall be effective if, and only if, such Stockholder has not delivered to the Secretary of the Company at least ten (10) Business Days prior to the meeting at which any of the matters described in Section 2.1 is to be considered a duly executed proxy card previously approved by Parent, and that may only be revoked as of the Expiration Date, directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.1(a). This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the Expiration Date, at which time any such proxy shall terminate. Each Stockholder (solely in its capacity as such) shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Parent may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Each Stockholder. Each Stockholder (severally and not jointly) hereby represents and warrants to Parent as follows:

(a) Authorization; Validity of Agreement; Necessary Action. To the extent such Stockholder is not an individual, such Stockholder is a general partnership, limited partnership, limited liability company or trust, as applicable, duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Ownership. Such Stockholder’s Existing Shares are, and all of the Covered Shares owned by such Stockholder from the date hereof through and on the Expiration Date will be, Beneficially Owned and/or owned of record by such Stockholder. Such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Encumbrances, voting trusts or voting agreements other than pursuant to this Agreement under applicable federal or state securities laws or pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by such Stockholder. Such Stockholder has and will have at all times through the Expiration Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by such Stockholder at all times through the Expiration Date.

(c) No Violation. The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to such Stockholder or by which any of its assets or properties is bound or any of the organizational documents of such Stockholder, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder and/or any of its assets or properties is bound, except for any of the foregoing as would not impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports with the SEC.

(e) Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

(g) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

3.2 Representations and Warranties of Parent.

Parent hereby represents and warrants to each Stockholder that Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, constitutes a legal, valid and binding agreement of Parent, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE IV

OTHER COVENANTS

4.1 Prohibition on Transfers; Other Actions. Until the Expiration Date, each Stockholder agrees that it shall not, except in accordance with the terms of the Merger Agreement or the Transactions, (a) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer; (b) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (c) take any action that could restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this Section 4.1 shall be void ab initio. Each Stockholder hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder’s Covered Shares unless such transfer is made in compliance with this Agreement.

4.2 Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares are changed or exchanged or which are received in such transaction.

4.3 No Solicitation; Support of Acquisition Proposals.

(a) Except as expressly permitted by the Merger Agreement, prior to the Expiration Date, each Stockholder agrees that it shall not, and shall cause each of its Affiliates and Representatives not to, directly or indirectly through another Person (i) initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to result in, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding an Acquisition Proposal, or provide any information or data to any Person relating to the Company or any of its Subsidiaries, or afford to any Person access to the business, properties, assets or personnel of the Company or any of its Subsidiaries in connection with, or otherwise cooperate with any Person with respect to, an Acquisition Proposal, or (iii) enter into any agreement with respect to an Acquisition Proposal. Each Stockholder shall, and shall cause its Affiliates and its or their respective Representatives to immediately cease all discussions and negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal. Without limiting the generality of the foregoing, it is understood that any violation of the restrictions set forth in this Section 4.3 by any of the Stockholder’s Affiliates or Representatives shall be deemed to be a breach of this Section 4.3 by such Stockholder.

(b) For the purposes of this Section 4.3, the Company shall be deemed not to be an Affiliate or Subsidiary of any Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of any Stockholder or any Affiliate thereof.

4.4 Notice of Acquisitions. Each Stockholder agrees to notify Parent as promptly as practicable (and in any event within 24 hours after receipt) orally and in writing of the number of any additional shares of Company Common Stock or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof.

4.5 Further Assurances. From time to time until the Expiration Date, at Parent’s reasonable request and without further consideration, each Stockholder agrees to cooperate with Parent in making all filings and obtaining all consents of Governmental Entities and third parties and to execute and deliver such additional documents and take all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement. Without limiting the foregoing, each Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1 Termination. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms or (c) the mutual written agreement of the Stockholders and Parent. Notwithstanding the foregoing, the provisions of this ARTICLE V shall survive any termination of this Agreement without regard to any temporal limitation. Neither the provisions of this Section 5.1 nor the termination of this Agreement shall relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration with respect to a breach of this Agreement. Nothing in the Merger Agreement shall relieve any Stockholder from any liability arising out of or in connection with a breach of this Agreement. In particular, without limitation, the liability of the Stockholder for damages and losses suffered by Parent as a consequence of any breach by such Stockholder shall not be extinguished by the payment or the coming due of any amount pursuant to Section 8.2 of the Merger Agreement.

5.2 No Ownership Interest. Each Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to such Stockholder’s Covered Shares. All rights and all ownership and economic benefits of and relating to a Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder. Without limiting the generality of the previous sentence, each Stockholder shall be entitled to receive any cash dividend paid by the Company with respect to such Stockholder’s Covered Shares during the term of this Agreement. Nothing in this Agreement shall be interpreted as (i) obligating any Stockholder to exercise or convert any warrants, options or convertible securities or otherwise to acquire Company Common Stock or (ii) creating or forming a “group” with any other Person, including Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law.

5.3 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed facsimile or electronic transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

(a) if to Parent to:

THD At-Home Services, Inc.

c/o The Home Depot, Inc.

Building C-20

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

Telephone: (770) 384-5724

Facsimile: (770) 384-5824

Email: Briley_Brisendine@homedepot.com

Attention: Deputy General Counsel — Corporate Services & Store Operations

with a copy to:

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, Georgia 30309-3521

Telephone: (404) 572-4875

Facsimile: (404) 572-5133

E-mail: calsmith@kslaw.com

Attention: Cal Smith

(b)       if to a Stockholder, to the address set forth on the applicable signature block.

with a copy to:

U.S. Home Systems, Inc.

2951 Kinwest Parkway

Irving, Texas 75063

Telephone: (214) 488-6324

Facsimile: (214) 614-4775

Email: RGoodner@ushomesystems.com

Attention: General Counsel

Jackson Walker L.L.P.

Bank of America Plaza

901 Main Street, Suite 6000

Dallas, Texas 75202

Telephone: (214) 953-5801

Facsimile: (214) 661-6688

Email: jryan@jw.com

Email: afrutos@jw.com

Attention: James S. Ryan III and Alex Frutos

or to such other address, facsimile number or E-mail for a party as shall be specified in a notice given in accordance with this section; provided that any notice received by facsimile or electronic transmission or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided further that notice of any change to the address or any of the other details specified in or pursuant to this Section 5.3 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 5.3. Nothing in this Section 5.3 shall be deemed to constitute consent to the manner or address for service of process in connection with any Legal Proceeding, including litigation arising out of or in connection with this Agreement.

5.4 Interpretation; Definitions. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply: (a) “either” and “or” are not exclusive and “include,” “includes” and “including” are not limiting and shall be deemed to be followed by the words “without limitation;” (b) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole, and not to any particular provision; (c) “date hereof” refers to the date set forth in the initial caption of this Agreement; (d) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if;” (e) descriptive headings, the table of defined terms and the table of contents are inserted for convenience only and do not affect in any way the meaning or interpretation hereof; (f) definitions are applicable to the singular as well as the plural forms of such terms; (g) pronouns shall include the corresponding masculine, feminine or neuter forms; (h) references to a Person are also to such Person’s permitted successors and assigns; and (i) references to an “Article,” or “Section,” or “Schedule” refer to an Article or Section of or Schedule to this Agreement. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5.5 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile or “PDF” transmission.

5.6 Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

5.7 Governing Law; Jurisdiction and Venue; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if no such state court has proper jurisdiction, the U.S. District Court for the District of Delaware, and any appellate court from any court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, if no such state court has proper jurisdiction, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware state or Federal court. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 5.7 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 5.3. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method. PARENT AND EACH OF THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

5.8 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and each Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties.

5.9 Remedies. The parties hereto agree that (i) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached, and (ii) the parties will be entitled to specific performance of the terms hereof in addition to any other remedy to which such party is entitled at law or in equity. Accordingly, (i) Parent shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement by any Stockholder and to enforce specifically the terms and provisions of this Agreement and (ii) each Stockholder shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. For the avoidance of doubt, any party hereto may contemporaneously commence an action for specific performance and seek any other form of remedy at law or in equity that may be available for breach under this Agreement or otherwise in connection with this Agreement or the transactions contemplated hereby (including monetary damages). The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

5.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

5.11 Successors and Assigns; Third Party Beneficiaries. Except in connection with a Permitted Transfer, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto except that Parent may assign, in its sole discretion, any or all of its rights, interest and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Parent. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.12 Action by Stockholder Capacity Only. The obligations of the Stockholders hereunder are several, and not joint or joint and several. Parent acknowledges that each Stockholder has entered into this Agreement solely in its capacity as the record and/or beneficial owner of such Stockholder’s Covered Shares (and not in any other capacity, including without limitation, any capacity as a director or officer of the Company). Nothing herein shall (a) limit or affect any actions taken by such Stockholder or its Affiliates or designees, or require such Stockholder or its Affiliates or designees to take any action, in each case, in its or his capacity as a director or officer of the Company (including exercising rights of the Company or the Company Board under the Merger Agreement), and any actions taken, or failure to take any actions, by it or him in such capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement or (b) be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

PARENT:

THD AT-HOME SERVICES, INC.

By:	/s/ Carol B. Tomé
Name: Carol B. Tomé Title: Vice President and Treasurer

[Signature Page to Voting Agreement]

STOCKHOLDERS:

About Face Limited

By:	GP About Face Ltd., its General Partner

By:	GP About Face Ltd., Inc., its General Partner

By:	/s/ Murray H. Gross
Name: Murray H. Gross Title: President

Address for notices:

Murray H. Gross 4490 Live Oak Blvd Delray Beach, FL 33445 Tel: (561) 496.1169 Fax: (561) 496.5322 Email: mgross3342@aol.com

BLG Partners, Ltd.

By:	/s/ Murray H. Gross
Name: Murray H. Gross Title: Managing Partner

Address for notices:

Murray H. Gross 4490 Live Oak Blvd Delray Beach, FL 33445 Tel: (561) 496.1169 Fax: (561) 496.5322 Email: mgross3342@aol.com

[Signature Page to Voting Agreement]

/s/ Murray H. Gross
Murray H. Gross, individually

Address for notices:

Murray H. Gross 4490 Live Oak Blvd Delray Beach, FL 33445 Tel: (561) 496.1169 Fax: (561) 496.5322 Email: mgross3342@aol.com

[Signature Page to Voting Agreement]

SSTCJ LLC

By:	/s/ Steven L. Gross
Name: Steven L. Gross Title: Manager

Address for notices:

Steven L. Gross 21485 Halstead Dr. Boca Raton, FL 33428 Tel: (561) 400-8097 Fax: (214) 614-4775 Email: sgross@ushomesystems.com

/s/ Steven L. Gross
Steven L. Gross, individually

Address for notices:

Steven L. Gross 21485 Halstead Dr. Boca Raton, FL 33428 Tel: (561) 400-8097 Fax: (214) 614-4775 Email: sgross@ushomesystems.com

[Signature Page to Voting Agreement]

/s/ Robert A. DeFronzo
Robert A. DeFronzo, individually

Address for notices:

Robert A. DeFronzo 3505 Windsor Forest Drive Grapevine, TX 76051 Tel: (214) 587-7953 Fax: (214) 614-4775 Email: gdefronzo@ushomesystems.com

[Signature Page to Voting Agreement]

/s/ Richard B. Goodner
Richard B. Goodner, individually

Address for notices:

Richard B. Goodner 6608 Emerald Drive Colleyville, Texas 76034 Tel: (214) 587-0653 Fax: (214) 614-4775 Email:rgoodner@ushomesystems.com

[Signature Page to Voting Agreement]

Union Hill Investments

By:	/s/ Don A. Buchholz
Name: Don A. Buchholz Title: Managing Partner

Address for notices:

Don A. Buchholz
7712 Glenshannon Circle
Dallas, TX 75225
Tel: (214) 739.3945
Fax: (214) 739.3954
Email: donb@bigdallas.net

Union Hill Property Company Ltd.

By: Chickadee Partners, its General Partner

By:	/s/ Don A. Buchholz
Name: Don A. Buchholz Title: Partner

Address for notices:

Don A. Buchholz
7712 Glenshannon Circle
Dallas, TX 75225
Tel: (214) 739.3945
Fax: (214) 739.3954
Email: donb@bigdallas.net

[Signature Page to Voting Agreement]

/s/ Don A. Buchholz
Don A. Buchholz, individually

Address for notices:

Don A. Buchholz
7712 Glenshannon Circle

Dallas, TX 75225
Tel: (214) 739.3945
Fax: (214) 739.3954
Email: donb@bigdallas.net

[Signature Page to Voting Agreement]

/s/ Larry A. Jobe
Larry A. Jobe, individually

Address for notices:

Larry A. Jobe
6 Glenkirk Circle
Dallas, TX 75225
Tel: (214) 369.3583
Fax: (214) 369. 3584
Email: ljobe@legaljobnet.com

[Signature Page to Voting Agreement]

Estate of Shirley Murphy Trust

By:	/s/ Kenneth W. Murphy
Kenneth W. Murphy, its Trustee

Address for notices:

Kenneth W. Murphy
3401 Lee Parkway, #2101
Dallas, TX 75219
Tel: (214) 219.3536
Fax: (214) 520.7338
Email: murphyk@kwmstables.com

By:	/s/ Kenneth W. Murphy
Kenneth W. Murphy, individually

Address for notices:

Kenneth W. Murphy
3401 Lee Parkway, #2101
Dallas, TX 75219
Tel: (214) 219.3536
Fax: (214) 520.7338
Email: murphyk@kwmstables.com

[Signature Page to Voting Agreement]

By:	/s/ Richard W. Griner
Richard W. Griner, individually

Address for notices:

Richard W. Griner
1007 Spring Lake Drive
Duncanville, TX 75137
Tel: (972) 296.3208
Fax: (972) 709.3191
Email: dickgriner@att.net

[Signature Page to Voting Agreement]

SCHEDULE 1

OWNERSHIP OF EXISTING SHARES

Beneficial Owner	Class	Number of Existing Shares[1]
/s/ Murray H. Gross
Murray H. Gross (includes 314,493 shares held by About Face Limited and 180,690 shares held by BLG Partners, Ltd.)	Company Common Stock	528,450

/s/ Steven L. Gross
Steven L. Gross (includes 161,015 shares held by SSTCJ LLC)	Company Common Stock	167,098

/s/ Robert A. DeFronzo
Robert A. DeFronzo	Company Common Stock	67,269

/s/ Richard B. Goodner
Richard B. Goodner	Company Common Stock	37,626

/s/ Don A. Buchholz
Don A. Buchholz (includes 50,000 shares held by Union Hill Investments and 77,000 shares held by Union Hill Property Company Ltd.)	Company Common Stock	162,710

/s/ Larry A. Jobe
Larry A. Jobe	Company Common Stock	74,684

/s/ Kenneth W. Murphy
Kenneth W. Murphy (includes 2,000 shares held by Estate of Shirley Murphy Trust)	Company Common Stock	55,301

/s/ Richard W. Griner
Richard W. Griner	Company Common Stock	32,075

[1]	Includes shares of Company Common Stock which may be acquired within 60 days of the date hereof pursuant to Company Stock Options.

[Signature Page to Voting Agreement]

ANNEX D

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words ‘depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

	VOTE BY INTERNET	WWW.FIRSTCOASTRESULTS.COM/USHOME

U.S. Home Systems, Inc. 2951 Kinwest Parkway Irving, TX 75063	Visit the Internet voting Website at http://www.firstcoastresults.com/ushome. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on October 25, 2012.

	VOTE BY TELEPHONE	1-800-301-6490

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-301-6490, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 11:59 p.m. (EDT) on October 25, 2012.

VOTE BY MAIL

Simply sign and date your proxy card and return it in the postage-paid envelope to First Coast Results Inc./Independent Tabulator, P.O. Box 3672, Ponte Vedra Beach, FL 32004-9911. If you are voting by telephone or the Internet, please do not mail your proxy card.

Vote by Internet	Vote By Telephone	Vote by Mail
Access the Website and submit your proxy: www.firstcoastresults.com/ushome	Call Toll-Free using a touch-tone telephone: 1-800-301-6490	Sign and return your proxy in the postage-paid envelope provided.

THE PROXY STATEMENT, AS WELL AS OTHER PROXY MATERIALS DISTRIBUTED BY U.S. HOME SYSTEMS, INC., ARE AVAILABLE FREE OF CHARGE ONLINE AT www.dfking.com/ushome

Control Number

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3 BELOW.

		FOR	AGAINST	ABSTAIN

1.	To adopt the Agreement and Plan of Merger, dated as of August 6, 2012, by and among THD At-Home Services, Inc., a Delaware corporation, Umpire Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of THD At-Home Services, Inc., U.S. Home Systems, Inc., as it may be amended from time to time.	❑	❑	❑

2.	To approve on a non-binding, advisory basis, the “golden parachute” compensation that may be paid or become payable to U.S. Home Systems, Inc.’s named executive officers in connection with the consummation of the merger.	❑	❑	❑

3.	To approve any motion to adjourn the Special Meeting to a later date or time, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of such adjournment to adopt the merger agreement.	❑	❑	❑

4.	To transact any and all other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

Shareholder Sign Here	Date

Shareholder (Joint Owner) Sign Here	Date

Please sign exactly as your name(s) appear on this proxy. When Shares are held jointly, each holder should sign. When signing as Executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

U.S. HOME SYSTEMS, INC.

SPECIAL MEETING OF STOCKHOLDERS

MARK, SIGN, DATE AND RETURN YOUR PROXY TODAY,

UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN

THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET OR TELEPHONE, MUST BE RECEIVED

NO LATER THAN 11:59 P.M., EDT, ON OCTOBER 25, 2012, TO BE INCLUDED IN THE VOTING RESULTS.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH ALONG THE PERFORATION,

MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION USING THE ENCLOSED ENVELOPE.

PROXY CARD	U.S. HOME SYSTEMS, INC.	PROXY CARD
Special Meeting of Stockholders
October 26, 2012 10:00 A.M. local time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Murray H. Gross and Robert A. DeFronzo and each of them singly, with or without the other, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of U.S. Home Systems, Inc. to be held at the offices of U.S. Home Systems, Inc., located at 2951 Kinwest Parkway, Irving, Texas 75063, on October 26, 2012, at 10:00 a.m., local time, and all adjournments and postponements thereof. This proxy revokes any prior proxies given in connection with the Special Meeting of Stockholders.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT, FOR PROPOSAL 2, AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)